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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Investment Technology Group, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

December 14, 2018

Dear Fellow Stockholder:

        On November 6, 2018, Investment Technology Group, Inc. (which we refer to as the "Company" or "ITG") and Virtu Financial, Inc. (which we refer to as "Virtu") entered into an Agreement and Plan of Merger (which we refer to as the "merger agreement"). Subject to the terms and conditions of the merger agreement, Virtu will acquire the Company in an all-cash transaction for $30.30 per share of outstanding Company common stock. Pursuant to the merger agreement, Impala Merger Sub, Inc. (which we refer to as "Merger Sub"), an indirect wholly owned subsidiary of Virtu, will merge with and into the Company (which we refer to as the "merger"), with the Company surviving the merger as an indirect wholly owned subsidiary of Virtu.

        In the merger, each share of the Company's common stock, par value $0.01 per share (which we refer to as the "Company common stock" and holders of which we refer to as "Company stockholders"), issued and outstanding immediately prior to the effective time of the merger (except for specified shares of Company common stock held by the Company or owned by Virtu or Merger Sub and shares of Company common stock held by stockholders who properly exercise dissenters' rights) will be automatically converted into the right to receive $30.30 in cash without interest (which we refer to as the "merger consideration"). The merger consideration represents a premium of approximately 41% over the Company's average closing share price on the New York Stock Exchange (which we refer to as the "NYSE") of $21.55 in the 30 calendar days prior to news reports of a potential sale of the Company on October 4, 2018. On December 13, 2018, the most recent practicable date before this proxy statement was mailed to Company stockholders, the closing price for Company common stock on the NYSE was $30.06 per share. We urge you to obtain current market quotations for Investment Technology Group, Inc. (trading symbol "ITG").

        The Company will hold a special meeting of its stockholders (which we refer to as the "special meeting") in connection with the merger. Company stockholders will be asked to vote to adopt the merger agreement and approve related matters, as described in the attached proxy statement. Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Company common stock entitled to vote on such question.

        The special meeting will be held on January 24, 2019, at 1:00 p.m., New York City time. You will be able to attend the special meeting and vote during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/ITG2019SM and inputting your unique, 16-digit control number included on your proxy card.

        Your vote is very important. To ensure your representation at the special meeting, please complete and return the enclosed proxy card or submit your proxy by telephone or through the Internet. Please vote promptly whether or not you expect to attend the special meeting. Submitting a proxy now will not prevent you from being able to vote at the special meeting.

        The board of directors of the Company has determined that the merger agreement and the merger are fair to and in the best interests of the Company and its stockholders and has unanimously approved the merger agreement and the merger and declared it advisable that the Company enter into the merger agreement. The board of directors of the Company unanimously recommends that Company stockholders vote "FOR" the adoption of the merger agreement and "FOR" the other matters to be considered at the special meeting.

        The accompanying proxy statement provides detailed information about the special meeting, the merger, the merger agreement, the documents related to the merger and other related matters. Please carefully read the entire proxy statement for discussions of the risks relating to the proposed merger. You can also obtain information about the Company from documents that the Company has filed with the Securities and Exchange Commission.

        On behalf of the board of directors of the Company, thank you for your cooperation and continued support of the Company.

        Sincerely,

Francis J. Troise	Minder Cheng
Director, Chief Executive Officer and President	Chairman of the Board

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger, passed upon the merits or fairness of the merger agreement or the transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

        The date of this proxy statement is December 14, 2018 and it is first being mailed to the Company's stockholders on or about December 14, 2018.

Investment Technology Group, Inc.
One Liberty Plaza
165 Broadway, 5th Floor
New York, New York 10006

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on January 24, 2019

        NOTICE IS HEREBY GIVEN that Investment Technology Group, Inc., a Delaware corporation (which we refer to as the "Company" or "ITG"), will hold a special meeting of holders of common stock of the Company (which we refer to as "Company common stock" and holders of which we refer to as "Company stockholders") on January 24, 2019, at 1:00 p.m., New York City time (which we refer to as the "special meeting") to consider and vote upon the following matters:

  1.
  A proposal to adopt the Agreement and Plan of Merger, dated as of November 6, 2018, by and among the Company, Virtu Financial, Inc. (which we refer to as "Virtu") and Impala Merger Sub, Inc. (which we refer to as "Merger Sub"), as such agreement may be amended from time to time (which we refer to as the "merger agreement"), a copy of which is attached as Annex A (which we refer to as the "merger proposal");

  2.
  A proposal to approve, on a non-binding, advisory basis, the compensation that certain executive officers of the Company may receive in connection with the merger pursuant to agreements or arrangements with the Company (which we refer to as the "compensation proposal"); and

  3.
  A proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal (which we refer to as the "adjournment proposal").

You may attend the special meeting virtually via the Internet at www.virtualshareholdermeeting.com/ITG2019SM where you will be able to vote electronically during the special meeting by inputting your unique, 16-digit control number included on your proxy card.

        The board of directors of the Company has fixed the close of business on December 6, 2018 as the record date for the special meeting. Only Company stockholders of record at that time are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. Approval of the merger proposal requires the affirmative vote of holders of a majority of the issued and outstanding shares of Company common stock. Approval of each of the compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock present or represented by proxy at the special meeting.

        The board of directors of the Company has determined that the merger agreement and the merger are fair to and in the best interests of the Company and its stockholders and has unanimously approved the merger agreement and the merger and declared it advisable that the Company enter into the merger agreement. The board of directors of the Company unanimously recommends that Company stockholders vote "FOR" the merger proposal, "FOR" the compensation proposal and "FOR" the adjournment proposal.

        Your vote is very important.    We cannot complete the merger unless Company stockholders approve the merger proposal.

        Each copy of the proxy statement mailed to Company stockholders is accompanied by a form of proxy card with instructions for voting. Regardless of whether you plan to attend the special meeting, please vote as soon as possible by accessing the Internet site listed on the proxy card, voting telephonically using the phone number listed on the proxy card or submitting your proxy card by mail. If you hold stock in your name as a stockholder of record and are voting by mail, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope. This will not prevent you from voting at the special meeting, but it will help to secure a quorum and avoid added solicitation costs. Any holder of record of Company common stock who is present at the special meeting may vote at the special meeting instead of by proxy, thereby canceling any previous proxy. In any event, a proxy may be revoked at any time before the special meeting in the manner described in the accompanying proxy statement. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the enclosed proxy card instructions. If you hold your stock in "street name" through a bank, broker or other holder of record, please follow the instructions on the voting instruction card furnished by the record holder.

        Under Delaware law, Company stockholders who do not vote in favor of the approval of the merger proposal will have the right to seek appraisal of the fair value of their shares of Company common stock as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger proposal and comply with the other procedures set forth in Section 262 of the General Corporation Law of the State of Delaware (which we refer to as the "DGCL"), the text of which can be found in Annex C to the accompanying proxy statement and the requirements of which section are incorporated in this notice by reference and summarized in the accompanying proxy statement. Company stockholders who do not vote in favor of the merger proposal, who submit a written demand for such an appraisal prior to the vote on the merger proposal and who comply with the other procedures set forth in Section 262 of the DGCL will not receive the merger consideration.

        The enclosed proxy statement provides a detailed description of the special meeting, the merger, the merger agreement, the documents related to the merger and other related matters. We urge you to read the proxy statement, including any documents incorporated in the proxy statement by reference, and its annexes carefully and in their entirety.

BY ORDER OF THE BOARD OF DIRECTORS

Angélique F. M. DeSanto General Counsel and Corporate Secretary

Date: December 14, 2018

REFERENCES TO ADDITIONAL INFORMATION

        This proxy statement incorporates important business and financial information about the Company from documents filed with the Securities and Exchange Commission (which we refer to as the "SEC") that are not included in or delivered with this proxy statement. You can obtain any of the documents filed with or furnished to the SEC by the Company at no cost from the SEC's website at https://www.sec.gov. You may also request electronic copies of these documents, including documents incorporated by reference into this proxy statement, at no cost by contacting the Company at the following address:

Investment Technology Group, Inc.
One Liberty Plaza
165 Broadway, 5th Floor
New York, New York 10006
Telephone: (212) 588-4000
Attn: Investor Relations

        You will not be charged for any of these documents that you request. Company stockholders requesting documents must do so by January 10, 2019 in order to receive them before the special meeting.

        For additional questions about the merger, assistance in submitting proxies or voting shares of Company common stock or additional copies of the proxy statement or the enclosed proxy card, please contact:

Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Toll Free: (855) 643-5292

        You should rely only on the information contained in, or incorporated by reference into, this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated December 14, 2018, and you should assume that the information in this document is accurate only as of such date.

        This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

        See "Where You Can Find More Information" for more details.

DELISTING AND DEREGISTRATION OF COMPANY COMMON STOCK	73
OTHER MATTERS	73
IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS	73
STOCKHOLDER PROPOSALS	73
WHERE YOU CAN FIND MORE INFORMATION	74

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

        The following are some questions that you may have about the merger and the special meeting and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement because the information in this section does not provide all of the information that might be important to you with respect to the merger or the special meeting. Additional important information is also contained in the documents incorporated by reference into this proxy statement. See "Where You Can Find More Information."

Q:    What is the merger?

A:
Investment Technology Group, Inc. (which we refer to as the "Company" or "ITG"), Virtu Financial, Inc. (which we refer to as "Virtu") and Impala Merger Sub, Inc. (which we refer to as "Merger Sub") entered into an Agreement and Plan of Merger, dated November 6, 2018, as such agreement may be amended from time to time (which we refer to as the "merger agreement"). Under the merger agreement, Merger Sub, an indirect wholly owned subsidiary of Virtu, will merge with and into the Company (which we refer to as the "merger"), so that the Company will be the surviving entity in the merger (which we refer to as the "surviving corporation") and will be an indirect wholly owned subsidiary of Virtu when the merger is completed. A copy of the merger agreement is included in this proxy statement as Annex A.

  The merger cannot be completed unless, among other things, the proposal to adopt the merger agreement is approved by the holders of a majority of the issued and outstanding shares of common stock of the Company (which we refer to as "Company common stock" and holders of which we refer to as "Company stockholders") entitled to vote on such question.

Q:    Why am I receiving this proxy statement?

A:
We are delivering this document to you because it is a proxy statement being used by the board of directors of the Company (which we refer to as the "Company board") to solicit proxies of Company stockholders in connection with the adoption of the merger agreement and related matters.

  The Company has called a special meeting of its stockholders (which we refer to as the "special meeting") to adopt the merger agreement and approve related matters. This document serves as the proxy statement for the special meeting and describes the proposals to be presented at the special meeting.

  This proxy statement contains important information about the merger and the other proposals being voted on at the special meeting. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares of Company common stock voted by proxy without attending the special meeting. Your vote is important and we encourage you to submit your proxy as soon as possible.

Q:    What are Company stockholders being asked to vote on at the special meeting?

A:
The Company is soliciting proxies from Company stockholders with respect to the following proposals:

1.
A proposal to adopt the merger agreement (which we refer to as the "merger proposal");

2.
A proposal to approve, on a non-binding, advisory basis, the compensation that certain executive officers of the Company may receive in connection with the merger pursuant to agreements or arrangements with the Company, as described in "Advisory Vote on Merger-

i

    Related Compensation for the Company's Named Executive Officers" (which we refer to as the "compensation proposal"); and

  3.
  A proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal (which we refer to as the "adjournment proposal").

Q:    What will Company stockholders receive in the merger?

A:
In the merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (which we refer to as the "effective time"), except for specified shares held by the Company or owned by Virtu or Merger Sub and shares of Company common stock held by Company stockholders who properly exercise dissenters' rights, will be converted into the right to receive $30.30 in cash without interest (which we refer to as the "merger consideration").

Q:    How will the merger affect Company equity awards?

A:
The Company equity awards will be affected as follows:

  Stock Options

  •
  At the effective time, each outstanding and unexercised stock option to acquire shares of Company common stock (which we refer to as a "Company stock option") will be converted into an option, with the same terms and conditions as the Company stock option, to acquire a number of shares of Class A common stock, par value $0.00001 per share, of Virtu (which we refer to as "Virtu common stock") equal to the product of (a) the number of shares of Company common stock subject to such Company stock option multiplied by (b) an exchange ratio, the numerator of which is the merger consideration and the denominator of which is the volume-weighted average price per share of Virtu common stock for the ten trading days prior to the effective time (the "exchange ratio") at an exercise price per share equal to the quotient of (x) the exercise price per share of such Company stock option divided by (y) the exchange ratio.

  Restricted Stock Units

  •
  At the effective time, each outstanding award of restricted stock units or deferred stock units with respect to shares of Company common stock (other than awards with performance-based vesting or delivery requirements) (which we refer to as a "Company RSU award") granted on or after January 23, 2017 and not held by a non-employee director, former employee or employee whose employment is being terminated involuntarily without cause immediately following the effective time will be converted into a restricted stock unit award, with the same terms and conditions as the Company RSU award, in respect of a number of shares of Virtu common stock equal to the product of (a) the number of shares of Company common stock subject to such Company RSU award multiplied by (b) the exchange ratio; and

  •
  At the effective time, each outstanding Company RSU award not described in the preceding bullet point will become fully vested at the effective time and converted into the right to receive the merger consideration of $30.30 with respect to each share of Company common stock subject to such Company RSU award, less withholding for applicable taxes.

  Performance Stock Units

  •
  At the effective time, each outstanding award of restricted stock units with respect to shares of Company common stock with performance-based vesting or delivery requirements (which we refer to as a "Company PSU award") granted on or after January 23, 2017 and not held by a non-employee director, former employee or employee whose employment is being terminated involuntarily without cause immediately following the effective time will be converted into a restricted stock unit award, with the same terms and conditions as the Company PSU award (other than the performance-based vesting schedule, which will be converted into a service-based vesting schedule in accordance with the applicable award agreement), in respect of a number of shares of Virtu common stock equal to the product of (a) the number of shares of Company common stock deemed earned thereunder at the effective time (with any performance goals deemed satisfied at the greater of target and actual performance as of the effective time) multiplied by (b) the exchange ratio; and

  •
  At the effective time, each outstanding Company PSU award not described in the preceding bullet point will become fully vested at the effective time and converted into the right to receive the merger consideration with respect to each share of Company common stock deemed earned thereunder at the effective time (with any performance goals deemed satisfied at the greater of target and actual performance as of the effective time), less withholding for applicable taxes.

  Employee Stock Purchase Plan

  •
  Following the execution of the merger agreement, the Company suspended its employee stock purchase plan (which we refer to as the "Company ESPP"), and returned any amounts credited to the accounts of participants in the Company ESPP which have not been used to purchase Company common stock as of such date. The Company ESPP will terminate effective as of immediately prior to the effective time.

Q:    How does the merger consideration compare to the market price of Company common stock?

A:
The merger consideration represents a premium of approximately 41% over the Company's average closing share price on the NYSE of $21.55 in the 30 calendar days prior to news reports of a potential sale of the Company on October 4, 2018. On December 13, 2018, the most recent practicable date before this proxy statement was mailed to Company stockholders, the closing price for Company common stock on the NYSE was $30.06 per share. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares.

Q:    How does the Company board recommend that I vote at the special meeting?

A:
The Company board unanimously recommends that you vote "FOR" the merger proposal, "FOR" the compensation proposal and "FOR" the adjournment proposal.

Q:    Why am I being asked to consider and vote on, by non-binding, advisory vote, the compensation proposal?

A:
Securities and Exchange Commission (which we refer to as the "SEC") rules require the Company to seek a non-binding, advisory vote to approve compensation that will or may become payable by the Company to its named executive officers in connection with the merger.

Q:    When and where is the special meeting?

A:
The special meeting will be a completely virtual meeting which will be conducted solely via live webcast. You may attend the special meeting virtually via the Internet at

  www.virtualshareholdermeeting.com/ITG2019SM where you will be able to vote electronically during the special meeting by inputting your unique, 16-digit control number included on your proxy card.

Q:    What do I need to do now?

A:
After you have carefully read this proxy statement and have decided how you wish to vote your shares of Company common stock, please vote your shares promptly so that your shares are represented and voted at the special meeting. If you hold your shares in your name as a stockholder of record, you can complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope, and we request that you do this as soon as possible. Alternatively, you may vote through the Internet or by telephone. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the enclosed proxy card instructions. If you hold your shares in "street name" through a bank, broker or other holder of record, you must direct the record holder of your shares how to vote in accordance with the instructions you have received from such record holder. A "street name" stockholder who wishes to vote at the special meeting will need to obtain a legal proxy from the institution that holds its shares.

Q:    What constitutes a quorum for the special meeting?

A:
The presence, at the special meeting or by properly executed or otherwise documented proxy, of the holders of a majority of the issued and outstanding shares of Company common stock entitled to vote at such special meeting as of the record date is necessary to constitute a quorum at the special meeting.

  The Company cannot hold the meeting unless a quorum is present. Abstentions will be counted in determining the number of shares present at the meeting solely for the purpose of determining whether a quorum is present.

  We urge you to vote promptly by proxy even if you plan to attend the meeting so that we will know as soon as possible that enough shares will be present for us to hold the meeting.

Q:    What is the vote required to approve each proposal at the special meeting?

A:    Merger Proposal:

  •
  Standard:  Approval of the merger proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Company common stock entitled to vote on such question.

  •
  Effect of abstentions and broker non-votes:  If you fail to vote, mark "ABSTAIN" on your proxy or fail to instruct your bank, broker or other holder of record with respect to the merger proposal, it will have the same effect as a vote "AGAINST" the proposal.

  Compensation Proposal:

  •
  Standard:  Approval of the compensation proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Company common stock present or represented by proxy at the special meeting and entitled to vote on such question.

  •
  Effect of abstentions and broker non-votes:  If you mark "ABSTAIN" on your proxy card, it will have the same effect as a vote "AGAINST" the proposal. If you fail to submit a proxy card or vote at the special meeting, or fail to instruct your bank, broker or other holder of record how to vote with respect to the adjournment proposal, it will have no effect on the proposal.

  Adjournment Proposal:

  •
  Standard:  Whether or not a quorum is present, approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock present or represented by proxy at the special meeting and entitled to vote on such question.

  •
  Effect of abstentions and broker non-votes:  If you mark "ABSTAIN" on your proxy card, it will have the same effect as a vote "AGAINST" the proposal. If you fail to submit a proxy card or vote at the special meeting, or fail to instruct your bank, broker or other holder of record how to vote with respect to the adjournment proposal, it will have no effect on the proposal.

Q:    Why is my vote important?

A:
If you do not vote, it will be more difficult for the Company to obtain the necessary quorum to hold the special meeting. In addition, your failure to submit a proxy or vote at the special meeting, your failure to instruct your bank or broker how to vote or your abstention will have the same effect as a vote "AGAINST" the adoption of the merger agreement.

Q:    If my shares of Company common stock are held in "street name" by my bank, broker or other holder of record, will my bank, broker or other holder of record automatically vote my shares for me?

A:
No. Your bank, broker or other holder of record cannot vote your shares without instructions from you. If your shares are held in "street name" through a bank, broker or other holder of record, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by such record holder. You may not vote shares held in "street name" by returning a proxy card directly to the Company, or by voting at the special meeting, unless you provide a legal proxy, which you must obtain from the record holder of your shares. Further, banks, brokers or other holders of record who hold shares of Company common stock on behalf of their customers may not give a proxy to the Company to vote those shares with respect to any of the proposals without specific instructions from their customers, as banks, brokers and other holders of record do not have discretionary voting power on these matters. Failure to instruct your bank, broker or other holder of record how to vote will have the same effect as a vote "AGAINST" adoption of the merger agreement.

Q:    Can Company stockholders attend the special meeting and vote their shares at the special meeting?

A:
Yes. All Company stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers or other holders of record, are invited to attend the special meeting virtually via the Internet at www.virtualshareholdermeeting.com/ITG2019SM where you will be able to vote electronically during the special meeting by inputting your unique, 16-digit control number included on your proxy card. Stockholders of record of Company common stock will be able to vote electronically at the special meeting. If you are not a stockholder of record (in other words, if your shares are held for you in "street name"), you must obtain a legal proxy, executed in your favor, from the record holder of your shares to be able to vote electronically at the special meeting. Whether or not you plan to attend the special meeting, you are urged to sign, date and return your proxy card, or to vote via the Internet or by telephone, promptly. If you then attend the special meeting and wish to vote your shares at the special meeting, your original proxy may be revoked by voting electronically at the special meeting.

v

Q:    Can I change my vote?

A:
Yes. If you are a stockholder of record of Company common stock, you may change your vote at any time before your shares of Company common stock are voted at the special meeting by: (i) signing and returning a proxy card with a later date that is received no later than January 23, 2019; (ii) attending the special meeting and voting via the Internet at www.virtualshareholdermeeting.com/ITG2019SM by inputting your unique, 16-digit control number included on your proxy card; (iii) voting by telephone or the Internet at a later time before the closing of those voting facilities at 11:59 p.m., New York City time, on January 23, 2019; or (iv) delivering a written revocation letter to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, or Investment Technology Group, Inc., One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006, Attention: Corporate Secretary. If you hold your shares in "street name" through a bank, broker or other holder of record, you should contact your record holder to change your vote.

Q:    Will the Company be required to submit the merger proposal to Company stockholders even if the Company board has withdrawn, modified or qualified its recommendation?

A:
Yes. Unless the merger agreement is terminated before the special meeting, the Company is required to submit the merger proposal to Company stockholders even if the Company board has withdrawn or modified its recommendation.

Q:    Is the merger expected to be taxable to U.S. holders?

A:
Yes. The exchange of shares of Company common stock for cash pursuant to the merger generally will be a taxable transaction to U.S. holders (as defined in "The Merger—Material U.S. Federal Income Tax Consequences of the Merger") for U.S. federal income tax purposes. If you are a U.S. holder and you exchange your shares of Company common stock in the merger for cash, you will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and your adjusted tax basis in such shares.

  Backup withholding may also apply to the cash payments made pursuant to the merger unless the holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You are urged to read "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" for a more detailed discussion of the U.S. federal income tax consequences of the merger. You are also urged to consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

Q:    Are Company stockholders entitled to dissenters' rights?

A:
Yes. Company stockholders are expected to be entitled to dissenters' rights, or appraisal rights, under Section 262 of the General Corporation Law of the State of Delaware (which we refer to as the "DGCL"). For further information, see "Appraisal Rights."

Q:    If I am a Company stockholder, should I send in my stock certificate(s) now?

A:
No. If the merger proposal is approved, after the completion of the merger, you will promptly be sent a letter of transmittal describing how you may exchange your stock certificate(s) or book-entry shares of Company common stock for the merger consideration. If your shares of Company common stock are held in "street name" through a bank, broker or other holder of record, you should contact the record holder of your shares for instructions as to how to effect the surrender of your "street name" shares of Company common stock in exchange for the merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q:    What should I do if I receive more than one set of voting materials?

A:
Company stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold shares of Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a stockholder of record of Company common stock and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this proxy statement to ensure that you vote every share of Company common stock that you own.

Q:    When do you expect the merger to be completed?

A:
The Company currently expects to complete the merger in the first half of 2019. However, the Company cannot assure you of when or if the merger will be completed, and completion is subject to the satisfaction of various conditions that are not within the Company's control. The Company must obtain the approval of Company stockholders to adopt the merger agreement at the special meeting. The Company and Virtu must also obtain certain regulatory approvals and satisfy certain other closing conditions.

Q:    What happens if the merger is not completed?

A:
If the merger is not completed for any reason, Company stockholders will not receive any consideration for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent, public company and the Company common stock will continue to be listed and traded on the NYSE. In addition, under certain circumstances specified in the merger agreement, the Company may be required to pay a termination fee of $33,760,000 or up to $15,000,000 in expense reimbursements to Virtu. See "The Merger Agreement—Termination Fee" for a complete discussion of the circumstances under which a termination fee or reimbursement of expenses would be required to be paid.

Q:    Whom should I call with questions?

A:
If you have any questions concerning the merger or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Company common stock, please contact the Company's proxy solicitor, Alliance Advisors, LLC, at 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003, toll-free at (855) 643-5292.

SUMMARY

        The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents incorporated by reference or otherwise referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in "Where You Can Find More Information."

Parties to the Merger (Page 19)

        The Company is a global financial technology company that helps leading brokers and asset managers improve returns for investors around the world. The Company empowers traders to reduce the end-to-end cost of implementing investments via liquidity, execution, analytics and workflow technology solutions. The Company has offices in Asia Pacific, Europe and North America and offers execution services in more than 50 countries. Shares of Company common stock are listed on the NYSE under the symbol "ITG."

        Virtu is a leading financial firm that leverages cutting edge technology to deliver liquidity to the global markets and innovative, transparent trading solutions to its clients. As a market maker, Virtu provides deep liquidity that helps to create more efficient markets around the world. Virtu's market structure expertise, broad diversification, and execution technology enables Virtu to provide competitive bids and offers in over 25,000 securities, at over 235 venues, in 36 countries worldwide. Shares of Virtu's Class A common stock are listed on the NASDAQ under the symbol "VIRT."

        Merger Sub is a Delaware corporation and an indirect, wholly owned subsidiary of Virtu. Merger Sub was incorporated on November 2, 2018 for the sole purpose of effecting the merger. As of the date of this proxy statement, Merger Sub has not conducted any activities other than those incidental to its incorporation, the execution of the merger agreement and the transactions contemplated by the merger agreement.

The Special Meeting (Page 14)

  Date, Time and Place of the Special Meeting (Page 14)

        The special meeting to vote upon the merger proposal, in addition to the other matters described in this proxy statement, will be held on January 24, 2019, at 1:00 p.m., New York City time. You may attend the special meeting virtually via the Internet at www.virtualshareholdermeeting.com/ITG2019SM where you will be able to vote electronically during the special meeting by inputting your unique, 16-digit control number included on your proxy card.

  Purpose of the Special Meeting (Page 14)

        At the special meeting, Company stockholders will be asked to approve the merger proposal, the compensation proposal and the adjournment proposal.

  Record Date and Quorum (Page 14)

        The Company board has fixed the close of business on December 6, 2018 as the record date for the determination of Company stockholders entitled to notice of, and to vote at, the special meeting. As of the close of business on the record date, there were 33,072,056 shares of Company common stock outstanding, held by approximately 564 holders of record. You will have one vote on each matter properly coming before the special meeting for each share of Company common stock that you owned on the record date.

        Holders of a majority of the shares of Company common stock issued and outstanding and entitled to vote at the special meeting, present at the special meeting or represented by proxy, will constitute a quorum for the transaction of business at the special meeting. All shares of Company common stock present at the special meeting or represented by proxy, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the special meeting.

  Vote Required (Page 15)

        Approval of the merger proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Company common stock entitled to vote on such question. Approval of the compensation proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock present or represented by proxy at the special meeting and entitled to vote on such question. Whether or not a quorum is present, approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock present or represented by proxy at the special meeting and entitled to vote on such question.

        If you mark "ABSTAIN" on your proxy card, it will have the same effect as a vote "AGAINST" the merger proposal, the compensation proposal and the adjournment proposal. If you fail to submit a proxy card or vote at the special meeting, or fail to instruct your bank or broker how to vote, it will have the same effect as a vote "AGAINST" the merger proposal, but will have no effect on the compensation proposal or the adjournment proposal.

  Voting, Proxies and Revocation (Page 15)

        Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote at the special meeting.

        If your Company common stock is held in "street name" through a bank, broker or other holder of record, you should instruct the record holder of your shares on how to vote your Company common stock using the instructions provided by such record holder. "Broker non-votes" are shares held in "street name" by banks, brokers and other holders of record that are present or represented by proxy at the special meeting, but for which the beneficial owner has not provided the record holder with instructions on how to vote on a particular proposal that such record holder does not have discretionary voting power on. Because, under applicable rules, banks, brokers and other holders of record holding shares in "street name" do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of Company common stock held in "street name" does not give voting instructions to the applicable record holder, then those shares will not be counted as present or represented by proxy at the special meeting. As the vote to approve the merger proposal is based on the total number of shares of Company common stock outstanding at the close of business on the record date, if you fail to issue voting instructions to your bank, broker or other holder of record, it will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. Although we do not expect to bring any matters before the meeting other than the three proposals described in this proxy statement, if an additional matter is brought before the meeting and is one on which brokers have discretionary voting authority and you fail to provide instructions to your broker with respect to the compensation proposal or the adjournment proposal, such broker non-votes will be counted for purposes of determining a quorum and have the same effect as a vote "AGAINST" such proposals.

        If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted in accordance with the recommendations of the Company board, which, as of the date of this proxy statement, are "FOR" the merger proposal, "FOR" the compensation proposal and "FOR" the adjournment proposal.

        If you are a stockholder of record of Company common stock, you may change your vote at any time before your shares of Company common stock are voted at the special meeting by: (i) signing and returning a proxy card with a later date that is received no later than January 23, 2019; (ii) attending the special meeting and voting via the Internet at www.virtualshareholdermeeting.com/ITG2019SM; (iii) voting by telephone or the Internet at a later time before the closing of those voting facilities at 11:59 p.m., New York City time, on January 23, 2019; or (iv) delivering a written revocation letter to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, or Investment Technology Group, Inc., One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006, Attention: Corporate Secretary. If you hold your shares in "street name" through a bank, broker or other holder of record, you should contact your record holder to change your vote.

The Merger (Page 20)

        Under the merger agreement, Merger Sub, an indirect wholly owned subsidiary of Virtu, will merge with and into the Company, so that the Company will be the surviving entity in the merger and will be an indirect wholly owned subsidiary of Virtu when the merger is completed.

  Reasons for the Merger; Recommendation of the Company Board of Directors (Page 24)

        After careful consideration of various factors described in "The Merger—Reasons for the Merger; Recommendation of the Company Board of Directors," the Company board has determined that the merger agreement and the merger are fair to and in the best interests of the Company and its stockholders and has unanimously approved the merger agreement and the merger and declared it advisable that the Company enter into the merger agreement.

        The Company board unanimously recommends that Company stockholders vote "FOR" the merger proposal, "FOR" the compensation proposal and "FOR" the adjournment proposal.

  Opinion of Financial Advisor (Page 28 and Annex B)

        Pursuant to an engagement letter, dated November 2, 2018, as amended on November 7, 2018, the Company retained J.P. Morgan Securities LLC (which we refer as "J.P. Morgan") as its financial advisor in connection with the merger.

        At the meeting of the Company board on November 6, 2018, J.P. Morgan rendered its oral opinion to the Company board that, as of such date and based upon the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the merger consideration to be paid to the holders of Company common stock was fair, from a financial point of view, to such holders. J.P. Morgan confirmed its November 6, 2018 oral opinion by delivering its written opinion, dated November 6, 2018, to the Company board that, as of such date, the merger consideration to be paid to the holders of Company common stock was fair, from a financial point of view, to such holders.

        The full text of the written opinion of J.P. Morgan, dated November 6, 2018, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Company stockholders are urged to read the opinion in its entirety. J.P. Morgan's opinion was addressed to the Company board (in its capacity as such) in connection with and for the purposes of its evaluation of the merger, was directed only to the merger consideration to be paid to the holders of

Company common stock and did not address any other aspect of the proposed merger. The opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the merger or any other matter. For a description of the opinion that the Company board received from J.P. Morgan, see "Opinion of the Company's Financial Advisor."

  Financing of the Merger (Page 34)

        Virtu has entered into a debt commitment letter in order to secure the financing it needs to consummate the merger. The obligations of Virtu and Merger Sub to complete the merger are not contingent upon the receipt of any financing.

  Interests of the Company's Directors and Executive Officers in the Merger (Page 35)

        In considering the recommendation of the Company board, the Company's stockholders should be aware that the directors and executive officers of the Company have certain interests in the merger that may be different from, or in addition to, the interests of the Company's stockholders generally. The Company board was aware of these interests and considered them, among other matters, in making its recommendation that the Company's stockholders vote to approve the merger proposal.

        These interests include:

  •
  At the effective time, each Company stock option will be converted into an option of equivalent value to purchase shares of Virtu common stock, and each Company RSU award and Company PSU award that was granted on or after January 23, 2017 and not held by a non-employee director, former employee or employee whose employment is being terminated involuntarily without cause immediately following the effective time will be converted, at the effective time, into a restricted stock unit award of equivalent value in respect of shares of Virtu common stock (with any performance goals subject to a Company PSU award deemed satisfied at the greater of target and actual performance as of the effective time);

  •
  All other Company RSU awards and Company PSU awards will become fully vested as of the effective time and be converted into the right to receive the merger consideration of $30.30 with respect to the number of shares of Company common stock subject to such awards (with any performance goals applicable to a Company PSU award deemed satisfied at the greater of target and actual performance as of the effective time), less withholding for applicable taxes;

  •
  Employment and change in control agreements with the Company's executive officers provide for severance benefits upon a qualifying termination of employment; and

  •
  The Company's directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement.

For a more complete description of these interests, see "The Merger—Interests of the Company's Directors and Executive Officers in the Merger."

  Material U.S. Federal Income Tax Consequences of the Merger (Page 39)

        The exchange of Company common stock for cash pursuant to the merger generally will be a taxable transaction to U.S. holders (as defined in "The Merger—Material U.S. Federal Income Tax Consequences of the Merger") for U.S. federal income tax purposes. Stockholders who are U.S. holders and who exchange their Company common stock in the merger will generally recognize gain or loss in an amount equal to the difference, if any, between the cash payments made pursuant to the merger and their adjusted tax basis in their shares. Backup withholding may also apply to the cash payments made pursuant to the merger unless the holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You are urged to read "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" for a definition of "U.S. holder" and a more detailed discussion of the U.S. federal income tax consequences of the merger. You are also urged to consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

  Regulatory Approvals Required for the Merger (Page 42)

        Completion of the merger is subject to the receipt of the regulatory approval required to complete the transactions contemplated by the merger agreement from the Financial Industry Regulatory Authority, Inc. (which we refer to as "FINRA"), as well as the expiration or termination of any waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the "HSR Act"). Early termination of the applicable pre-merger waiting period under the HSR Act was granted effective November 26, 2018. In addition, the completion of the merger is also conditioned upon the receipt of certain regulatory approvals in the United Kingdom, Canada, Ireland, Singapore and Hong Kong (we refer to the approvals described in this paragraph as the "required governmental approvals").

        Although neither the Company nor Virtu knows of any reason why it cannot obtain the required governmental approvals in a timely manner, the parties cannot be certain when or if they will be obtained.

The Merger Agreement (Page 43 and Annex A)

  Merger Consideration (Page 43)

        In the merger, each share of Company common stock issued and outstanding immediately prior to the effective time, except for specified shares held by the Company or owned by Virtu or Merger Sub and shares of Company common stock held by Company stockholders who properly exercise dissenters' rights, shall be converted into the right to receive $30.30 in cash, without interest.

  Treatment of Company Equity Awards (Page 44)

        Stock Options:    At the effective time, each outstanding and unexercised Company stock option will be converted into an option, with the same terms and conditions as the Company stock option, to acquire a number of shares of Virtu common stock equal to the product of (a) the number of shares of Company common stock subject to such Company stock option multiplied by (b) the exchange ratio at an exercise price per share equal to the quotient of (x) the exercise price per share of such Company stock option divided by (y) the exchange ratio.

        Restricted Stock Units:    At the effective time, each outstanding Company RSU award that was granted on or after January 23, 2017 and is not held by a non-employee director, former employee or employee whose employment is being terminated involuntarily without cause immediately following the effective time will be converted into a restricted stock unit award, with the same terms and conditions as the Company RSU award, in respect of a number of shares of Virtu common stock equal to the product of (a) the number of shares of Company common stock subject to such Company RSU award multiplied by (b) the exchange ratio. Each outstanding Company RSU award not described in the preceding sentence will become fully vested at the effective time and converted into the right to receive the merger consideration of $30.30 with respect to each share of Company common stock subject to such Company RSU award, less withholding for applicable taxes.

        Performance Stock Units:    At the effective time, each outstanding Company PSU award granted on or after January 23, 2017 and not held by a non-employee director, former employee or employee whose employment is being terminated involuntarily without cause immediately following the effective time will be converted into a restricted stock unit award, with the same terms and conditions as the

Company PSU award (other than the performance-based vesting schedule, which will be converted into a service-based vesting schedule in accordance with the applicable award agreement), in respect of a number of shares of Virtu common stock equal to the product of (a) the number of shares of Company common stock deemed earned thereunder at the effective time (with any performance goals deemed satisfied at the greater of target and actual performance as of the effective time) multiplied by (b) the exchange ratio. Each outstanding Company PSU award not described in the preceding sentence will become fully vested at the effective time and converted into the right to receive the merger consideration with respect to each share of Company common stock deemed earned thereunder at the effective time (with any performance goals deemed satisfied at the greater of target and actual performance as of the effective time), less withholding for applicable taxes.

        Company ESPP:    Following the execution of the merger agreement, the Company suspended the Company ESPP and returned any amounts credited to the accounts of participants in the Company ESPP which have not been used to purchase Company common stock as of such date. The Company ESPP will terminate effective as of immediately prior to the effective time.

  Stockholder Meeting and Recommendation of the Company Board of Directors (Page 55)

        The Company has agreed to hold a special meeting as soon as reasonably practicable following the date that this proxy statement is initially filed with the SEC for the purpose of voting upon adoption of the merger agreement and upon other related matters. The Company board has agreed to communicate to the Company stockholders its recommendation (which we refer to as the "Company recommendation") (and include such Company recommendation in this proxy statement) that such stockholders adopt the merger agreement and approve the merger proposal.

        However, prior to the adoption of the merger agreement by the Company stockholders, the Company board may make a Company adverse recommendation change (as defined in "The Merger Agreement—Covenants and Agreements—Stockholder Meeting and Recommendation of the Company Board of Directors") if (i) the Company board is presented with an unsolicited bona fide written takeover proposal and, after consultation with its outside legal and financial advisors, determines that such unsolicited bona fide written takeover proposal constitutes a superior company proposal (as defined in "The Merger Agreement—Agreement Not to Solicit Other Offers"), or (ii) other than in connection with an unsolicited bona fide written takeover proposal, an event, fact, circumstance, development or occurrence that affects the business, assets or operations of the Company that is unknown to the Company board as of the date of the merger agreement and becomes known to the Company board, and in either case of (i) or (ii), the Company board concludes in good faith after consultation with its outside legal counsel that failure to make a Company adverse recommendation change is reasonably likely to violate its fiduciary duties to the Company stockholders, provided that:

  •
  the Company gives Virtu at least five business days' prior written notice of its intention to take such action and certain information about the event or circumstances giving rise to its determination to take such action; and

  •
  the Company board takes into account any changes to the merger agreement committed to in writing by Virtu, which the Company shall negotiate in good faith so that (i) in the event of a superior company proposal, the merger agreement results in a transaction that is no less favorable to the Company stockholders than any superior company proposal in the absence of such changes or (ii) in the event of an unknown intervening event, the Company board would no longer be required to make a Company adverse recommendation change in order not to be reasonably likely to violate its fiduciary duties to the Company stockholders.

        Unless the merger agreement has been terminated in accordance with its terms, the Company is required to hold the special meeting for the purpose of voting upon the merger proposal even if there is a Company adverse recommendation change.

  Agreement Not to Solicit Other Offers (Page 57)

        The Company has agreed that it will not, and will use reasonable best efforts to cause its affiliates and its and their respective officers, directors or employees, agents, affiliates and representatives not to, directly or indirectly:

  •
  solicit or initiate, or knowingly encourage, induce or facilitate (including by way of providing information) any takeover proposal (as defined in "The Merger Agreement—Agreement Not to Solicit Other Offers") or any inquiry or proposal that constitutes or may reasonably be expected to result in a takeover proposal;

  •
  participate in any discussions or negotiations with any person regarding, or furnish to any person any information with respect to, or cooperate in any way with any person (whether or not a person making a takeover proposal) with respect to any takeover proposal or any inquiry or proposal that may reasonably be expected to result in a takeover proposal;

  •
  approve or recommend, or propose to approve or recommend, any takeover proposal;

  •
  approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, memorandum of understanding, merger agreement, asset or share purchase or share exchange agreement, option agreement or other similar agreement related to any takeover proposal;

  •
  enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by, or breach its obligations under, the merger agreement; or

  •
  propose or agree to do any of the foregoing.

        Notwithstanding these restrictions, if the Company board concludes in good faith, after consultation with its outside legal and financial advisors, that an unsolicited bona fide written takeover proposal constitutes or is reasonably likely to result in a superior company proposal, the Company may, prior to the adoption of the merger agreement by the Company stockholders, make available non-public information or data, and participate in negotiations or discussions, with respect to such unsolicited bona fide written takeover proposal, provided that the Company board has concluded in good faith after consultation with its outside legal counsel that failure to take such action would be reasonably likely to result in a violation of its fiduciary duties to the Company stockholders.

  Conditions to Complete the Merger (Page 58)

        The respective obligations of the Company, Virtu and Merger Sub to consummate the merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver of certain customary conditions, including the adoption of the merger agreement by the Company's stockholders, the receipt of the required governmental approvals, the absence of any legal prohibitions preventing the consummation of the merger, the accuracy of the representations and warranties of the other party (subject to customary materiality qualifiers) and compliance by the other party with its obligations under the merger agreement (subject to customary materiality qualifiers).

        Neither the Company nor Virtu can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

  Termination of the Merger Agreement (Page 59)

        The merger agreement can be terminated at any time prior to completion of the merger (whether before or after the adoption of the merger agreement by Company stockholders) in any of the following circumstances:

  •
  by the mutual written consent of Virtu and the Company;

  •
  by either Virtu or the Company if:

  •
  the merger has not been completed on or before July 6, 2019, except that, if the failure of the merger to be consummated by that date is primarily due to the breach by the party seeking to terminate the merger agreement of any representation, warranty, covenant or agreement contained in the merger agreement, such party shall not be permitted to terminate the merger agreement;

  •
  any injunction permanently restrains, enjoins or prohibits or makes illegal the consummation of the merger, and such injunction becomes effective (and final and non-appealable) or any law, statute, rule or regulation becomes enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal consummation of the merger, provided that the terminating party shall have complied in all material respects with its obligations under the merger agreement;

  •
  the Company stockholders fail to adopt the merger agreement at the special meeting or any postponement or adjournment thereof;

  •
  by the Company, (i) if there has been a material breach of any representation, warranty, covenant or agreement on the part of Virtu or Merger Sub contained in the merger agreement, which breach would give rise to the failure of a condition to the Company's obligation to complete the merger and which is not curable or cured within the earlier of thirty (30) days and July 6, 2019, and (ii) the Company is not then in breach of any representation, warranty, covenant or agreement contained in the merger agreement such that it would give rise to the failure of a condition to Virtu's or Merger Sub's obligation to complete the merger;

  •
  by Virtu, (i) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in the merger agreement, which breach would give rise to the failure of a condition to Virtu's obligation to complete the merger and which is not curable or cured within the earlier of thirty (30) days and July 6, 2019, and (ii) Virtu is not then in breach of any representation, warranty, covenant or agreement contained in the merger agreement such that it would give rise to the failure of a condition precedent to the Company's obligation to complete the merger; or

  •
  by Virtu if, prior to obtaining the approval of Company stockholders of the merger proposal:

  •
  the Company board fails to recommend to the Company stockholders that they approve the merger proposal, or effects a Company adverse recommendation change; or

  •
  the Company or the Company board has materially breached its obligations with respect to obtaining stockholder approval or not soliciting other offers in a manner adverse to Virtu.

  Termination Fee (Page 60)

        The Company will pay Virtu a termination fee in the amount of $33,760,000 if the merger agreement is terminated in any of the following circumstances:

  •
  prior to obtaining the approval of Company stockholders of the merger proposal, Virtu terminates the merger agreement because the Company board fails to recommend to the

    Company stockholders that they approve the merger proposal or effects a Company adverse recommendation change;

  •
  prior to obtaining the approval of Company stockholders of the merger proposal, Virtu terminates the merger agreement because the Company or the Company board has materially breached its obligations with respect to obtaining stockholder approval or not soliciting other offers in a manner adverse to Virtu; or

  •
  prior to the special meeting, (i) a Company takeover proposal is publicly made or otherwise communicated or made known to the Company's senior management or the Company board and not withdrawn (and withdrawn publicly if made publicly), (ii) the merger agreement is terminated because (x) the Company stockholders fail to adopt the merger agreement at the special meeting, (y) a material breach of a representation, warranty, covenant or agreement by the Company results in the failure of a condition to Virtu's obligation to complete the merger and Virtu elects not to complete the merger or (z) the merger is not completed by July 6, 2019 and at the time of termination, in the case of (y) or (z), the approval of Company stockholders of the merger proposal has not been obtained, and (iii) within 12 months of the termination of the merger agreement, the Company consummates a transaction (or enters into a definitive agreement to do so) with respect to a takeover proposal, provided that, for purposes of the foregoing, all references in the definition of takeover proposal to "15%" will instead refer to "50%".

        The Company will pay Virtu an amount equal to that required to reimburse Virtu and its affiliates for all of their reasonable documented expenses up to a maximum of $15,000,000 (and which will be credited against any termination fee owed in the event that Virtu would be entitled to both the termination fee and expense reimbursement) if the merger agreement is terminated by Virtu or the Company because the Company stockholder approval is not obtained at the special meeting duly convened.

        Any termination fee that becomes due must be paid by wire transfer of same-day funds (i) under the circumstances described in the first or second bullet point above, on the business day immediately following the date of termination of the merger agreement and (ii) under the circumstances described in the third bullet point above, on the date of the first to occur of the events described in clause (iii) of that bullet point.

  Expenses and Fees (Page 61)

        Unless a specific term of the merger agreement provides for a different arrangement, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such expense, whether or not the merger is consummated, except that expenses incurred in connection with printing and mailing of this proxy statement and in connection with notices or other filings with any governmental authorities under any laws shall be shared equally by Virtu and the Company.

  Specific Performance (Page 61)

        Each of the parties is entitled to specific performance of the terms of the merger agreement, including an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement (including the obligation to consummate the merger) in addition to any other remedy such party is entitled at law or in equity.

Appraisal Rights (Page 62 and Annex C)

        If the merger agreement is adopted by Company stockholders, Company stockholders who do not vote in favor of the adoption of the merger agreement will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL if they properly demand appraisal of their shares and meet certain other conditions and statutory requirements described herein. This means that Company stockholders are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of their shares of Company common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest (unless the Court of Chancery in its discretion determines otherwise for good cause shown) to be paid upon the amount determined by the Court of Chancery to be "fair value" from the effective time through the date of payment of the judgment at a rate of 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment (provided that, if at any time before the entry of judgment in the proceeding the surviving corporation pays to each Company stockholder entitled to appraisal an amount in cash, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court of Chancery, and (2) interest theretofore accrued, unless paid at that time), so long as they comply with the procedures, and subject to the conditions, set forth in Section 262 of the DGCL. For further information, see "Appraisal Rights—Determination of Fair Value."

        Company stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights, due to the complexity of the appraisal process.

        Company stockholders considering seeking appraisal should be aware that the "fair value" of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares. To exercise your appraisal rights, (i) you must submit a written demand for appraisal to the Company before the stockholder vote is taken on the merger proposal at the special meeting; (ii) you must not submit a blank proxy or otherwise vote in favor of the merger proposal; and (iii) you must hold shares of Company common stock of record when you submit your written demand for appraisal and continue to hold them through the effective time of the merger.

        Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in "Appraisal Rights," and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of Company common stock through a bank, broker or other holder of record and you wish to exercise appraisal rights, you should consult with the record holder of your shares to determine the appropriate procedures for the making of a demand for appraisal by such record holder.

Market Price and Dividends (Page 70)

        In the merger, each share of Company common stock issued and outstanding immediately prior to the effective time, except for specified shares held by the Company or owned by Virtu or Merger Sub and shares of Company common stock held by Company stockholders who properly exercise dissenters' rights, shall be converted into the right to receive $30.30 in cash without interest. The merger consideration represents a premium of approximately 41% over the Company's average closing share price on the NYSE of $21.55 in the 30 calendar days prior to news reports of a potential sale of the Company on October 4, 2018.

        On December 13, 2018, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for Company common stock on the NYSE was $30.06 per share. We urge you to obtain current market quotations for Company common stock in connection with voting your shares.

Delisting and Deregistration of Company Common Stock (Page 73)

        If the merger is completed, Company common stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended (which we refer to as the "Exchange Act"), and the Company will no longer file periodic reports with the SEC.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This proxy statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and is intended to be protected by the safe harbor provided therein. We generally identify forward-looking statements, particularly those statements regarding the benefits of the proposed merger between Virtu and the Company, the anticipated timing of the transaction and the products and markets of each company, by terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "would," "could," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," "projects," "strategy," "future," "opportunity," "will likely result" or the negative version of those words or other comparable words. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

        A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this proxy statement, including, but not limited to:

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  the merger may not be completed in a timely manner or at all, which may adversely affect the Company's business and the price of Company common stock;

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  the Company stockholders may fail to approve the merger proposal;

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  required governmental approvals may not be obtained or may not be obtained on the terms expected or on the anticipated schedule;

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  the parties to the merger agreement may fail to satisfy other conditions to the completion of the merger, or may not be able to meet expectations regarding the timing and completion of the merger;

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  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement and the risk that the Company may be required to pay a termination fee of $33,760,000 to Virtu or reimburse up to $15,000,000 of certain expenses in the event that the merger agreement is terminated;

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  the effect of the announcement or pendency of the merger on the Company's business relationships, operating results and business generally;

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  changes in circumstances between the signing of the merger agreement and the completion of the merger, which will not be reflected in the opinion obtained by the Company from its financial advisor;

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  difficulties in maintaining relationships with customers, counterparties and other business partners;

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  general economic or market conditions and the impact of changes in regulation applicable to the Company and to political instability generally;

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  delays or deferments of certain business decisions by our customers, counterparties, and other business partners;

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  the inability to pursue alternative business opportunities or make certain changes to our business because the merger agreement requires us to conduct our business in the ordinary course of business consistent with past practice and not engage in certain kinds of transactions prior to the completion of the merger without obtaining Virtu's consent;

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  the impairment of our ability to attract, retain, and motivate our employees, including key personnel;

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  risks related to diverting management's attention from the Company's ongoing business operations;

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  potential litigation relating to the merger and the costs related thereto;

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  Virtu may fail to obtain the financing it needs to complete the merger; and

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  the amount of the costs, fees, expenses and other charges related to the merger.

        For additional factors that could materially affect our financial results and our business generally, please refer to the Company's filings with the SEC, including but not limited to, the factors, uncertainties and risks described under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." See "Where You Can Find More Information." Neither the Company nor Virtu undertakes any obligation to revise these statements following the date of this communication, except as required by law.

 THE SPECIAL MEETING

        This section contains information for Company stockholders about the special meeting that the Company has called to allow Company stockholders to consider and vote on the merger proposal and other matters. The Company is mailing this proxy statement to you, as a Company stockholder, on or about December 14, 2018. This proxy statement is accompanied by a notice of the special meeting and a form of proxy card that the Company board is soliciting for the Company at the special meeting and at any adjournments or postponements thereof.

Date, Time and Place of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Company board from Company stockholders for use at the special meeting to be held on January 24, 2019, at 1:00 p.m., New York City time, or at any postponement or adjournment thereof. You may attend the special meeting virtually via the Internet at www.virtualshareholdermeeting.com/ITG2019SM where you will be able to vote electronically during the special meeting.

Purpose of the Special Meeting

        At the special meeting, you will be asked to consider and vote upon the following matters:

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  The merger proposal (Proposal 1 on your proxy card);

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  The compensation proposal (Proposal 2 on your proxy card); and

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  The adjournment proposal (Proposal 3 on your proxy card).

Recommendation of the Company Board of Directors

        The Company board has determined that the merger agreement and the merger are fair to and in the best interests of the Company and its stockholders and has unanimously approved the merger agreement and the merger and declared it advisable that the Company enter into the merger agreement. The Company board unanimously recommends that Company stockholders vote "FOR" the merger proposal, "FOR" the compensation proposal and "FOR" the adjournment proposal. See "The Merger—Reasons for the Merger; Recommendation of the Company Board of Directors" for a more detailed discussion of the Company board's recommendation.

Record Date and Quorum

        The Company board has fixed the close of business on December 6, 2018 as the record date for the determination of Company stockholders entitled to notice of, and to vote at, the special meeting. As of the close of business on the record date, there were 33,072,056 shares of Company common stock outstanding and entitled to vote, held by approximately 564 holders of record. You will have one vote on each matter properly coming before the special meeting for each share of Company common stock that you owned on the record date.

        Holders of a majority of the shares of Company common stock issued and outstanding and entitled to vote at the special meeting, present or represented by proxy, will constitute a quorum for the transaction of business at the special meeting. All shares of Company common stock present or represented by proxy, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the special meeting. Because, under applicable rules, banks, brokers and other holders of record holding shares in "street name" do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of Company common stock held in "street name" does not give voting instructions to the record holder of its, his or her shares, then those shares will not be counted as present or represented by proxy at the special meeting if no other proposals are brought before the special meeting.

Vote Required

Merger Proposal

  •
  Standard:  Approval of the merger proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Company common stock entitled to vote on such question.

  •
  Effect of abstentions and broker non-votes:  If you fail to vote, mark "ABSTAIN" on your proxy or fail to instruct your bank, broker or other holder of record with respect to the merger proposal, it will have the same effect as a vote "AGAINST" the proposal.

Compensation Proposal

  •
  Standard:  Approval of the compensation proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock present or represented by proxy at the special meeting and entitled to vote on such question.

  •
  Effect of abstentions and broker non-votes:  If you mark "ABSTAIN" on your proxy card, it will have the same effect as a vote "AGAINST" the proposal. If you fail to submit a proxy card or vote at the special meeting, or fail to instruct your bank, broker or other holder of record how to vote with respect to the adjournment proposal, it will have no effect on the proposal.

Adjournment Proposal

  •
  Standard:  Whether or not a quorum is present, approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock present or represented by proxy at the special meeting and entitled to vote on such question.

  •
  Effect of abstentions and broker non-votes:  If you mark "ABSTAIN" on your proxy card, it will have the same effect as a vote "AGAINST" the proposal. If you fail to submit a proxy card or vote at the special meeting, or fail to instruct your bank, broker or other holder of record how to vote with respect to the adjournment proposal, it will have no effect on the proposal.

Voting, Proxies and Revocation

Attending the Special Meeting

        All Company stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers or other holders of record, are invited to attend the special meeting, virtually via the Internet at www.virtualshareholdermeeting.com/ITG2019SM. Stockholders of record will be able to vote electronically at the special meeting. If you are not a stockholder of record, you must obtain a legal proxy executed in your favor from the record holder of your shares to be able to vote electronically at the special meeting.

Voting by Stockholders of Record

        If you are a stockholder of record, you may have your shares of Company common stock voted on matters presented at the special meeting in any of the following ways:

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  by proxy—stockholders of record have a choice of submitting a proxy:

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  by telephone or over the Internet, by accessing the telephone number or website specified on the enclosed proxy card;

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  by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

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  at the meeting—you may attend the special meeting and cast your vote there.

Voting of Shares Held in "Street Name"; Broker Non-Votes

        If you are a beneficial owner of shares of Company common stock held in "street name," you should receive instructions from your bank, broker or other holder of record that you must follow in order to have your shares of Company common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares of Company common stock voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker. If your bank, broker or other holder of record holds your shares of Company common stock in "street name," such record holder will vote your shares of Company common stock only if you provide instructions on how to vote by filling out the voter instruction form sent to you by such record holder with this proxy statement. Please note that, if you are a beneficial owner of shares of Company common stock held in "street name" and wish to vote at the special meeting, you must provide a legal proxy executed in your favor from your bank, broker or other holder of record at the special meeting.

        Under stock exchange rules, banks, brokers and other holders of record who hold shares of Company common stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, such record holders are not allowed to exercise their voting discretion with respect to the approval of matters determined to be "non-routine." "Broker non-votes" are shares held in "street name" by banks, brokers and other holders of record that are present or represented by proxy at the special meeting, but for which the beneficial owner has not provided the record holder with instructions on how to vote on a particular proposal that such record holder does not have discretionary voting power on. Because, under applicable rules, banks, brokers and other holders of record holding shares in "street name" do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of Company common stock held in "street name" does not give voting instructions to the applicable record holder, then those shares will not be counted as present or represented by proxy at the special meeting. As the vote to approve the merger proposal is based on the total number of shares of Company common stock outstanding at the close of business on the record date, if you fail to issue voting instructions to your bank, broker or other holder of record, it will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. Although we do not expect to bring any matters before the meeting other than the three proposals described in this proxy statement, if an additional matter is brought before the meeting and is one on which brokers have discretionary voting authority and you fail to provide instructions to your broker with respect to the compensation proposal or the adjournment proposal, such broker non-votes will be counted for purposes of determining a quorum and have the same effect as a vote "AGAINST" such proposals.

Voting of Proxies; Incomplete Proxies

        If you submit a proxy, regardless of the method you choose to submit such proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of Company common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Company common stock should be voted for or against, or may choose to abstain from voting, on all, some or none of the specific items of business to come before the special meeting.

        All shares represented by valid proxies that the Company receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares of Company common stock represented by your properly signed proxy will be voted in accordance with the recommendation of the Company board, which, as of the date of this proxy statement, are "FOR" the merger proposal, "FOR" the compensation proposal and "FOR" the adjournment proposal.

Deadline to Vote by Proxy

        Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting your proxy over the Internet or by telephone. If you choose to submit a proxy by mailing a proxy card, your proxy card should be mailed in the accompanying prepaid reply envelope and must be filed with our Corporate Secretary by the time the special meeting begins.

Revocation of Proxy

        If you are a stockholder of record of Company common stock, you may change your vote at any time before your shares of Company common stock are voted at the special meeting by: (i) signing and returning a proxy card with a later date that is received no later than January 23, 2019; (ii) attending the special meeting and voting via the Internet at www.virtualshareholdermeeting.com/ITG2019SM; (iii) voting by telephone or the Internet at a later time before the closing of those voting facilities at 11:59 p.m., New York City time, on January 23, 2019; or (iv) delivering a written revocation letter to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, or Investment Technology Group, Inc., One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006, Attention: Corporate Secretary.

        If you hold your shares in "street name" through a bank, broker or other holder of record, you should contact your record holder to change your vote.

Solicitation of Proxies

        The Company is soliciting your proxy in conjunction with the merger. The Company will bear the cost of soliciting proxies from you. In addition to solicitation of proxies by mail, the Company will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Company common stock and secure their voting instructions. The Company has also made arrangements with Alliance Advisors, LLC to assist it in soliciting proxies and has agreed to pay Alliance Advisors, LLC approximately $24,000 plus reasonable expenses for these services.

Delivery of Proxy Materials to Stockholders Sharing an Address

        As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to multiple Company stockholders sharing an address, unless the Company has previously received contrary instructions from one or more such stockholders. This is referred to as "householding". Stockholders who hold their shares in "street name" can request further information on householding through their banks, brokers or other holders of record. On written or oral request to the Company's proxy solicitor, Alliance Advisors, LLC, at 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003, toll-free at (855) 643-5292, the Company will deliver promptly a separate copy of this document to a stockholder at a shared address to which a single copy of the document was delivered.

Questions and Additional Information

        If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Investment Technology Group, Inc., Investor Relations, at One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006, or at (212) 588-4000, or the Company's proxy solicitor, Alliance Advisors, LLC, at 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003, toll-free at (855) 643-5292.

 PARTIES TO THE MERGER

The Company

Investment Technology Group, Inc.
One Liberty Plaza, 165 Broadway, 5th Floor
New York, NY 10006
Telephone: (212) 588-4000

        Investment Technology Group, Inc. is a global financial technology company that helps leading brokers and asset managers improve returns for investors around the world. The Company empowers traders to reduce the end-to-end cost of implementing investments via liquidity, execution, analytics and workflow technology solutions. The Company has offices in Asia Pacific, Europe and North America and offers execution services in more than 50 countries. Shares of Company common stock are listed on the NYSE under the symbol "ITG."

        Additional information about the Company and its subsidiaries is included in documents incorporated by reference in this proxy statement. See "Where You Can Find More Information." The Company maintains a website at http://www.itg.com. The information provided on the Company's website is not part of this proxy statement and is not incorporated by reference.

Virtu

Virtu Financial, Inc.
300 Vesey Street
New York, NY 10282
Telephone: (212) 418-0100

        Virtu Financial, Inc. is a leading financial firm that leverages cutting edge technology to deliver liquidity to the global markets and innovative, transparent trading solutions to its clients. As a market maker, Virtu provides deep liquidity that helps to create more efficient markets around the world. Virtu's market structure expertise, broad diversification, and execution technology enables Virtu to provide competitive bids and offers in over 25,000 securities, at over 235 venues, in 36 countries worldwide. Shares of Virtu's Class A common stock are listed on the NASDAQ under the symbol "VIRT."

Merger Sub

Impala Merger Sub, Inc.
c/o Virtu Financial, Inc.
300 Vesey Street
New York, NY 10282
Telephone: (212) 418-0100

        Impala Merger Sub, Inc. is a Delaware corporation and an indirect, wholly owned subsidiary of Virtu. Merger Sub was incorporated on November 2, 2018 for the sole purpose of effecting the merger. As of the date of this proxy statement, Merger Sub has not conducted any activities other than those incidental to its incorporation, the execution of the merger agreement and the transactions contemplated by the merger agreement.

PROPOSAL NO. 1—THE MERGER

        This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Terms of the Merger

        The Company's board of directors and a transaction committee of Virtu's board of directors have each unanimously approved the merger agreement and the merger. Under the merger agreement, Merger Sub, an indirect wholly owned subsidiary of Virtu, will merge with and into the Company, so that the Company will be the surviving entity in the merger and will be an indirect wholly owned subsidiary of Virtu when the merger is completed.

        In the merger, each share of Company common stock issued and outstanding immediately prior to the effective time, except for specified shares held by the Company or owned by Virtu or Merger Sub and shares of Company common stock held by Company stockholders who properly exercise dissenters' rights, shall be converted into the right to receive $30.30 in cash without interest. For a discussion of the treatment of awards outstanding under the Company stock plans as of the effective time, see "The Merger Agreement—Treatment of Company Equity Awards."

        Company stockholders are being asked to adopt the merger agreement. See "The Merger Agreement" for additional and more detailed information regarding the legal documents that govern the merger, including information about conditions to the completion of the merger and provisions for terminating or amending the merger agreement.

Background of the Merger

        ITG's management and the Company board regularly evaluate ITG's business and strategic plans and have considered a variety of transactions to enhance its business, including potential merger and acquisition transactions. In addition, ITG has from time to time heard from third parties with an interest in potential business combinations involving ITG. This interest included an indication of interest submitted to ITG by Virtu in the spring of 2018 for an all cash acquisition at a price per share in the low- to mid-$20 range. The parties entered into a confidentiality agreement (with customary standstill provisions) on April 11, 2018 and engaged in preliminary discussions. However, after these preliminary discussions made clear to the Company board that Virtu's then current views regarding ITG's valuation were too low for the Company board to be willing to move forward with a potential transaction, the parties ended discussions.

        Virtu sent ITG a non-binding written offer letter dated September 17, 2018 proposing an all-cash acquisition of ITG by Virtu for a share price in the range of $27.00 to $29.00, subject to the completion of due diligence and negotiation of definitive transaction documentation. Following the receipt of the offer letter, ITG provided the letter to the members of the Company board and the Company's financial and legal advisors, and scheduled a meeting with the Company board to review the proposal and related matters to be held on September 27. During the period following the receipt of the September 17 offer letter and the meeting, management accelerated its efforts to plan for its next phase of growth, which were already underway at that time because ITG's current strategic operating plan, which ITG publicly announced in July of 2016, was drawing to a close at the end of 2018. In connection with those efforts, management updated its projections for future operating results so that the Company board could review the Virtu offer with full information regarding the Company's standalone prospects. See "Unaudited Prospective Financial Information."

        On September 27, the Company board met with management and with representatives of J.P. Morgan and Wachtell, Lipton, Rosen & Katz, ITG's legal advisor (which we refer to as "Wachtell Lipton"), to discuss the September 17 offer letter, ITG's standalone prospects and the potential for alternative strategic transactions. Among other things, management reviewed the interaction between the two companies in the spring of 2018, and a representative from Wachtell Lipton reviewed the Company board members' fiduciary duties under Delaware law. Francis J. Troise, the Company's Chief Executive Officer, and Steven R. Vigliotti, the Company's Chief Financial Officer and Chief Administrative Officer, then discussed its plan for the next phase of ITG's growth were ITG to remain a standalone company. Management, together with J.P. Morgan, reviewed management's related financial projections, along with the various risks, uncertainties and other items that could impact actual future results relative to management's then current expectations, including overall equity market transaction volumes, ITG's relative market share, product penetration and expense margins. Members of the J.P. Morgan team then reviewed several items with the Company board, including an overview of the market generally and in respect of the Company's industry, various valuation perspectives for ITG and a preliminary financial analysis based on the September 17 offer letter. J.P. Morgan also engaged in a discussion of the potential options available to ITG both on a standalone basis and in the event the Company board determined to pursue a potential transaction with Virtu, the appropriate timeline, strategy and process for engaging with both Virtu and other potential transaction partners with whom ITG could explore the potential for competing offers.

        After discussion, the Company board determined that the offer was too low at the $27.00 to $29.00 per share range, but that ITG should engage in discussions with Virtu regarding synergies and projections to see whether Virtu would be able to increase its offer to a level that the Company board would find compelling. The Company board also determined that it would not yet seek to reach out to third parties to gauge their potential interest in a transaction unless Virtu offered a price at which the Company board would be willing to move forward with a potential transaction given (1) the view of both J.P. Morgan and management that Virtu was the party most likely to be interested in a potential transaction and best positioned to transact at a compelling price and (2) the risk of harm to ITG that could arise from a potential extended sales process, including diversion of management and employee focus at an important point in ITG's execution on its strategic operating plan, the risk of employee attrition and the risk of loss of clients and potential clients and/or the reduction of client trading volumes. Accordingly, the Company board directed management and its advisors to explore Virtu's interest in potentially increasing its offer price by providing appropriate value-oriented due diligence materials and engaging in discussions, and to then report back to the Company board.

        On September 28, a representative of ITG communicated to Virtu that ITG would not be willing to enter into a transaction at the $27.00 to $29.00 per share range, but that ITG would be willing to engage in further dialogue and undertake appropriate value-related due diligence in order to determine whether a compelling valuation could be achieved. On September 28, the parties entered into an extension of the April confidentiality agreement in order to permit those discussions.

        On October 2, the CEOs of Virtu and ITG, along with other key members of management and their respective financial advisors, met to discuss ITG's longer term business strategy, ITG's strategic fit with Virtu, ITG's current and projected financial information and potential synergy opportunities. Following the meeting, ITG continued to work with Virtu to provide additional materials relevant to those matters, with a focus on items that ITG believed could create additional value and increase the price that Virtu would be willing to pay in a transaction.

        On October 4, Bloomberg ran a story reporting rumors that ITG and Virtu were discussing a transaction, but both parties declined to comment. The rumors resulted in ITG's common stock price, which had opened trading on the NYSE at $22.03, closing on the NYSE at a price of $27.65 per share. In the days following the story, ITG received inbound calls from two other industry participants expressing an interest in considering a potential transaction with ITG. In addition, ITG received an inbound call from an advisor purporting to represent another industry participant with potential interest in a transaction who acknowledged that the advisor would reach out to ITG if its client wished to engage in discussions with ITG regarding a potential transaction. None of these contacts resulted in a written indication of interest or specified a potential transaction price.

        On October 10, representatives of ITG and Virtu and their respective financial advisors met to engage in high level value-oriented due diligence, with a focus on technology-related matters.

        On October 16, Virtu provided a revised proposal to acquire ITG for $30.00 per share in cash, noting that the revised offer reflected a premium of 39% to 42% over the 30-day, 45-day and year-to-date unaffected price of ITG common stock prior to the October 4 news story. ITG provided the revised offer letter to its Company board and advisors, and scheduled a special Company board meeting to review and discuss the offer.

        On October 18, the Company board met and discussed the revised proposal with management and ITG's advisors. This discussion included a summary of the discussions and diligence that had preceded the revised offer, the October 4 news story and the stockholder reaction to and implications of the October 4 news story. Management reported that it had heard from certain ITG stockholders following the October 4 news story (without commenting to those stockholders on the accuracy of the story), and that those conversations revealed support for a potential transaction at a deal price approaching $30.00 per share. Representatives of J.P. Morgan also reviewed for the Company board the three inbound calls that had been received from other potential transaction counterparties following the October 4 news story. J.P. Morgan also provided an illustrative valuation analysis and discussed strategies for engaging with other potential transaction counterparties and for continuing to work with Virtu to increase its offer price. The Company board discussed these matters and discussed ITG's standalone prospects and potential future value, as well as the challenges ITG would face on a standalone basis in seeking to achieve value comparable to that presented by Virtu's revised offer. Following these discussions, the Company board determined that ITG should continue to seek to push Virtu on transaction pricing, but also determined that a price of $30.00 per share was highly compelling and likely at or near the highest price that Virtu would be willing to pay, and authorized management to seek to negotiate transaction terms, subject to Company board approval of the full transaction terms, absent interest at a higher price from a third party. Based on the discussions with management and J.P. Morgan, the lack of any additional inbound calls expressing interest in a potential transaction (other than the inbound calls mentioned above) notwithstanding the October 4 news story and the need for client and employee certainty regarding the future of the business in light of the October 4 news story, the Company board also determined that ITG should focus its third-party outreach on the two industry participants that had previously expressed potential interest in a transaction with ITG. Management reported that the advisor mentioned above made no further contact to ITG after its initial outreach. As a result, the Company board directed J.P. Morgan to respond to Virtu with a proposed transaction price of $32.00 per share, and agreed that Mr. Troise and Jarrett Lilien, the directors who had the best relationships with the leaders of the two industry participants that had previously expressed potential interest in a transaction with ITG, would reach out to those two industry participants.

        Following the meeting, Messrs. Troise and Lilien reached out to those two industry participants, respectively, to seek to initiate further discussions.

        On October 19, J.P. Morgan, on behalf of ITG, responded to Virtu by proposing a transaction at a price of $32 per share. On October 24, Virtu provided a revised proposal to ITG of $30.30 per share in cash, and informed ITG that this was its best and final economic proposal and that it was not willing to engage in further price discussions. Virtu also provided a draft merger agreement to ITG and informed ITG that it believed that it could complete its due diligence, finalize its debt financing efforts and negotiate the merger agreement in time to announce a transaction by ITG's previously scheduled November 7 earnings call.

        During the week of October 22, the two other potential transaction partners that Messrs. Troise and Lilien had reached out to informed ITG that they were not interested in pursuing a transaction with ITG.

        On October 25, after reviewing the draft merger agreement to ensure that the agreement included generally customary terms for comparable public company transactions, including with respect to the ability of ITG to pursue superior offers from competing bidders if any were made, ITG responded to Virtu by noting that, subject to final Company board approval of all material terms, ITG would be willing to seek to finalize due diligence and negotiate merger documentation reflecting a $30.30 per share purchase price. ITG noted, however, that it would require Virtu to assure that ITG would be able to continue to pay its ordinary course quarterly cash dividends between signing and closing and that Virtu would have fully committed financing that did not pose any material transaction consummation risks. Virtu responded by agreeing that ITG would be able to continue to pay its ordinary course quarterly cash dividends and that Virtu's financing would be fully committed and that the transaction would not be conditioned on the successful completion of that financing.

        Also on October 25, Virtu provided ITG with a comprehensive due diligence list, and ITG began to gather the requisite materials. From October 25 through November 5, the parties engaged in documentary diligence and in a series of management due diligence meetings covering ITG's functional and operational areas. In parallel with the due diligence efforts, the parties began to negotiate the definitive transaction documentation.

        On November 5, 2018, the Company board met together with management and representatives of J.P. Morgan and Wachtell Lipton. At the meeting, Mr. Troise updated the Company board on the progress of discussions to date with Virtu and noted that the two other potential transaction partners that ITG had reached out to had informed ITG that they were not interested in pursuing a transaction with ITG and that no further inbound calls expressing potential interest in a transaction had been received. Following the management discussion, J.P. Morgan then reviewed with the Company board an overview of the timeline and negotiations that had occurred since the parties first began discussions, including discussions with both Virtu and other potential transaction partners, as well as the diligence that had occurred to date, which was substantially complete. J.P. Morgan then provided the Company board with its preliminary financial analysis of the $30.30 cash transaction price provided for in the merger agreement. See "Opinion of the Company's Financial Advisor." Wachtell Lipton then discussed with the Company board matters regarding the proposed transaction, including the legal standard applicable to the Company board's decision, the terms of the proposed merger agreement, anticipated transaction timing and other transaction-related matters. Following discussion, the Company board agreed that management and the Company's advisors should seek to resolve all outstanding matters, and that the Company board would meet again on November 6 to receive any updates and, as appropriate, take action regarding the transaction.

        On November 6, 2018, after market close, the Company board met together with management and representatives of J.P. Morgan and Wachtell Lipton. Mr. Troise updated the Company board regarding the final day of work with Virtu and reported that the parties had reached agreement on all material outstanding issues. J.P. Morgan then updated the Company board regarding its financial analysis of the merger consideration and delivered to the Company board its oral opinion, which was confirmed by delivery of a written opinion dated November 6, 2018, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the merger consideration in the proposed transaction was fair, from a financial point view, to the holders of the ITG common stock, as more fully described in the section "Opinion of the Company's Financial Advisor." Wachtell Lipton then informed the Company board that there had been no material changes to the legal matters discussed on the prior day, and reviewed with the Company board the transaction resolutions that had been made available to the Company board.

        After considering the proposed terms of the transaction with ITG's management and advisors, and taking into consideration the matters discussed during that meeting and prior meetings of the Company board, including the factors described under the section entitled "—Reasons for the Merger; Recommendation of the Company Board of Directors," the Company board unanimously determined that the merger agreement, and the transactions contemplated thereby, were advisable, fair to, and in the best interests of, ITG and its stockholders, and approved the merger agreement and the transactions contemplated thereby, including the merger, and resolved to recommend that the merger agreement be adopted by the ITG stockholders.

        Before the open of business on November 7, 2018, the parties executed the merger agreement and each of Virtu and ITG issued a press release announcing the transaction.

Reasons for the Merger; Recommendation of the Company Board of Directors

        In determining that the merger agreement and the merger are fair to and in the best interests of the Company and the Company stockholders, approving the merger agreement and the merger and declaring it advisable that the Company enter into the merger agreement, and recommending approval and adoption by the Company stockholders of the merger agreement, the merger and any other matters submitted for their approval in connection with the merger agreement, the Company board consulted with Company management, as well as its financial and legal advisors, and considered numerous factors, including the following material factors:

  •
  the value to be received by the stockholders in the merger, including the fact that the cash consideration to be received by the stockholders represented a significant premium relative to the trading price of Company common stock prior to the public announcement of the Virtu offer. The merger consideration represents a premium of approximately 41% over the Company's average closing share price of $21.55 in the 30 calendar days prior to news reports of a potential sale of the Company on October 4, 2018;

  •
  the possibility that, if the Company did not enter into the merger agreement, it could take a considerable amount of time before, and involve a substantial amount of risk as to whether, the trading price of Company common stock would reach and sustain a level comparable to the $30.30 per share merger consideration, as adjusted for present value;

  •
  the belief of the Company board that, as a result of the negotiations between the parties, the merger consideration of $30.30 per share was the highest price per share for Company common stock that Virtu was willing to pay at the time of those negotiations, and that Virtu's agreement to pay that price would result in a sale of the Company at the highest price per share for Company common stock that was reasonably attainable, particularly in view of the fact that no other parties approached the Company with a proposal for a transaction at a higher price, even after news reports of a potential sale of the Company on October 4, 2018, and those parties who had expressed potential interest following the news release determined not to seek to engage with the Company regarding a potential transaction;

  •
  the financial analyses reviewed and discussed with the Company board by representatives of J.P. Morgan;

  •
  the oral opinion of J.P. Morgan rendered to the Company board, which was confirmed by delivery of a written opinion, dated November 6, 2018, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the merger consideration to be paid to the holders of Company common stock in the merger was fair, from a financial point of view, to such holders, as more fully described below in the section "Opinion of the Company's Financial Advisor." The full text of the written opinion of J.P. Morgan, dated November 6, 2018, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference;

  •
  the fact that the merger consideration is to be paid entirely in cash, which will allow the Company's stockholders to realize, upon the closing, a certainty of value and liquidity for the ITG common stock relative to the uncertainty of proceeding on an independent basis, which would expose ITG to the risks of market, economic and industry conditions, as well as the risk of its independent operations;

  •
  its multiple reviews and discussions with Company management and financial and legal advisors;

  •
  its understanding of the current and prospective environment in which the Company operates, including the performance of and dynamics affecting electronic securities trading and the capital markets more generally, national and international economic conditions and the likely effect of these factors on the Company;

  •
  increased competition in, and increased commoditization of, the cash equities business;

  •
  the extensive review undertaken by the Company board and Company management, with the assistance of financial and legal advisors, with respect to the Company's strategic outlook and the strategic alternatives available to the Company and the Company board's determination that the transaction with Virtu was more favorable to Company stockholders than the potential value that might result from other alternatives reasonably available to the Company based on factors including, but not limited to:

  •
  the discussions regarding a possible combination with other parties and/or their respective representatives and the likelihood of an alternative transaction emerging;

  •
  the value of and challenges facing the Company as an independent company; and

  •
  the capital and earnings available to the Company as an independent company, at the time and as expected in the future, to pursue various business and strategic initiatives;

  •
  the fact that the terms and conditions of the merger agreement, including, but not limited to, the representations, warranties and covenants of the parties, the conditions to closing and the form of the merger consideration, are reasonable and comparable to those in other recent acquisition transactions;

  •
  the fact that the terms of the merger agreement provide that, under certain circumstances, the Company is permitted to consider unsolicited acquisition proposals, withdraw its approval or recommendation with respect to the merger agreement or terminate the merger agreement, subject, in each case, to compliance with certain procedural requirements, which may include the payment of a $33,760,000 termination fee;

  •
  the absence of any financing condition or contingency to the merger and the fact that Virtu provided evidence of committed sources of debt financing that would enable it to consummate the merger;

  •
  the fact that the outside date under the merger agreement on which either party, subject to certain exceptions, can terminate the merger agreement allows for sufficient time to consummate the merger;

  •
  Virtu's commitments in the merger agreement to use its reasonable best efforts to consummate the proposed merger (subject to the terms and conditions of the merger agreement), including to use its reasonable best efforts to obtain promptly all required regulatory approvals and to obtain alternative financing if necessary; and

  •
  the regulatory and other approvals required in connection with the proposed transaction and the expected likelihood that such regulatory approvals will be received in a reasonably timely manner.

        The Company board also considered the potential risks and other potentially negative factors related to the merger agreement and the merger, but concluded that the anticipated benefits of the merger were likely to substantially outweigh these risks. These potential risks included:

  •
  the amount of time it could take to complete the merger, primarily to obtain regulatory approvals and to obtain Company stockholder approval;

  •
  the risk of incurring substantial expenses related to the merger, some of which would be incurred even if the transaction were not completed;

  •
  the fact that some of the Company's directors and executive officers have other interests in the merger that are in addition to their interests as stockholders of the Company, including as a result of employment and compensation arrangements with the Company (see "The Merger—Interests of the Company's Directors and Executive Officers in the Merger");

  •
  the risks and costs to the Company if the merger does not close, including the potential risk of diverting management and employee attention and resources from the operation of Company business and towards the completion of the merger, the risk of potential employee attrition, and the risks resulting from uncertainty about the effect of the proposed merger on the Company's clients and other parties, all of which may impair the Company's ability to attract, retain and motivate key personnel, and could cause clients, business partners and others to seek to change existing business relationships with the Company;

  •
  the possibility that not all conditions to the closing of the merger, including the receipt of the necessary stockholder approval and regulatory approvals, may be satisfied or waived such that the merger may be delayed or may not be consummated;

  •
  the limitations under the merger agreement with respect to potential competing bids to acquire the Company, including the $33,760,000 termination fee that would be payable by the Company in certain circumstances;

  •
  the fact that the all-cash merger consideration, while providing certainty of value and liquidity upon consummation of the merger, would not allow Company stockholders to participate in any future earnings growth of the combined company after the merger or benefit from any future increase in its value;

  •
  the possible effect of any suit, action or proceeding in respect of the merger agreement or the transactions contemplated by the merger agreement;

  •
  the fact that the receipt of the merger consideration in exchange for Company common stock pursuant to the merger would be a taxable transaction for U.S. federal income tax purposes; and

  •
  the fact that restrictions on the conduct of the Company's business prior to completion of the merger could delay or prevent the Company from undertaking business opportunities that arise pending completion of the merger, which opportunities might be lost to the Company if the merger is not completed.

        The foregoing discussion of the information and factors considered by the Company board is not intended to be exhaustive, but rather includes the material factors considered by the Company board. In determining that the merger agreement and the merger are fair to and in the best interests of the Company and the Company stockholders, approving the merger agreement and the merger and declaring it advisable that the Company enter into the merger agreement, and recommending approval and adoption by the Company stockholders of the merger agreement, the merger and any other matters submitted for their approval in connection with the merger agreement, the Company board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Company board considered all these factors as a whole, including discussions with, and questioning of, Company management and the Company's independent financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

Unaudited Prospective Financial Information

        The Company does not as a matter of course make public projections as to future performance for extended periods due to, among other reasons, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty of the underlying assumptions and estimates. As a result, the Company does not endorse the unaudited prospective financial information as a reliable indicator of future results. The Company is including in this proxy statement a summary of certain unaudited prospective financial information that was provided to the Company board, to J.P. Morgan, the financial advisor to the Company, for use in providing financial advice to the Company board, and to Virtu. The inclusion of this information should not be regarded as an indication that any of the Company, J.P. Morgan, Virtu, their respective representatives or any other recipient of this information considered, or now considers, it to be predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such. Company management, with the approval of the Company board, directed J.P. Morgan to use the unaudited prospective financial information with respect to the Company in connection with (i) the preparation of the financial analyses J.P. Morgan reviewed and discussed with the Company board and (ii) the preparation of J.P. Morgan's opinion rendered orally to the Company board.

        Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to the Company's business, industry performance, general business, market and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the section entitled "Cautionary Statement Concerning Forward-Looking Statements" in this proxy statement and the sections entitled "Risk Factors" and "Forward-Looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, the Company's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018 and the other reports filed by the Company with the SEC.

        The unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared, including the impact of announcing a signed merger agreement with Virtu. The Company can give no assurance that, had the unaudited prospective financial information been prepared as of the date of this proxy statement, similar estimates and assumptions would be used. The Company does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the assumptions underlying the unaudited prospective financial information are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects on the Company of the merger and does not attempt to predict or suggest future results of the combined company. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the potential synergies that may be achieved by the combined company as a result of the merger or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on the Company of any possible failure of the merger to occur. None of the Company, J.P. Morgan or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Company stockholder or other person regarding the Company's ultimate performance compared to the information contained in the unaudited prospective financial information or that the forecasted results will be achieved. The summary of the unaudited prospective financial information included below is being provided solely because it was made available to the Company board, Virtu and J.P. Morgan, the financial advisor to the Company, for use in providing financial advice to the Company board, and not to influence your decision as to whether to vote for the merger proposal or take any action in connection with the merger or your ownership of shares.

 Summary of Unaudited Prospective Financial Information
(dollars in millions, except per share data)

	2018(1)	2019	2020	2021	2022
Total Revenue	$513	$554	$582	$604	$617
Net Income	$36	$60	$75	$87	$90
Earnings Per Share	$1.07	$1.76	$2.21	$2.56	$2.66

(1)
Estimates for Net Income and Earnings Per Share in 2018 exclude the impact of certain non-recurring charges.

        While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to the Company's business, all of which are difficult to predict and many of which are beyond the Company's control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The Company can give no assurance that the unaudited prospective financial information or the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. Furthermore, the unaudited prospective financial information should not be construed as commentary by Company management as to how Company management expects the Company's actual results to compare to Wall Street research analysts' estimates, as to which the Company expresses no view.

        The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the Company's independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The independent registered public accountant reports incorporated by reference into this proxy statement relate to the Company's historical financial information. They do not extend to the unaudited prospective financial information and should not be read to do so.

        In light of the foregoing, and considering that the Company's special meeting will be held after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, Company stockholders are cautioned not to place unwarranted reliance on such information, and the Company urges all Company stockholders to review the Company's most recent SEC filings for a description of the Company's reported financial results. See "Where You Can Find More Information."

Opinion of the Company's Financial Advisor

        Pursuant to an engagement letter, dated November 2, 2018, as amended, the Company retained J.P. Morgan as its financial advisor in connection with the merger.

        At the meeting of the Company board on November 6, 2018, J.P. Morgan rendered its oral opinion to the Company board that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the merger consideration to be paid to the holders of Company common stock was fair, from a financial point of view, to such holders. J.P. Morgan has confirmed its November 6, 2018 oral opinion by delivering its written opinion to the Company board, dated November 6, 2018, that, as of such date, the merger consideration to be paid to the holders of Company common stock was fair, from a financial point of view, to such holders.

        The full text of the written opinion of J.P. Morgan, dated November 6, 2018, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company's stockholders are urged to read the opinion in its entirety. J.P. Morgan's opinion was addressed to the Company board (in its capacity as such) in connection with and for the purposes of its evaluation of the merger, was directed only to the merger consideration to be paid to the holders of the Company common stock and did not address any other aspect of the merger. J.P. Morgan expressed no opinion as to the fairness of the consideration to be paid in connection with the merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the merger. The issuance of J.P. Morgan's opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the merger or any other matter.

        In arriving at its opinion, J.P. Morgan, among other things:

  •
  reviewed the merger agreement;

  •
  reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

  •
  compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

  •
  compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Company common stock and certain publicly traded securities of such other companies;

  •
  reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and

  •
  performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

        In addition, J.P. Morgan held discussions with certain members of the management of the Company with respect to certain aspects of the merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

        In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company and Virtu or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to its engagement letter with the Company, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or Virtu under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best then available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the merger will have the tax consequences described in discussions with, and materials furnished to J.P. Morgan by, representatives of the Company, and will be consummated as described in the merger agreement. J.P. Morgan also assumed that the representations and warranties made by the Company, Virtu and the Merger Sub in the merger agreement and the related agreements were and will be true and correct in all respects material to its analyses. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the merger.

        The projections furnished to J.P. Morgan were prepared by the management of the Company. The Company does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan's analysis of the merger, and such projections were not prepared with a view toward public disclosure. These projections were based on certain variables and assumptions that are inherently uncertain and may be beyond the control of the Company's management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections and other forward looking statements, please refer to the section entitled "Unaudited Prospective Financial Information."

        J.P. Morgan's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan's opinion noted that subsequent developments may affect J.P. Morgan's opinion and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan's opinion is limited to the fairness, from a financial point of view, of the merger consideration to be paid to the holders of Company common stock, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to be paid in connection with the merger to the holders of any other class of securities, creditors or other constituencies of the Company or the underlying decision by the Company to engage in the merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the merger, or any class of such persons relative to the merger consideration to be paid to the holders of Company common stock or with respect to the fairness of any such compensation.

        The terms of the merger agreement, including the merger consideration, were determined through arm's length negotiations between the Company and Virtu, and the decision to enter into the merger agreement was solely that of the Company board. J.P. Morgan's opinion and financial analyses were only one of the many factors considered by the Company board in its evaluation of the merger and should not be viewed as determinative of the views of the Company board or management with respect to the merger or the merger consideration to be paid to the holders of Company common stock.

        In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its opinion to the Company board on November 6, 2018, and in the presentation delivered to the Company board on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its opinion to the board of directors of the Company and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan's analyses.

        Public Trading Multiples.    Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to the Company. The companies selected by J.P. Morgan were as follows:

  •
  Virtu Financial, Inc.

  •
  Euronext N.V.

  •
  TMX Group Limited

  •
  Bolsas Y Mercados Españoles, Sociedad Holding De Mercados Y Sistemas Financieros, S.A.

        These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for the purposes of J.P. Morgan's analysis, may be considered similar to those of the Company. However, certain of these companies may have characteristics that are materially different from those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect the Company.

        Using publicly available information, J.P. Morgan calculated, for each selected company, the ratio of the company's stock price to the consensus equity research analyst estimate for the company's earnings per share ("EPS") for the years ending December 31, 2019 (the "CY19E P/E") and December 31, 2020 (the "CY20E P/E").

        Based on the results of this analysis, J.P. Morgan selected multiple reference ranges of 13.00x - 17.25x for the Company's CY19E P/E and 10.50x - 15.50x for the Company's CY20E P/E. After applying such ranges to the projected EPS, for the Company for the years ending December 31, 2019 and December 31, 2020, based on the projections provided by the Company's management, the analysis indicated the following implied per share equity value range for Company common stock, rounded to the nearest $0.10:

	Implied Per Share Equity Value
	Low	High
CY19E EPS P/E	$22.90	$30.40
CY20E EPS P/E	$23.20	$34.20

        The ranges of implied per share equity values for Company common stock were compared to the Company's closing share price of $27.75 on November 6, 2018, the last NYSE trading day completed prior to the execution of the merger agreement, the Company's unaffected closing share price of $22.06 on October 3, 2018, the NYSE trading day immediately preceding news reports of a potential sale of the Company, and the merger consideration of $30.30 per share of Company common stock.

        Selected Transaction Analysis.    Using publicly available information, J.P. Morgan reviewed selected transactions involving acquired businesses and assets that, for purposes of J.P. Morgan's analysis, may be considered similar to the Company's business or assets. Specifically, J.P. Morgan reviewed the following transactions:

Month/Year Announced	Target	Acquiror
April 2017	KCG Holdings, Inc.	Virtu Financial, Inc.
September 2016	Bats Global Markets, Inc.	CBOE Holdings, Inc.
March 2016	International Securities Exchange (U.S. Exchange Holdings, Inc.)	Nasdaq, Inc.
December 2015	GFI Group Inc.	BGC Partners, Inc.
November 2015	ICAP plc Global Broking	Tullett Prebon plc
December 2012	NYSE Euronext, Inc.	Intercontinental Exchange Group, Inc.

        None of the selected transactions reviewed was identical to the merger. However, the selected transactions were chosen because certain aspects of the transactions, for purposes of J.P. Morgan's analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the merger.

        Using publicly available information, J.P. Morgan calculated, for each selected transaction, the ratio of the target company's firm value to the target company's EBITDA (calculated as earnings before interest, taxes, depreciation, and amortization) for the twelve-month period prior to announcement of the applicable transaction ("FV/LTM EBITDA").

        Based on the results of this analysis, J.P. Morgan selected a multiple reference range for FV/LTM EBITDA of 9.50x - 20.00x and applied it to the Company's LTM EBITDA as of September 30, 2018. This analysis indicated the following implied per share equity value range for Company common stock, rounded to the nearest $0.10:

	Implied Per Share Equity Value
	Low	High
FV/LTM EBITDA as of September 30, 2018	$26.40	$54.00

        The range of implied per share equity values for Company common stock was compared to the Company's closing share price of $27.75 on November 6, 2018, the last NYSE trading day completed prior to the execution of the merger agreement, the Company's unaffected closing share price of $22.06 on October 3, 2018, the NYSE trading day immediately preceding news reports of a potential sale of the Company, and the merger consideration of $30.30 per share of Company common stock.

        Discounted Cash Flow Analysis.    J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for Company common stock. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered cash flows generated by the asset and taking into consideration the time value of money with respect to those cash flows by calculating their "present value." The "unlevered free cash flows" refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. Specifically, unlevered free cash flow for this purpose represents EBITDA less taxes, capital expenditures and changes in net working capital, as applicable. "Present value" refers to the current value of the cash flows generated by the asset, and is obtained by discounting those cash flows back to the present using an appropriate discount rate and applying a discounting convention that assumes that all cash flows were generated at the midpoint of each period. "Terminal value" refers to the present value of all future cash flows generated by the asset for periods beyond the projections period.

        J.P. Morgan calculated the unlevered free cash flows that the Company would generate during the fourth quarter of fiscal year 2018 and during the fiscal years 2019 through 2022 if actual cash flows were equal to those reflected in the projections provided by the Company's management. J.P. Morgan also calculated a range of terminal values of the Company at the end of the four-year and one-quarter period ending in 2022 by applying a perpetual growth rate ranging from 1.5% to 2.5% to the unlevered free cash flow of the Company during the final year of the four-year and one-quarter period. The unlevered free cash flows and the range of terminal values were then discounted to present values using a range of discount rates from 9.0% to 10.0%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company.

        Based on the foregoing, this analysis indicated the following implied per share equity value ranges for Company common stock, rounded to the nearest $0.10:

	Implied Per Share Equity Value
	Low	High
Discounted Cash Flow Analysis	$28.10	$35.40

        The range of implied per share equity values for Company common stock was compared to the Company's closing share price of $27.75 on November 6, 2018, the last NYSE trading day completed prior to the execution of the merger agreement, the Company's unaffected closing share price of $22.06 on October 3, 2018, the NYSE trading day immediately preceding news reports of a potential sale of the Company, and the merger consideration of $30.30 per share of Company common stock.

        Miscellaneous.    The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

        Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the selected transactions reviewed was identical to the merger. However, the companies selected were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan's analyses, may be considered similar to those of the Company. The transactions selected were similarly chosen because certain aspects of the transactions, for purposes of J.P. Morgan's analyses, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the merger.

        As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.

        The Company has agreed to pay J.P. Morgan a fee, estimated at $16.4 million using current share and outstanding equity award amounts, of which $3.0 million became payable to J.P. Morgan at the time J.P. Morgan delivered its opinion and a substantial portion of which is contingent and payable upon the consummation of the merger. In addition, the Company has agreed to reimburse J.P. Morgan for certain expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan's engagement.

        During the two years preceding the date of its opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with the Company and Virtu and certain of their affiliates, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period for the Company have included acting as joint lead arranger and bookrunner on credit facilities of a Company subsidiary in January 2016, January 2017 and January 2018, and such services during such period for Virtu have included acting as sole lead arranger and bookrunner on credit facilities of a Virtu subsidiary in October 2016, June 2017, January 2018 and September 2018, acting as joint lead arranger and joint bookrunner on credit facilities of a Virtu subsidiary in November 2017, acting as sole bookrunner on Virtu's offering of debt securities in June 2017, and acting as financial advisor to Virtu on its acquisition of KCG Holdings, Inc. in July 2017. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and Virtu. During the two year period preceding the delivery of its opinion, the aggregate fees received by J.P. Morgan from the Company were $1.6 million and from Virtu were $62.1 million. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or Virtu for their own account or for the accounts of customers and, accordingly, J.P. Morgan may at any time hold long or short positions in such securities or other financial instruments.

Financing of the Merger

        In connection with financing the aggregate merger consideration, on November 6, 2018, Virtu entered into a debt financing commitment letter (which we refer to as the "debt commitment letter") with Jefferies Finance LLC, Royal Bank of Canada and RBC Capital Markets (which we refer to as the "lenders"). Pursuant to the debt commitment letter, the lenders have committed to arrange and provide Virtu, through its wholly owned subsidiaries, with: (i) a senior secured term loan facility (which we refer to as the "term facility") of $1.5 billion with a maturity of seven years; provided that unless VFH Parent LLC, a wholly owned subsidiary of Virtu (which we refer to as "VFH"), prepays or refinances at least $400 million of its existing 6.750% Senior Secured Second Lien Notes due 2022 (which we refer to as the "Existing Virtu Notes") on or prior to the date that is 91 days prior to the stated maturity of the Existing Virtu Notes (which we refer to as the "Term Springing Maturity Date"), the term facility shall mature on the Term Springing Maturity Date and (ii) a $50 million senior secured revolving credit facility (which we refer to as the "revolving facility" and together with the term facility, the "facilities") with a maturity of three years; provided that unless VFH prepays or refinances at least $400 million of the Existing Virtu Notes on or prior to the date that is 182 days prior to the stated maturity of the Existing Virtu Notes (which we refer to as the "RCF Springing Maturity Date"), the revolving facility shall mature on the RCF Springing Maturity Date.

        The proceeds of the facilities may be used (i) to finance the acquisition of the Company, (ii) to pay the fees, costs and expenses incurred in connection with, among other things, the acquisition and the facilities, (iii) to fund the refinancing of the Company's and certain of Virtu's subsidiaries' existing debt and (iv) in the case of the revolving facility, for general corporate purposes after the closing of the acquisition. The availability of the borrowings under the facilities is subject to the satisfaction of certain customary conditions, including the consummation of the acquisition.

        The obligations of Virtu and Merger Sub to complete the merger are not contingent upon the receipt of the financing.

Interests of the Company's Directors and Executive Officers in the Merger

        In considering the recommendation of the Company board, the Company's stockholders should be aware that the directors and executive officers of the Company have certain interests in the merger that may be different from, or in addition to, the interests of the Company's stockholders generally. The Company board of directors was aware of these interests and considered them, among other matters, in making its recommendation that the Company's stockholders vote to approve the merger proposal.

Treatment of Company Equity Awards

        At the effective time, each Company stock option will be converted into an option of equivalent value to purchase shares of Virtu common stock, and each Company RSU award and Company PSU award that was granted on or after January 23, 2017 and not held by a non-employee director, former employee or employee whose employment is being terminated involuntarily without cause immediately following the effective time will be converted, at the effective time, into a restricted stock unit award of equivalent value in respect of shares of Virtu common stock. All other Company RSU awards and Company PSU awards will become fully vested as of the effective time and be converted into the right to receive the merger consideration of $30.30 with respect to the number of shares of Company common stock subject to such awards, less withholding for applicable taxes. Any performance goals applicable to a Company PSU award will be deemed satisfied at the greater of target and actual performance as of the effective time. Converted equity awards that remain unvested as of immediately following the effective time of the merger would be subject to full vesting upon the holder's termination of employment following the effective time without cause, for good reason or due to death, disability or retirement.

        For an estimate of the amounts that would become payable to the Company's named executive officers upon the vesting and settlement of their unvested equity awards, see "—Quantification of Potential Payments to the Company's Named Executive Officers in Connection with the Merger." The Company estimates that the aggregate amount that would become payable to its three executive officers who are not named executive officers in settlement of their unvested equity awards if the effective time of the merger were December 1, 2018, based on a price per share of Company common stock of $30.30, and each such executive experienced a severance-qualifying termination of employment immediately thereafter, would be $3,031,788. The Company estimates that the aggregate amount that would become payable to its seven non-employee directors in settlement of their unvested equity awards if the effective time of the merger were December 1, 2018, based on a price per share of Company common stock of $30.30, would be $968,903.

Severance Benefits

Employment and Change in Control Agreements

        The Company is party to an employment agreement with its Chief Executive Officer and President Francis J. Troise and change in control agreements with the following executive officers: Chief Executive Officer, EMEA Robert J. Boardman; General Counsel and Corporate Secretary

Angélique F. M. DeSanto; Global Head of Human Resources Peter A. Goldstein; Global Head of Product Management Brian Pomraning; and Chief Financial Officer and Chief Administrative Officer Steven R. Vigliotti.

        If the employment of an executive officer subject to these agreements is terminated without cause or by the executive officer for good reason within 18 months following a change in control of the Company (such as the merger), the executive officer would be entitled to the following:

  •
  Prorated Incentive Compensation Award.  A prorated incentive compensation award for the year of termination, determined based on the executive officer's average variable incentive compensation for the three years prior to the date of termination;

  •
  Severance Payment.  A lump sum cash severance payment equal to the product of (a) two (for Messrs. Troise, Vigliotti and Goldstein) or one (for Messrs. Boardman and Pomraning and Ms. DeSanto), multiplied by (b) the sum of (i) the executive officer's annual base salary in effect immediately prior to the date of termination or change in control (whichever is higher) and (ii) the executive officer's average variable incentive compensation for the three years prior to the date of termination; and

  •
  Ancillary Benefits.  For two years (for Messrs. Troise, Vigliotti and Goldstein) or one year (for Messrs. Boardman and Pomraning and Ms. DeSanto) following the date of termination, continued health insurance benefits for the executive officer and his or her dependents and payment of an amount in cash equal to the premium cost that the Company would have paid to maintain disability and life insurance coverage for the executive officer.

        If the foregoing compensation and benefits would be subject to Sections 280G and 4999 of the Code, such amounts would be reduced to the extent such reduction would place the executive officer in a better after-tax position. In addition, the merger agreement provides that the Company may take actions to mitigate the impact of Sections 280G and 4999 of the Code, including accelerating the vesting or payment of compensation that is scheduled to vest or be paid in 2019 into 2018, accelerating the vesting or payment of compensation that would vest or become payable at the effective time of the merger in accordance with the merger agreement or the terms of the applicable benefit plan, or paying out unused vacation in 2018. The values ascribed to the compensation and benefits payable to the executive officers in this proxy statement assume that no reduction will be necessary to mitigate the impact of Sections 280G and 4999 of the Code.

        The employment agreement with Mr. Troise contains a perpetual non-disclosure covenant, a non-competition covenant that runs until January 1, 2020 and a covenant concerning non-solicitation of employees for 12 months post-termination. Payment of the foregoing compensation and benefits to Mr. Troise is subject to his execution of a release of claims.

Other Severance Entitlements

        The Company's Chief Executive Officer, Canada Etienne Phaneuf is not subject to an agreement with the Company that provides for severance benefits; however, in the event of his termination of employment without cause, applicable Canadian law would entitle him to severance. Although Mr. Phaneuf's severance entitlements under Canadian law are subject to negotiation and therefore not determinable as of the filing of this proxy statement, if his employment were terminated without cause on December 1, 2018, the Company estimates he would be entitled to approximately 17 months of total compensation and benefits.

        The Company's Chief Executive Officer, Asia Pacific Michael Corcoran is eligible for severance benefits applicable to executive officers in the event of his termination of employment without cause, which would entitle him to (a) an amount equal to 50% of the incentive compensation award paid to him for the year preceding the year of termination, prorated based on the number of days he is employed during the year of termination and (b) a lump sum cash severance payment equal to the sum of (i) his annual base salary in effect immediately prior to the date of termination or change in control (whichever is higher) and (ii) his average variable incentive compensation for the three years prior to the date of termination.

Estimated Value of Severance Entitlements

        For an estimate of the severance benefits that would become payable to the Company's named executive officers if a severance-qualifying termination of employment occurred immediately following the effective time of the merger, see "—Quantification of Potential Payments to the Company's Named Executive Officers in Connection with the Merger." The Company estimates that the aggregate value of the severance-related compensation and benefits (excluding equity awards which are described above) that would become payable to its three other executive officers who are not named executive officers if the effective time of the merger were December 1, 2018, and each such executive experienced a severance-qualifying termination of employment immediately thereafter, would be $4,479,103.

Indemnification; Directors' and Officers' Insurance

        Pursuant to the terms of the merger agreement, following completion of the merger, the surviving corporation will indemnify and hold harmless, to the fullest extent permitted by applicable law, all individuals who are, as of the date of the merger agreement and at any time from and after the date of the merger agreement until the completion of the merger, directors or officers of the Company and its subsidiaries (in their capacity as such), against any costs, claims, expenses and liabilities, whether arising before or after the effective time, arising out of the fact that such person is or was a director or officer of the Company or its subsidiaries, and pertaining to matters existing or occurring at or prior to the effective time. The merger agreement requires the surviving corporation to maintain, for a period of not less than six years after the completion of the merger, the Company's existing directors' and officers' liability insurance policy, or policies with a substantially comparable insurer of at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the insured, with respect to claims against present and former officers and directors of the Company and its subsidiaries arising from facts or events that occurred at or prior to the completion of the merger. For additional information, see "The Merger Agreement—Director and Officer Indemnification and Insurance."

Quantification of Potential Payments to the Company's Named Executive Officers in Connection with the Merger

        The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of the Company's named executive officers that is based on or otherwise relates to the merger. The merger-related compensation described below is based on the named executive officers' existing compensation arrangements with the Company. For additional details regarding the terms of the payments described below, see the discussion under the caption "—Interests of the Company's Directors and Executive Officers in the Merger."

        The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below, and do not reflect certain compensation actions that may occur before the effective time of the merger. For purposes of calculating such amounts, we have assumed:

  •
  December 1, 2018 as the closing date of the merger;

  •
  A termination of each named executive officer's employment without cause, as of immediately following the effective time of the merger; and

  •
  A price per share of Company common stock of $30.30.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Named Executive Officers
Francis J. Troise	12,004,110	8,290,448	49,570	20,344,128
Steven R. Vigliotti	3,587,124	2,156,209	49,570	5,792,903
Robert J. Boardman	2,426,703	2,504,356	5,074	4,936,133
Etienne Phaneuf	1,904,878	2,270,046	11,739	4,186,663
Brian Pomraning	1,646,575	1,646,805	24,995	3,318,375

(1)
The cash amount payable to each of the named executive officers (other than Mr. Phaneuf) consists of the following:

(a)
A prorated incentive award for 2018, determined based on the named executive officer's average variable incentive compensation for the three years prior to the date of termination, which is payable in a lump sum upon a termination of employment without cause or for good reason (i.e., "double-trigger"); and

(b)
A cash severance payment equal to the product of (a) two (or one for Messrs. Boardman and Pomraning), multiplied by (b) the sum of the named executive officer's annual base salary in effect immediately prior to the date of termination or change in control (whichever is higher) and the named executive officer's average variable incentive compensation for the three years prior to the date of termination, which is payable in a lump sum following a termination of employment without cause or for good reason (i.e., "double-trigger").

The Company estimates that, under applicable Canadian law, Mr. Phaneuf would be entitled to severance of approximately 17 months of total compensation and benefits (such benefits are "double-trigger").

The cash compensation for Mr. Boardman would be paid in British pounds and has been converted to U.S. dollars using an exchange rate of approximately 0.79 British pounds to 1.00 U.S. dollar. The cash compensation for Mr. Phaneuf would be paid in Canadian dollars and has been converted into U.S. dollars using an exchange rate of approximately 1.33 Canadian dollars to 1.00 U.S. dollar.

Set forth below is the estimated value of each component of the aggregate cash amount.

Name	Prorated Incentive Compensation ($)	Severance Payment ($)
Named Executive Officers
Francis J. Troise	3,304,110	8,700,000
Steven R. Vigliotti	813,790	2,773,334
Robert J. Boardman	856,757	1,569,946
Etienne Phaneuf	—	1,904,878
Brian Pomraning	596,575	1,050,000
(2)
At the effective time, each Company stock option will be converted into an option of equivalent value to purchase shares of Virtu common stock, and each Company RSU award and Company PSU award that was granted on or after January 23, 2017 and not held by a non-employee director, former employee or employee whose employment is being terminated involuntarily without cause immediately following the effective time will be converted, at the effective time, into a restricted stock unit award of equivalent value in respect of shares of Virtu common stock. All other Company RSU awards and Company PSU awards will become fully vested as of the effective time and be converted into the right to receive the merger consideration of $30.30 with respect to the number of shares of Company common stock subject to such awards, less withholding for applicable taxes. Any performance goals applicable to a Company PSU award will be deemed satisfied at the greater of target and actual performance as of the effective time. For purposes of this table, performance goals are assumed to be satisfied based on target performance as of the filing of this proxy statement. Converted equity awards that remain unvested as of immediately following the effective time of the merger would be subject to full vesting upon the holder's termination of employment following the effective time without cause, for good reason or due to death, disability or retirement.

  Set forth below is the estimated value of each type of unvested Company equity award held by the named executive officers that would become vested at the effective time (i.e., "single-trigger") or upon a qualifying termination of employment thereafter (i.e., "double-trigger").

	Single-Trigger Awards			Double-Trigger Awards
Name	Company Stock Options ($)	Company RSU Awards ($)	Company PSU Awards ($)	Company RSU Awards ($)	Company PSU Awards ($)
Named Executive Officers
Francis J. Troise	926,427	1,366,954	—	2,895,317	3,101,750
Steven R. Vigliotti	—	490,284	252,217	680,780	732,927
Robert J. Boardman	—	551,430	265,458	822,372	865,095
Etienne Phaneuf	—	367,024	182,285	833,280	887,457
Brian Pomraning	—	560,792	—	526,705	559,308
(3)
The employment agreement with Mr. Troise and change in control agreements with the named executive officers (other than Mr. Phaneuf) provide, for two years (for Messrs. Troise and Vigliotti) or one year (for Messrs. Boardman and Pomraning) following termination of employment without cause or for good reason, continued health insurance benefits for the executive officer and his or her dependents and payment of an amount in cash equal to the premium cost that the Company would have paid to maintain disability and life insurance coverage for the named executive officer.

For purposes of this table, we have assumed that the Company would provide Mr. Phaneuf with continued benefits for 17 months following his termination of employment.

All of the foregoing benefits are "double-trigger."

Set forth below is the estimated value of each component of the perquisites/benefits amount.

Name	Health Insurance ($)	Disability Insurance Payment ($)	Life Insurance Payment ($)
Named Executive Officers
Francis J. Troise	48,494	—	1,075
Steven R. Vigliotti	48,494	—	1,075
Robert J. Boardman	1,766	2,972	336
Etienne Phaneuf	10,648	—	1,091
Brian Pomraning	24,458	—	538

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) whose shares of Company common stock are converted into the right to receive cash in the merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to Company stockholders. This discussion does not address the consequences of the merger to holders who receive cash pursuant to the exercise of appraisal rights. This discussion applies to you only if you hold shares of Company common stock as capital assets for U.S. federal income tax purposes, and does not apply to you if you are a member of a special class of holders subject to special rules, including but not limited to:

  •
  Company common stockholders that are not U.S. holders;

  •
  Dealers in securities;

  •
  Traders in securities that elect to use a mark-to-market method of accounting for securities holdings;

  •
  Tax-exempt organizations;

  •
  Life insurance companies;

  •
  Financial institutions;

  •
  Regulated investment companies;

  •
  Real estate investment trusts;

  •
  Persons that use shares of Company common stock as part of a straddle or a hedging or conversion transaction;

  •
  Persons that have a functional currency other than the U.S. dollar;

  •
  Persons that acquired shares of Company common stock upon the exercise of stock options or otherwise as compensation;

  •
  Persons that are required to report income no later than when such income is reported in an "applicable financial statement"; or

  •
  Stockholders who hold an equity interest, actually or constructively, in Virtu.

        This discussion is based on the Internal Revenue Code of 1986, as amended (which we refer to as the "Code"), its legislative history, existing and proposed regulations promulgated thereunder, published rulings, administrative guidance from the Internal Revenue Service (which we refer to as the "IRS") and court decisions, all as of the date of this proxy statement. These laws and other authorities are subject to change, possibly on a retroactive basis.

        This discussion addresses only U.S. federal income taxation. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder.

        This discussion is intended to provide only a general summary of the material U.S. federal income tax consequences of the merger to U.S. holders of shares of Company common stock. The Company does not intend for this discussion to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretations. Accordingly, the IRS may not agree with the tax consequences described in this proxy statement.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partner and the partnership. A partner of a partnership holding Company common stock should consult the partner's tax advisor regarding the U.S. federal income tax consequences of the merger to such partner.

        Stockholders are urged to consult with their own tax advisors as to the tax consequences of the merger in their particular circumstances, including the applicability and effect of U.S. federal (including the alternative minimum tax), state, local or non-U.S. and other tax laws and of changes in those laws.

        For purposes of this discussion, we use the term "U.S. holder" to mean a beneficial owner of shares of Company common stock that is, for U.S. federal income tax purposes:

  •
  An individual who is a citizen or resident of the United States;

  •
  A corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

  •
  A trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

  •
  An estate that is subject to U.S. federal income tax on the estate's income regardless of its source.

Tax Consequences of the Merger

        The exchange of shares of Company common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Company common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (i) the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes, as described below under "—Backup Withholding and Information Reporting"), and (ii) the U.S. holder's adjusted tax basis in such shares. A U.S. holder's adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Company common stock (i.e., shares acquired at the same cost in a single transaction). Such capital gain or loss will be long-term capital gain or loss, provided that the U.S. holder's holding period for each such block of shares of Company common stock exceeds one year at the effective time. Long-term capital gains of non-corporate U.S. holders are generally eligible for a reduced rate of U.S. federal income taxation. There are limitations on the deductibility of capital losses.

Backup Withholding and Information Reporting

        A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (at a rate of 24%) with respect to the merger consideration, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a payee's U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner.

        The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each stockholder is urged to consult the stockholder's tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the merger in light of such stockholder's particular circumstances and the application of state, local and foreign tax laws.

Regulatory Approvals Required for the Merger

        The parties must make certain regulatory filings and obtain certain authorizations, approvals and consents prior to completing the merger. Under the HSR Act, the parties must file notifications with U.S. Federal Trade Commission (which we refer to as the "FTC") and the Antitrust Division of the Department of Justice (which we refer to as the "DOJ") and observe a mandatory pre-merger waiting period (and any extensions thereof) before completing the merger. On November 16, 2018, Virtu and the Company filed their respective Notification and Report Forms with the FTC and the DOJ, and early termination of the pre-merger waiting period was granted effective November 26, 2018.

        At any time before or after consummation of the merger, the DOJ or the FTC (notwithstanding the early termination of the pre-merger waiting period under the HSR Act) could take such action under the antitrust laws as it deems necessary, including seeking to enjoin the completion of the merger or seeking the divestiture of assets or businesses of the Company, Virtu, or Merger Sub. At any time before or after the completion of the merger (and notwithstanding the early termination of the pre-merger waiting period under the HSR Act), any state or non-U.S. governmental entity could take such action under antitrust laws as it deems necessary. Such action could include seeking to enjoin the completion of the merger or seeking the divestiture of assets or businesses of the Company, Virtu or Merger Sub. Private parties may also seek to take legal action under antitrust laws under certain circumstances. There can also be no assurance that the DOJ, the FTC or any other governmental entity or any private party will not attempt to challenge the merger on antitrust grounds, and, if such a challenge is made, there can be no assurance as to its result.

        Rule 1017 of the National Association of Securities Dealers (which we refer to as the "NASD"), which is administered by the NASD's successor, FINRA, provides that a FINRA member entity must file an application for approval of a change in the equity ownership of the member that results in one person or entity directly or indirectly owning or controlling 25% or more of the equity capital of such member at least 30 days prior to such change. ITG Inc. and AlterNet Securities, Inc., subsidiaries of the Company and FINRA member entities, submitted an application to FINRA on November 9, 2018 requesting approval of a change in control in connection with the merger.

        In addition, the completion of the merger is also conditioned upon the receipt of certain regulatory approvals in the United Kingdom, Canada, Ireland, Singapore and Hong Kong. The Company and Virtu made the required filings prior to the date of this proxy.

        There can be no assurance that all of the required governmental approvals, or any other regulatory approvals that might be required to consummate the merger, will be sought or obtained and, if obtained, there can be no assurance as to the timing of any approvals, ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals.

THE MERGER AGREEMENT

        The following discussion contains certain information about the merger and the merger agreement. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this proxy statement and incorporated herein by reference. We urge you to read carefully this entire proxy statement, including the merger agreement attached as Annex A, for a more complete understanding of the merger.

Explanatory Note Regarding the Merger Agreement

        The merger agreement and this summary of terms are included to provide you with information regarding the terms of the merger agreement. Factual disclosures about the Company and Virtu contained in this proxy statement or in the public reports of the Company and Virtu filed with the SEC may supplement, update or modify the factual disclosures about the Company and Virtu contained in the merger agreement. The merger agreement contains representations and warranties by the Company, on the one hand, and Virtu, on the other hand. The representations, warranties and covenants made in the merger agreement by the Company and Virtu were qualified and subject to important limitations that were negotiated and agreed to by the Company and Virtu. In particular, in your review of the representations and warranties contained in the merger agreement, and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing circumstances in which a party to the merger agreement may have the right not to consummate the merger and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally relevant to investors or applicable to reports and documents filed with the SEC, and some were qualified by the matters contained in confidential disclosure schedules that the Company and Virtu each delivered in connection with the merger agreement and certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement.

        For the foregoing reasons, the representations and warranties, or any descriptions of those provisions, should not be read alone or relied upon as characterizations of the actual state of facts or condition of the Company, Virtu or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this document or incorporated by reference into this proxy statement. See "Where You Can Find More Information." The Company will provide additional disclosures in their public reports to the extent they are aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the merger agreement and will update such disclosure as required by federal securities laws.

Structure of the Merger

        The Company's board of directors and a transaction committee of Virtu's board of directors have each unanimously approved the merger agreement and the merger. Under the merger agreement, Merger Sub, an indirect wholly owned subsidiary of Virtu, will merge with and into the Company, so that the Company will be the surviving entity in the merger and will be an indirect wholly owned subsidiary of Virtu when the merger is completed.

Merger Consideration

        In the merger, each share of Company common stock issued and outstanding immediately prior to the effective time, except for specified shares held by the Company or owned by Virtu or Merger Sub and shares of Company common stock held by Company stockholders who properly exercise dissenters' rights, shall be converted into the right to receive $30.30 in cash without interest.

        At the effective time, all outstanding Company common stock as of immediately prior to the effective time will no longer be outstanding and will automatically be cancelled and will cease to exist. Holders of Company common stock as of immediately prior to the effective time will, as of the effective time, cease to be, and will have no rights as, stockholders of the Company, other than rights to receive the merger consideration.

        The price to be paid for each share of Company common stock in the merger will be adjusted appropriately to reflect the effect of any change in the outstanding shares of Company common stock, in each case as a result of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or any other similar change in capitalization.

        At the effective time, each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time will be converted into one share of common stock of the surviving corporation.

        Shares of Company common stock held by the Company as treasury stock (other than shares in a Company benefit plan) or owned by Virtu or Merger Sub (other than shares held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties) immediately prior to the effective time of the merger, will be cancelled, and no merger consideration will be paid with respect to those shares.

Treatment of Company Equity Awards

        Stock Options:    At the effective time, each outstanding and unexercised Company stock option will be converted into an option, with the same terms and conditions as the Company stock option, to acquire a number of shares of Virtu common stock equal to the product of (a) the number of shares of Company common stock subject to such Company stock option multiplied by (b) the exchange ratio at an exercise price per share equal to the quotient of (x) the exercise price per share of such Company stock option divided by (y) the exchange ratio.

        Restricted Stock Units:    At the effective time, each outstanding Company RSU award that was granted on or after January 23, 2017 and is not held by a non-employee director, former employee or employee whose employment is being terminated involuntarily without cause immediately following the effective time will be converted into a restricted stock unit award, with the same terms and conditions as the Company RSU award, in respect of a number of shares of Virtu common stock equal to the product of (a) the number of shares of Company common stock subject to such Company RSU award multiplied by (b) the exchange ratio. Each outstanding Company RSU award not described in the preceding sentence, will become fully vested at the effective time and converted into the right to receive the merger consideration of $30.30 with respect to each share of Company common stock subject to such Company RSU award.

        Performance Stock Units:    At the effective time, each outstanding Company PSU award granted on or after January 23, 2017 and not held by a non-employee director, former employee or employee whose employment is being terminated involuntarily without cause immediately following the effective time will be converted into a restricted stock unit award, with the same terms and conditions as the Company PSU award (other than the performance-based vesting schedule, which will be converted into a service-based vesting schedule in accordance with the applicable award agreement), in respect of a number of shares of Virtu common stock equal to the product of (a) the number of shares of Company common stock deemed earned thereunder at the effective time (with any performance goals deemed satisfied at the greater of target and actual performance as of the effective time) multiplied by (b) the exchange ratio. Each outstanding Company PSU award not described in the preceding sentence, will become fully vested at the effective time and converted into the right to receive the merger consideration with respect to each share of Company common stock deemed earned thereunder at the effective time (with any performance goals deemed satisfied at the greater of target and actual performance as of the effective time).

        Company ESPP:    Following the execution of the merger agreement, the Company ESPP was suspended and the Company returned any amounts credited to the accounts of participants in the Company ESPP which have not been used to purchase Company common stock as of such date. The Company ESPP will terminate effective as of immediately prior to the effective time.

Closing and Effective Time

        The merger will be completed only if all conditions to the merger discussed in this proxy statement and set forth in the merger agreement are either satisfied or, to the extent permitted by applicable law, waived. See "—Conditions to Complete the Merger."

        The merger will become effective as set forth in a certificate of merger to be filed with the Secretary of State of the State of Delaware. The closing of the transactions contemplated by the merger agreement will occur on the later of (i) the third business day following the first day on which there is satisfaction or waiver of all of the conditions set forth in the merger agreement and (ii) the earlier of (A) February 4, 2019 and (B) a date specified by Virtu on not less than two business days' notice to the Company. It currently is anticipated that the completion of the merger will occur in the first half of 2019 subject to the receipt of stockholder and required governmental approvals and the satisfaction of other closing conditions, but neither the Company nor Virtu can guarantee when or if the merger will be completed. We refer to the date on which the closing occurs as the "closing date."

Delivery of Merger Consideration

        At or promptly after the effective time, Virtu will deposit, or will cause to be deposited, with a paying agent selected by Virtu and consented to by the Company (such consent not to be unreasonably withheld), for the benefit of the Company's stockholders, an amount in cash sufficient to pay the aggregate merger consideration, to be paid in exchange for outstanding shares of Company common stock.

        The conversion of Company common stock into the right to receive the merger consideration will occur automatically at the effective time. After completion of the merger, the paying agent will exchange certificates representing shares of Company common stock for the merger consideration to be received pursuant to the terms of the merger agreement.

        As soon as reasonably practicable after the completion of the merger, and in any event within five business days thereafter, the paying agent will mail to each holder of record of Company common stock immediately prior to the effective time a letter of transmittal and instructions on how to surrender shares of Company common stock in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

        Upon surrender to the paying agent of a certificate or certificates (or affidavit of loss in lieu thereof) or transfer of uncertificated shares to the paying agent, together with a properly completed letter of transmittal, each Company stockholder eligible to receive the merger consideration will be entitled to receive the merger consideration for each share of Company common stock formerly represented by a certificate or for each uncertificated share of Company common stock.

        If a certificate for Company common stock has been lost, stolen or destroyed, the paying agent will issue the merger consideration upon receipt of an affidavit of that fact by the claimant and, if required by the surviving corporation, the posting of a bond in an amount as Virtu may direct as indemnity against any claim that may be made against it with respect to such certificate.

        After completion of the merger, there will be no further transfers on the stock transfer books of the Company of shares of Company common stock that were issued and outstanding immediately prior to the effective time. If, after the effective time, certificates or uncertificated shares are presented to the surviving corporation, they will be cancelled and exchanged for the merger consideration to be paid in consideration therefor in accordance with the procedures set forth in the merger agreement.

Appraisal Rights

        If required by the DGCL, Company stockholders who do not vote in favor of the adoption of the merger agreement and who otherwise comply with the applicable provisions of Section 262 of the DGCL will be entitled to exercise appraisal rights thereunder. Any shares of Company common stock held by a Company stockholder as of the record date who has not voted in favor of the adoption of the merger agreement and who has validly made and not effectively withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL will not be converted into a right to receive the merger consideration unless such holder fails to perfect, withdraws or otherwise loses such holder's rights under Section 262 of the DGCL, or if a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL. See "Appraisal Rights."

        Under the merger agreement, the Company must give Virtu (i) prompt notice (and in any event within one (1) business day) of any demands for appraisal, withdrawals or attempted withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company relating to Section 262 of the DGCL and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to such notices and demands. The Company may not, except with the prior written consent of Virtu, make any payments with respect to any demands for appraisal or settle, compromise, offer to settle or compromise, or otherwise negotiate any such demands.

        THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL, THE FULL TEXT OF WHICH AS OF THE DATE HEREOF IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX C.

Withholding

        Virtu and the paying agent will be entitled to deduct and withhold from the merger consideration the amounts they are required to deduct and withhold under the Code or any provision of state, local or foreign tax law. If any such amounts are withheld and paid over to the appropriate governmental entity, these amounts will be treated for all purposes of the merger agreement as having been paid to the stockholders from whom they were withheld.

Representations and Warranties

        The merger agreement contains representations and warranties of each of the Company and Virtu. The representations and warranties are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, information contained in certain public filings made by the Company with the SEC and information in the confidential disclosure schedules that the Company and Virtu each delivered in connection with the merger agreement. The representations and warranties in the merger agreement do not survive the effective time.

        Each of the Company and Virtu makes representations and warranties with respect to itself and its business regarding, among other things:

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  corporate matters, including due organization and qualification and subsidiaries;

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  corporate power and authority to own or lease its properties and assets and carry on its business;

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  authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

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  required governmental and other regulatory filings and consents and approvals in connection with the merger;

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  binding effect of the merger agreement;

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  legal proceedings; and

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  broker's fees payable in connection with the merger.

        In addition, certain representations and warranties are made only by the Company, including:

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  compliance with applicable laws;

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  capitalization;

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  documents, including financial statements, filed with the SEC by the Company;

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  certain material contracts;

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  absence of certain changes or events from December 31, 2017;

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  tax matters;

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  labor relations matters;

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  employee benefit plan matters;

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  absence of certain material undisclosed liabilities;

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  intellectual property matters;

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  privacy and data security;

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  environmental matters;

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  insurance matters;

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  disclosure controls and procedures;

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  real property;

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  accuracy of information supplied for inclusion in this proxy statement;

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  required stockholder vote;

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  anti-takeover matters;

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  financial advisor opinion; and

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  related party transactions.

        In addition, certain representations and warranties are made only by Virtu and Merger Sub (which we refer to together as the "Acquirer Parties"), including:

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  ownership and operations of Merger Sub;

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  financing; and

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  solvency matters and availability of funds.

        Certain representations and warranties of the Acquirer Parties and the Company are qualified as to knowledge, "materiality," "material adverse effect" or material delay or material impairment of the ability of the Acquirer Parties to consummate the merger and other transactions contemplated by the merger agreement on a timely basis.

        For purposes of the merger agreement, a "material adverse effect" with respect to the Company means any change, effect, event, occurrence, state of facts or development that (i) would prevent or would reasonably be expected to prevent the Company from consummating the merger prior to July 6, 2019 or (ii) has a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, excluding the impact of:

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  changes in global, national or regional economic or political (including results of elections) conditions (including any outbreak or escalation of hostilities or war or any act of terrorism) or changes in the securities, credit or financial markets in general;

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  changes, after the date of the merger agreement, adversely and generally affecting the industry in which the Company and its subsidiaries operate;

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  any failure, in and of itself, by the Company and its subsidiaries to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending after the date of the merger agreement (provided that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a material adverse effect, except to the extent otherwise excluded under this definition);

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  changes, after the date of the merger agreement, in laws, or interpretations thereof by courts or governmental entities, applicable to the Company and its subsidiaries or any of their respective properties or assets or in U.S. generally accepted accounting principles or applicable accounting regulations;

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  changes resulting from the public announcement of the transactions contemplated by the merger agreement or the identity of Virtu or any of its affiliates as the acquiring party;

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  any action or omission taken pursuant to the express terms of the merger agreement with the express prior written consent of the Acquirer Parties or any action taken by the Acquirer Parties after disclosure to the Acquirer Parties by the Company of all material and relevant facts and information to the knowledge of the Company; or

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  weather conditions or acts of God (including storms, earthquakes, tsunamis, tornados, hurricanes, pandemics, floods or other natural disasters);

except that the first, second and fourth bullet points above will be taken into account to the extent that the effects of such change have a disproportionate impact on the Company and its subsidiaries, taken as a whole, as compared to other for-profit participants in the industry in which the Company and its subsidiaries conduct their businesses after taking into account the collective size of the Company and its subsidiaries relative to such other for-profit participants.

        For purposes of the merger agreement, a "material adverse effect" with respect to the Acquirer Parties means a material adverse effect that prevents, materially delays or materially impairs the ability of the Acquirer Parties to consummate the transactions contemplated by the merger agreement.

Covenants and Agreements

Conduct of Businesses Prior to the Completion of the Merger

        The Company has agreed to certain restrictions on itself and its subsidiaries, and its and their conduct of business, prior to the completion of the merger (or earlier termination of the merger agreement in accordance with its terms). In general, the Company will, and will cause each of its subsidiaries to, (i) conduct its and its subsidiaries' operations only in the ordinary course of business consistent with past practice and (ii) use its reasonable best efforts to preserve intact the business organization of the Company and its subsidiaries and to preserve the goodwill of customers, suppliers and all other persons having business relationships with the Company and its subsidiaries.

        Without limiting the foregoing, prior to the completion of the merger (or earlier termination of the merger agreement in accordance with its terms), the Company has also agreed that, except as otherwise required by the merger agreement or as disclosed in the confidential disclosure schedule delivered by the Company to Virtu at the time of the merger agreement, the Company will not, and will not permit any of its subsidiaries to do any of the following without the prior written consent of Virtu (such consent not to be unreasonably withheld):

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  adopt or propose any change in its organizational documents;

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  engage in any material transaction (including capital expenditures) outside of the ordinary course of business that would require expenditures by the surviving corporation, Virtu or any of Virtu's subsidiaries in excess of $2.5 million per annum or $5 million in the aggregate;

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  issue, reissue, sell, grant, pledge or otherwise encumber, or authorize the issuance, reissuance, sale, grant, pledge or other encumbrance of shares of Company capital stock, or securities convertible into capital stock of any class of the Company, or any rights, warrants or options to acquire any convertible securities or capital stock of the Company (other than (i) the issuance of shares of Company common stock upon the vesting, settlement, exercise or lapse of restrictions on any Company equity awards outstanding on the date of the merger agreement in accordance with the terms of the merger agreement and (ii) the grant of Company equity awards in accordance with the terms of the confidential disclosure letter provided by the Company to Virtu);

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  except as required or contemplated by applicable law or the terms of any Company benefit plan (as defined below) or contract as in effect on the date of the merger agreement, (i) pay or provide any incentive compensation or bonuses, or increase the compensation or benefits payable or provided to any current or former director, officer, employee or independent contractor, other than any such increases made in the ordinary course of business and consistent with past practice for employees whose total annual compensation does not exceed $300,000, (ii) grant or pay to any current or former director, officer, employee or independent contractor any severance, change in control or termination pay, or modifications thereto or increases therein, (iii) pay any benefit or grant or amend any award (including in respect of stock options, stock appreciation rights, performance units, restricted stock or other stock-based or stock-related awards or the removal or modification of any restrictions in any Company benefit plan or awards made thereunder), (iv) adopt, enter into, amend, modify or terminate any collective bargaining agreement or other labor union contract, (v) take any action to accelerate the vesting or payment of any compensation or benefit (including in respect of Company equity awards) under any Company benefit plan or awards made thereunder or other contract with any current or former director, officer, employee or independent contractor of the Company or any of its subsidiaries, other than as required pursuant to the merger agreement, (vi) amend or terminate any, or enter into or adopt any new, Company benefit plan for the benefit of any current or former directors, officers, employees or independent contractors of the Company or any of its subsidiaries, other than in the ordinary course of business consistent with past practice and as would not have a material cost to the Company or its subsidiaries, (vii) hire or terminate the employment of any employee whose total annual compensation exceeds $300,000 (other than for cause), or (viii) waive or materially amend any restrictive covenant entered into by any current or former director, officer, employee or independent contractor of the Company or any of its subsidiaries;

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  except in the ordinary course of business consistent with past practice, sell, lease, encumber or otherwise surrender, relinquish, dispose of, transfer, exclusively license, mortgage, pledge or grant any lien on any material assets, properties or rights (including the capital stock of its subsidiaries) except (i) to the extent they are used, retired or replaced in the ordinary course of business or (ii) to the Company or any subsidiary of the Company;

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  (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than (A) regular quarterly cash dividends by the Company with customary record and payment dates consistent with past practice at a rate not in excess of $0.07 per share of the Company common stock and (B) dividends or distributions declared, set aside, paid or made by a direct or indirect subsidiary of the Company to the Company or a subsidiary of the Company, (ii) adjust, split, combine or reclassify any of its capital stock or issue or propose or authorize the issuance of any other securities (including options, warrants, or any similar security exercisable for or convertible into, such other security) in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or the capital stock of any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except for purchases, redemptions or other acquisitions of capital stock or other securities (A) pursuant to an existing restricted stock purchase agreement with current or former employees or (B) as contemplated by the terms of any Company benefit plan (including the terms governing any Company equity award outstanding on the date of the merger agreement);

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  make, change or revoke any material tax election, file any material amended tax return, settle or compromise any material claim, action, proceeding or assessment for taxes, change any method of tax accounting, enter into any closing agreement with respect to taxes or make or surrender any material claim for a refund of taxes, in each case except as required by applicable tax law;

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  take any action or enter into any transaction which, to the knowledge of the Company, prior to taking such action, has, or would reasonably be expected to have, the effect of materially delaying or otherwise materially impeding or preventing the consummation of the transactions contemplated by the merger agreement;

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  except in the ordinary course of business consistent with past practice, (i) modify, amend or terminate any Company material contract or any Company lease, (ii) enter into any successor agreement to an expiring Company material contract or Company lease that changes the terms of the expiring Company material contract or Company lease or (iii) enter into any new agreement that would have been considered a Company material contract or Company lease if it were entered into at or prior to the date of the merger agreement, in each of cases (i), (ii) and (iii) if the effect of such action would be materially adverse to the Company and its subsidiaries, taken as a whole;

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  incur any indebtedness in excess of $1 million in the aggregate or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for or cancel, the indebtedness of any person (other than the Company or any of the Company's subsidiaries), or make or authorize any material loan to any person (in each case other than loans or advances made to the Company or by the Company or any of its subsidiaries);

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  acquire or agree to acquire by merging or consolidating with, or by purchasing all or substantially all the assets of or all or substantially all the outstanding equity interests in, any business or any corporation, partnership, joint venture, limited liability company or other company, association or other business organization;

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  change any significant method of accounting or accounting principles or practices by the Company or any of its subsidiaries, except for such changes required by U.S. GAAP or, in the case of its applicable subsidiaries, required by regulatory accounting requirements;

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  terminate, cancel, or materially amend or modify any material insurance policies maintained by the Company or such subsidiary covering the Company or any of its subsidiaries or their respective properties which is not replaced by a comparable amount of insurance coverage;

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  adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

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  abandon, allow to lapse, encumber, transfer to any third party, exclusively license or grant any right or other licenses to material Company intellectual property owned by or exclusively licensed to the Company or any of its subsidiaries, or enter into licenses or agreements that impose material restrictions upon the Company or any of its subsidiaries with respect to material Company intellectual property owned by any third party, in each case, other than in the ordinary course of business consistent with past practice;

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  materially change any of the architecture or infrastructure of the Company's or any of its subsidiaries' network or information technology infrastructure systems or any material component thereof or any other material information technology assets of the Company, other than maintenance or upgrades to any product provided by any existing vendor of the Company or such subsidiary or otherwise in the ordinary course of business consistent with past practice;

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  institute, compromise, settle or agree to settle any claims (a) involving amounts in excess of $750,000 individually or (b) that would impose any material non-monetary obligation on the Company or its subsidiaries that would continue after the effective time; or

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  authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

        For purposes of the merger agreement, "Company benefit plan" means any plan (i) under which any employee or former employee of the Company or any of its subsidiaries or individual or sole proprietorship serving as a consultant or independent contractor to the Company or any of its subsidiaries has any present or future right to benefits and that the Company or any of its subsidiaries sponsors, maintains or contributes or is obligated to contribute, or (ii) with respect to which the Company or any of its subsidiaries has any actual or contingent liability.

        Additionally, prior to the completion of the merger (or earlier termination of the merger agreement), Virtu has agreed that, except as otherwise required by the merger agreement, Virtu will not, and will not permit any of its subsidiaries to, take any action or enter into any transaction on or before July 6, 2019 which, to the knowledge of Virtu prior to taking such action, has, or would reasonably be expected to have, the effect of materially delaying, or otherwise materially impeding or preventing, the consummation of the transactions contemplated by the merger agreement.

Regulatory Matters

        Virtu and the Company have agreed to cooperate and use their respective reasonable best efforts to take all actions necessary or advisable to consummate as promptly as practicable the transactions contemplated by the merger agreement, including using reasonable best efforts (i) to obtain all expirations of any waiting period, consents, approvals, rulings or authorizations that are required to be obtained under any applicable law (including any required governmental approvals), (ii) to obtain any consents required from third parties and to deliver any negative consent letters, (iii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Company and Virtu to consummate the merger, (iv) to prepare and file as promptly as practicable all applications, notices, registrations and filings with any governmental authority to the extent necessary in connection with the merger, and (v) to respond as promptly as practicable to any requests for additional information or documentary material from a governmental authority, if any.

        For these purposes, "reasonable best efforts" will include taking any and all actions necessary to obtain the expirations of any waiting period, consents, approvals, rulings or authorizations required under applicable antitrust laws to consummate the merger as soon as practicable and in any event prior to July 6, 2019, including but not limited to, proposing, negotiating, committing to, effecting and agreeing to, by consent decree, hold separate order, or otherwise, to (i) sell, license, divest or dispose of or hold separate any entities, assets or businesses of Virtu, the Company or any of their respective subsidiaries or affiliates, (ii) terminate, amend or assign existing relationships or contractual rights or obligations of Virtu, the Company or any of their respective subsidiaries or affiliates, (iii) change or modify any course of conduct regarding future operations of Virtu, the Company or any of their respective subsidiaries or affiliates (including, after the effective time, the surviving corporation or any of its subsidiaries), and (iv) otherwise take actions that would limit the respective freedom of action of Virtu, the Company or any of their respective subsidiaries or affiliates (including, after the effective time, the surviving corporation or any of its subsidiaries) with respect to, or their ability to retain, one or more of their respective businesses, assets or rights or interests therein (we refer to any of such actions in clauses (i)-(iv), a "divestiture action"). However, Virtu will not be required to take any divestiture action(s) that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Virtu and its subsidiaries, taken as a whole, and neither Virtu nor the Company will be required to take or agree to take any divestiture action in connection with obtaining the approval of any governmental authority in connection with the merger, unless the effectiveness of such action or agreement is conditioned upon the occurrence of the closing of the merger.

        In addition, each of the Company and Virtu will promptly (i) furnish to the other such necessary information and reasonable assistance as the other party may request in connection with the foregoing, (ii) promptly inform the other of any communication from any governmental authority regarding any of the transactions contemplated by the merger agreement, and (iii) subject to applicable laws relating to the exchange of information, promptly provide counsel for the other party with copies of all filings made by such party, and all correspondence between such party (and its advisors) with any governmental authority and any other information supplied by such party to a governmental authority or received from such a governmental authority in connection with the transactions contemplated by the merger agreement and as necessary to comply with contractual arrangements. In furtherance of the foregoing, (a) each party must notify the other of any filing, communication or inquiry it intends to make with any governmental authority relating to any approval necessary or advisable in connection with the merger, (b) prior to submitting any such filing or making any such communication or inquiry, such party must provide the other party and its counsel a reasonable opportunity to review, and must consider in good faith the comments of the other party in connection with, any such proposed filing, communication or inquiry, and (c) no party or its counsel may independently participate in any material meeting or discussion relating to the antitrust laws with any governmental authority without giving the other party or its other counsel prior notice, and to the extent permitted by such governmental authority, the opportunity to attend and participate at such meeting. However, Virtu will have the principal responsibility for devising, leading and implementing the strategy for obtaining any necessary antitrust consents or approvals, including litigation matters with respect to any antitrust law.

        At Virtu's request and expense, the Company agrees to take all actions Virtu reasonably deems prudent in order to obtain or assist Virtu in obtaining any actions, consents, undertakings, approvals or waivers by or from any person for or in connection with, and to reasonably assist Virtu in litigating or otherwise contesting any objections to or proceedings or other actions challenging, the consummation of the merger and the other transactions contemplated by the merger agreement; provided, however, that nothing in the merger agreement will obligate the Company to take any action that is not either

(i) conditioned on the consummation of the merger and the other transactions contemplated by the merger agreement or (ii) at the expense of Virtu.

Employee Benefit Matters

        Virtu has agreed to provide or cause the surviving corporation to provide each Company employee with the following: (i) from the effective time until the first anniversary thereof, base salary or base wages that are no less favorable than those provided by the Company and its subsidiaries to such Company employee immediately prior to the effective time; (ii) with respect to the calendar year in which the effective time occurs, annual incentive opportunities that are no less favorable than those provided by the Company and its subsidiaries to such Company employee immediately prior to the effective time, and payable on substantially similar terms as such annual incentive compensation was paid immediately prior to the effective time (provided that Virtu and the surviving corporation may modify the respective proportions of annual incentive compensation payable in cash and equity); and (iii) during the calendar year in which the effective time occurs, other compensation and employee benefits in the aggregate that are no less favorable than those provided by the Company and its subsidiaries to such Company employee immediately prior to the effective time. Virtu will or will cause the surviving corporation to provide to each Company employee whose employment terminates during the first year following the effective time with severance benefits in accordance with the Company's severance practices immediately prior to the effective time.

        Following the effective time, Virtu will (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any of its group health or welfare plans to be waived with respect to the Company employees and their eligible dependents; (ii) provide credit for any deductibles, co-payments and annual out-of-pocket limits for expenses incurred by a Company employee prior to the effective time (or, if later, prior to the time the Company employee commences participation in the applicable Virtu benefit plan); and (iii) recognize all service of the Company employees prior to the effective time for all purposes, except to the extent it would result in duplication of benefits for the same period of services, for purposes of benefit accrual under any defined benefit pension plan or for purposes of qualifying for subsidized early retirement benefits.

Director and Officer Indemnification and Insurance

        The merger agreement provides that all rights, existing as of the date of the merger agreement, to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the completion of the merger in favor of the current or former officers, directors or employees of the Company or any of its subsidiaries will continue in full force and effect. The merger agreement also provides that, following completion of the merger, the surviving corporation will indemnify and hold harmless, to the fullest extent permitted by applicable law, all individuals who are, as of the date of the merger agreement and at any time from and after the date of the merger agreement until the completion of the merger, directors or officers of the Company and its subsidiaries (in their capacity as such), against any costs, claims, expenses and liabilities, whether arising before or after the effective time, arising out of the fact that such person is or was a director or officer of the Company or its subsidiaries, and pertaining to matters existing or occurring at or prior to the effective time, and will also advance expenses to such persons, provided that such person provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

        The merger agreement requires the surviving corporation to maintain, for a period of six years after completion of the merger, the Company's existing directors' and officers' liability insurance policy, or policies with a substantially comparable insurer of at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the insured, with respect to claims against present and former officers and directors of the Company and its subsidiaries arising from facts or events that occurred at or prior to the completion of the merger. However, the surviving corporation is not required to spend annually more than 250% of the annual premium by the Company for such insurance for the twelve-month period ending June 30, 2019 (which we refer to as the "maximum amount"), and if such premiums for such insurance would at any time exceed that amount, then Virtu will maintain policies of insurance which, in its good faith determination, provide the maximum coverage available at an annual premium equal to the maximum amount. If the surviving corporation is unable to obtain the insurance required by the merger agreement, it will obtain as much comparable insurance as possible for the years within such six-year period for an annual premium equal to the maximum amount, in respect of each policy year within such period. In lieu of such insurance, the Company may in consultation with Virtu, and shall if Virtu so directs, obtain at or prior to the effective time, a "tail" policy under the Company's existing directors' and officers' insurance policy, if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed, on an annual basis, the maximum amount. If the Company purchases such a "tail" policy, Virtu must maintain the policy in full force and effect and continue to honor its obligations under the policy.

Financing

        Pursuant to the merger agreement, on or prior to the closing date of the merger, Virtu is required to use its reasonable best efforts to consummate the debt financing contemplated in its debt commitment letter by, among other things, maintaining in effect the debt commitment letter and satisfying and/or obtaining waivers of the conditions in the debt commitment letter and the definitive agreements with respect to the debt financing.

        Further, in the event that any portion of the debt financing becomes unavailable (including any applicable "flex" provision) and such portion is necessary to fund the transactions contemplated by the merger agreement, Virtu is required to notify the Company and use its reasonable best efforts to obtain as promptly as practicable alternative debt financing, as the case may be, for such portion in an amount equal to the amount of the debt financing.

        The Company has agreed to use its reasonable best efforts to provide to Virtu such cooperation in connection with the arrangement of the debt financing as may reasonably be requested by Virtu, including (i) participating in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions and sessions with prospective debt financing sources and prospective lenders and buyers of the debt financing and ratings agencies, and reasonably cooperating with the marketing efforts of Virtu and its debt financing sources, (ii) as promptly as reasonably practicable, furnishing Virtu and its debt financing sources and their respective representatives with required customary financial information, (iii) assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the debt financing (which we refer to as the "offering documents"), (iv) providing customary authorization letters to the debt financing sources and to the extent necessary using reasonable best efforts to obtain consents of accountants of the Company and its subsidiaries for use of their audit reports with respect to required customary financial information in any materials relating to the debt financing, (v) using reasonable best efforts to provide Virtu such information regarding the Company and its subsidiaries as is necessary in order for Virtu to prepare pro forma financial information to the extent required for the debt financing (or reasonably requested by the debt financing sources) to be included in the offering documents, (vi) assisting in the preparation of and facilitating the execution and delivery of one or more pledge and security documents, mortgages, guarantees and other definitive collateral documents or other certificates or documents as may reasonably be requested by Virtu so long as such documents do not become effective against the Company and its subsidiaries prior to the closing of the merger and (vii) providing all documentation and other information relating to the Company and its subsidiaries as is required by applicable "know your customer" and anti-money laundering rules and regulations including without limitation the USA PATRIOT Act to the extent reasonably requested in writing by Virtu at least seven business days prior to the anticipated closing date.

        In addition, if requested by Virtu in writing and subject to certain limitations, the Company will, and will cause its subsidiaries to, use reasonable best efforts to deliver all notices and to take all other reasonable actions to facilitate (i) the repayment (using funds provided by Virtu) in full on the closing date (or in the case of any letters of credit, cash collateralization, to the extent that Virtu will not have entered into an alternative arrangement with the issuing bank) of all amounts and other obligations then outstanding under and (ii) the termination on the closing date of the Credit Agreement, dated as of January 26, 2018, among ITG Inc., as borrower, the Company, as guarantor, the several banks and other financial institutions or entities from time to time party thereto, as lenders, Bank of America, N.A. and Bank of Montreal, as syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent (which we refer to as the "Company Credit Agreement"), including obtaining a payoff letter in customary form as well as related customary lien release documentation from the agent under the Company Credit Agreement. Virtu will provide all funds required to effect any such termination of the Company Credit Agreement.

        Moreover, the Company and its subsidiaries must use their reasonable best efforts to periodically update the required customary financial information provided to Virtu as may be necessary so that such required information meets the applicable requirements set forth in the merger agreement.

Certain Additional Covenants

        The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this proxy statement, obtaining required consents, access to information, exemption from takeover laws, public announcements with respect to the transactions contemplated by the merger agreement, the taking of steps to cause dispositions of Company equity securities pursuant to the transactions contemplated by the merger agreement by directors and officers of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, the delisting of Company common stock, cooperation with respect to stockholder litigation, integration, the Company's employee stock purchase plan, various employee matters and a post-closing reorganization.

Stockholder Meeting and Recommendation of the Company Board of Directors

        The Company has agreed to hold a meeting of its stockholders for the purpose of voting upon adoption of the merger agreement and other related matters as soon as reasonably practicable. The Company board has agreed to communicate to its stockholders its recommendation (and include such recommendation in this proxy statement) that they adopt the merger agreement.

        As discussed more fully below, the Company has agreed not to solicit any alternative proposal or offer to merge or acquire 15% or more of the Company or any of its subsidiaries assets or equity interest, as applicable. However, prior to the adoption of the merger agreement by the Company stockholders, the Company board may make a Company adverse recommendation change (defined below) if (i) the Company board is presented with an unsolicited bona fide written takeover proposal and, after consultation with its outside legal and financial advisors determines that such unsolicited bona fide written takeover proposal constitutes a superior company proposal (defined below), or (ii) other than in connection with an unsolicited bona fide written takeover proposal, an event, fact, circumstance, development or occurrence that affects the business, assets or operations of the Company that is unknown to the Company board as of the date of the merger agreement and becomes known to the Company board, and in either case of (i) or (ii), the Company board concludes in good faith after consultation with its outside legal counsel that failure to make a Company adverse recommendation change is reasonably likely to violate its fiduciary duties to the Company stockholders, provided that:

  •
  the Company gives Virtu at least five business days' prior written notice of its intention to take such action and certain information about the event or circumstances giving rise to its determination to take such action (including (i) in the case of a takeover proposal, the latest terms and conditions of, and the identity of the third party making, any such takeover proposal or any amendment or modification thereof, or (ii) in the case of an unknown and not reasonably foreseeable intervening event, the details of the intervening event); and

  •
  the Company board takes into account any changes to the merger agreement committed to in writing by Virtu, which the Company shall negotiate in good faith so that (i) in the event of a superior company proposal, the merger agreement results in a transaction that is no less favorable to the Company stockholders than any superior company proposal in the absence of such changes or (ii) in the event of an unknown and not reasonably foreseeable intervening event, the Company board would no longer be required to make a Company adverse recommendation change in order not to be reasonably likely to violate its fiduciary duties to the Company stockholders. In the event Virtu agrees to make such changes to the merger agreement in either case of clause (i) or (ii) above, as applicable, no Company adverse recommendation change will be made.

        Notwithstanding any Company adverse recommendation change, unless the merger agreement has been terminated in accordance with its terms, the Company is required to convene the special meeting and to submit the merger agreement to a vote of Company stockholders.

        Except as set forth above, the Company board shall not, and shall not resolve or agree to, (i) withdraw or modify in any manner adverse to Virtu, or propose to withdraw or modify in any manner adverse to Virtu, the Company recommendation, (ii) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, any takeover proposal, (iii) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Company or any of its subsidiaries to enter into, any letter of intent, agreement in principle, memorandum of understanding, merger agreement, asset or share purchase or share exchange agreement, option agreement or other similar agreement related to any takeover proposal, (iv) enter into any agreement, letter of intent or agreement in principle requiring the Company to abandon, terminate or fail to consummate the merger or breach its obligations under the merger agreement, (v) subject to the ability of the Company to make certain statements required by law (see "—Certain Permitted Disclosure"), fail to recommend against any takeover proposal involving a tender offer or exchange offer for Company common stock within 10 business days after the commencement of such offer, (vi) fail to include the Company recommendation in this proxy statement or to re-affirm the Company recommendation at the request of Virtu within ten (10) business days or (vii) resolve or agree to do any of the foregoing (we refer to any of the above as a "Company adverse recommendation change").

        The Company may not adjourn, postpone or recess the special meeting without the prior written consent of Virtu (which consent will not be unreasonably withheld) and the Company must adjourn, postpone or recess the special meeting as directed by Virtu if there are insufficient shares of Company common stock represented (either present or represented by proxy) to constitute a quorum necessary to conduct the business of the special meeting, or if on the date of such meeting the Company has not received proxies representing a sufficient number of shares necessary for adoption of the merger agreement (in each case, so long as such meeting is not adjourned, postponed or recessed to a date that is after July 6, 2019).

Agreement Not to Solicit Other Offers

        The Company has agreed that it will not, and will use reasonable best efforts to cause its affiliates and its and their respective officers, directors or employees, agents, affiliates and representatives not to, directly or indirectly:

  •
  solicit or initiate, or knowingly encourage, induce or facilitate (including by way of providing information) any takeover proposal or any inquiry or proposal that constitutes or may reasonably be expected to result in a takeover proposal;

  •
  participate in any discussions or negotiations with any person regarding, or furnish to any person any information with respect to, or cooperate in any way with any person (whether or not a person making a takeover proposal) with respect to any takeover proposal or any inquiry or proposal that may reasonably be expected to result in a takeover proposal;

  •
  approve or recommend, or propose to approve or recommend, any takeover proposal;

  •
  approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, memorandum of understanding, merger agreement, asset or share purchase or share exchange agreement, option agreement or other similar agreement related to any takeover proposal;

  •
  enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by, or breach its obligations under, the merger agreement; or

  •
  propose or agree to do any of the foregoing.

        For purposes of the merger agreement, a "takeover proposal" means, other than the transactions contemplated by the merger agreement, any offer or proposal with respect to any (i) merger, consolidation, share exchange, other business combination or similar transaction involving the Company or any of its subsidiaries representing 15% or more of the assets or equity interests, as applicable, of the Company and its subsidiaries, taken as a whole, (ii) direct or indirect acquisition of more than 15% of the outstanding shares of Company common stock or voting power of the Company, (iii) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in the Company or any of its subsidiaries or otherwise) of any business or assets of the Company or any of its subsidiaries representing 15% or more of the consolidated revenues, net income or assets of the Company and its subsidiaries, taken as a whole, (iv) issuance, sale or other disposition, directly or indirectly, to any person (or the stockholders of any person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 15% or more of the voting power of the Company, (v) any tender offer or exchange offer as a result of which any person or group shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, of 15% or more of the voting power of the Company or (vi) any combination of the foregoing.

        However, in the event that, prior to the adoption of the merger agreement by the Company's stockholders, the Company receives an unsolicited bona fide written takeover proposal, after the date of the merger agreement (which did not result from a breach of the Company's agreement not to solicit other offers) and the Company board concludes in good faith (after consultation with its outside legal and financial advisors) that such takeover proposal constitutes or is reasonably likely to result in a superior company proposal and that failure to take such action would be reasonably likely to result in a violation of its fiduciary duties to the Company stockholders under applicable law, the Company may:

          (x)   furnish information with respect to the Company and any of its subsidiaries to the third party making such takeover proposal pursuant to a confidentiality agreement with such third party on terms no less favorable to it than the confidentiality agreement between Virtu and the Company and which contains a customary standstill provision, so long as any material non-public information provided under this clause has previously been provided to Virtu or is provided to Virtu substantially concurrently with the time it is provided to such third party, and

          (y)   participate in discussions regarding the terms of such takeover proposal and the negotiation of such terms with the third party making such takeover proposal; provided, that the Company will within 24 hours provide Virtu with any information with respect to the Company and any of its subsidiaries provided to such third party which was not previously provided to Virtu (or its representatives). The Company has agreed that neither it nor any of its subsidiaries will terminate, waive, amend, modify or fail to enforce any existing standstill or confidentiality obligations owed by any third party to the Company or any of its subsidiaries, in each case except to the extent necessary to permit the Company to take an action it is otherwise permitted to take under the merger agreement; provided, that the Company has waived any such standstill obligation to the extent necessary to permit a third party otherwise covered by such standstill to submit a confidential unsolicited bona fide written takeover proposal to the Company board.

        The Company will within 24 hours advise Virtu orally of the receipt of any takeover proposal and the substance thereof (including the material terms and conditions of and the identity of the person making such takeover proposal), and will keep Virtu informed in all material respects of the status and details (including any material change to the terms thereto) of the takeover proposal on a reasonably current basis, including any amendments to or revisions of the terms of such takeover proposal.

        As used in the merger agreement, "superior company proposal" means a bona fide unsolicited written takeover proposal (substituting "50%" for "15%," in the definition thereof) which the Company board has determined in good faith, after consultation with its legal and financial advisors, (i) to be superior to the holders of Company common stock from a financial point of view than (x) the merger (including the merger consideration), taking into account all the terms and conditions of such proposal and the person making the proposal (including all financial, regulatory and legal conditions to consummation and other aspects of such proposal), and (y) the merger agreement (including any changes proposed by Virtu to the terms of the merger agreement), and (ii) is reasonably capable of being consummated on the terms proposed and (iii) for which financing, if a cash transaction (whether in whole or in part), is not a condition to closing.

Certain Permitted Disclosure

        Nothing in the merger agreement will prevent the Company from complying with Rule 14a-9, Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or Item 1012(a) of Regulation M-A under the Exchange Act, or from issuing a "stop, look and listen" statement pending disclosure of its position thereunder or making any required disclosure to the Company's stockholders if, in the good faith judgment of the Company board, after consultation with its outside legal counsel, the failure to do so would be reasonably likely to result in a violation of its fiduciary duties under applicable law or such disclosure is otherwise required under applicable law.

Conditions to Complete the Merger

        The respective obligations of the Company, Virtu and Merger Sub to complete the merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver of the following conditions:

  •
  the adoption of the merger agreement by the Company's stockholders;

  •
  all required governmental approvals will have been obtained and will remain in full force and effect, including the expiration or termination of any applicable pre-merger waiting period under the HSR Act;

  •
  the absence of any order, injunction, ruling, decree or judgment issued by any court or agency of competent jurisdiction or other legal restraint or prohibition restraining, enjoining or otherwise preventing the consummation of the merger, and the absence of any law, statute, rule or regulation of any governmental authority prohibiting or making illegal consummation of the merger;

  •
  the accuracy of the other party's representations and warranties contained in the merger agreement as of the date on which the merger agreement was entered into and as of the date on which the merger is completed, subject to the materiality standards provided in the merger agreement (and the receipt by each party of an officer's certificate from the other party to such effect); and

  •
  the performance by the other party in all material respects of all obligations required to be performed by it under the merger agreement at or prior to the date on which the merger is completed (and the receipt by each party of an officer's certificate from the other party to such effect).

        None of the Company, Virtu or Merger Sub can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this proxy statement, the Company has no reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

        The merger agreement can be terminated at any time prior to completion of the merger (whether before or after the adoption of the merger agreement by the Company stockholders) in any of the following circumstances:

  •
  by the mutual written consent of Virtu and the Company;

  •
  by either Virtu or the Company if:

  •
  the merger has not been completed on or before July 6, 2019, except that, if the failure of the merger to be consummated by that date is primarily due to the breach by the party seeking to terminate the merger agreement of any representation, warranty, covenant or agreement contained in the merger agreement, such party shall not be permitted to terminate the merger agreement;

  •
  any injunction permanently restrains, enjoins or prohibits or makes illegal the consummation of the merger, and such injunction becomes effective (and final and non-appealable) or any law, statute, rule or regulation becomes enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal consummation of the merger;

  •
  the Company stockholders fail to adopt the merger agreement at the special meeting;

  •
  by the Company, (i) if there has been a material breach of any representation, warranty, covenant or agreement on the part of Virtu or Merger Sub contained in the merger agreement, which breach would give rise to the failure of a condition to the Company's obligation to complete the merger and which is not curable or cured within the earlier of thirty (30) days and July 6, 2019, and (ii) the Company is not then in breach of any representation, warranty, covenant or agreement contained in the merger agreement such that it would give rise to the failure of a condition to Virtu's or Merger Sub's obligation to complete the merger;

  •
  by Virtu, (i) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in the merger agreement, which breach would give rise to the failure of a condition to Virtu's obligation to complete the merger and which is not curable or cured within the earlier of thirty (30) days and July 6, 2019, and (ii) Virtu is not then in breach of any representation, warranty, covenant or agreement contained in the merger agreement such that it would give rise to the failure of a condition precedent to the Company's obligation to complete the merger; or

  •
  by Virtu if, prior to obtaining the approval of Company stockholders of the merger proposal:

  •
  the Company board fails to recommend to the Company stockholders that they approve the merger proposal, or effects a Company adverse recommendation change; or

  •
  the Company or the Company board has materially breached its obligations with respect to obtaining stockholder approval or not soliciting other offers in a manner adverse to Virtu.

Effect of Termination

        If the merger agreement is terminated, it will become void and have no effect, except that designated provisions of the merger agreement will survive the termination, including those relating to payment of a termination fee, expense reimbursement and the confidential treatment of information.

Termination Fee

        The Company will pay Virtu a termination fee in the amount of $33,760,000 if the merger agreement is terminated in any of the following circumstances:

  •
  prior to obtaining the approval of Company stockholders of the merger proposal, Virtu terminates the merger agreement because the Company board fails to recommend to the Company stockholders that they approve the merger proposal or effects a Company adverse recommendation change;

  •
  prior to obtaining the approval of Company stockholders of the merger proposal, Virtu terminates the merger agreement because the Company or the Company board has materially breached its obligations with respect to obtaining stockholder approval or not soliciting other offers in a manner adverse to Virtu; or

  •
  prior to the special meeting, (i) a Company takeover proposal is publicly made or otherwise communicated or made known to the Company's senior management or the Company board and not withdrawn (and withdrawn publicly if made publicly), (ii) the merger agreement is terminated because (x) the Company stockholders fail to adopt the merger agreement at the special meeting, (y) a material breach of a representation, warranty, covenant or agreement by the Company results in the failure of a condition to Virtu's obligation to complete the merger and Virtu elects not to complete the merger or (z) the merger is not completed by July 6, 2019 and at the time of termination, in the case of (y) or (z), the approval of Company stockholders of the merger proposal has not been obtained, and (iii) within 12 months of the termination of the merger agreement, the Company consummates a transaction (or enters into a definitive agreement to do so) with respect to a takeover proposal, provided that, for purposes of the foregoing, all references in the definition of takeover proposal to "15%" will instead refer to "50%".

        The Company will pay Virtu an amount equal to that required to reimburse Virtu and its affiliates for all of their reasonable documented expenses up to a maximum of $15,000,000 (and which will be credited against any termination fee owed in the event that Virtu would be entitled to both the termination fee and expense reimbursement) if the merger agreement is terminated by Virtu or the

Company because the Company stockholder approval is not obtained at the special meeting duly convened.

        Any termination fee that becomes due must be paid by wire transfer of same-day funds (i) under the circumstances described in the first or second bullet point above, on the business day immediately following the date of termination of the merger agreement and (ii) under the circumstances described in the third bullet point above, on the date of the first to occur of the events described in clause (iii) of that bullet point.

Other Provisions

Expenses and Fees

        Unless a specific term of the merger agreement provides for a different arrangement, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such expense, whether or not the merger is consummated, except that expenses incurred in connection with printing and mailing of this proxy statement and in connection with notices or other filings with any governmental authorities under any laws shall be shared equally by Virtu and the Company.

Amendment, Waiver and Extension of the Merger Agreement

        Subject to compliance with applicable law, the merger agreement may only be amended by an instrument or instruments in writing signed by, in the case of any modification or amendment, each of Virtu, Merger Sub and the Company, provided that after adoption of the merger agreement by the Company stockholders, there may not be, without further approval of such stockholders, any amendment of the merger agreement that requires further approval under applicable law.

Specific Performance

        The parties have agreed in the merger agreement that irreparable damage would occur in the event that any of the provisions of the merger agreement are not performed in accordance with their specific terms or are otherwise breached, and that monetary damages, even if available, would not be an adequate remedy. Accordingly, prior to the valid termination of the merger agreement, each of the parties is entitled to specific performance of the terms of the merger agreement, including an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement (including the obligation to consummate the merger) in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties also waives, in the merger agreement, (i) any defense in any action for specific performance that a remedy of monetary damages would be adequate and (ii) any right to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason.

Governing Law

        The merger agreement is governed by the laws of the State of Delaware, without giving effect to conflicts of laws principles that would cause the application of the law of any other jurisdiction.

No Third-Party Beneficiaries

        The merger agreement is not intended to and does not confer upon any person, other than the parties to the merger agreement and, as to certain provisions, the financing sources, any rights, remedies, obligations or liabilities under or by reason of the merger agreement, other than as described under "—Director and Officer Indemnification and Insurance" and "—Treatment of Company Equity Awards."

APPRAISAL RIGHTS

        If the merger agreement is adopted by Company stockholders, Company stockholders who do not vote in favor of the merger proposal and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached to this proxy statement as Annex C. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that Company stockholders exercise their appraisal rights under Section 262 of the DGCL. Only a holder of record of shares of Company common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A person having a beneficial interest in shares of Company common stock held of record in the name of another person, such as a bank, broker or other holder of record, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Company common stock through a bank, broker or other holder of record and you wish to exercise appraisal rights, you should consult with the record holder of your shares.

        Under Section 262 of the DGCL, Company stockholders who (i) do not vote in favor of the merger proposal, (ii) are the record holders of such shares on the date on which they make a demand for appraisal and continue to hold such shares through the effective time and (iii) otherwise follow exactly the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any (subject to proportionate reduction for any consideration paid to such stockholders prior to such determination), as determined by the Delaware Court of Chancery. For further information, see "Appraisal Rights—Determination of Fair Value."

        Under Section 262 of the DGCL, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the Company's notice to its stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 of the DGCL is attached to this proxy statement as Annex C. In connection with the merger, any Company stockholder who wishes to exercise appraisal rights, or who wishes to preserve such holder's right to do so, should review Annex C carefully.

        Failure to strictly comply with the requirements of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses its, his or her appraisal rights will be entitled to receive the merger consideration described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Company common stock, the Company believes that, if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

        Stockholders wishing to exercise the right to seek an appraisal of their shares of Company common stock must do ALL of the following:

  •
  the stockholder must not vote in favor of the merger proposal. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, a Company stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal to adopt the merger agreement, abstain or not vote its shares;

  •
  the stockholder must deliver to the Company a written demand for appraisal before the vote on the merger proposal at the special meeting;

  •
  the stockholder must continuously hold the shares from the date of making the demand through the effective time. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time; and

  •
  the stockholder or the surviving corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. If no party files such petition for appraisal within 120 days after the effective time, then the stockholder will lose its right to an appraisal of its shares of Company common stock. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

Filing Written Demand

        Any Company stockholder wishing to exercise appraisal rights must deliver to the Company, before the vote on the adoption of the merger agreement at the special meeting at which the merger proposal will be submitted to the Company stockholders, a written demand for the appraisal of the stockholder's shares, and that stockholder must not submit a blank proxy or vote in favor of the merger proposal. A Company stockholder wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time. A Company stockholder must not submit a blank proxy or vote in favor of the merger proposal. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the merger proposal, and it will constitute a waiver of the Company stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a Company stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the merger proposal or abstain from voting on the merger proposal. Neither voting against the merger proposal nor abstaining from voting on the merger proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal. A proxy or vote against the merger proposal will not constitute a demand. A stockholder's failure to make the written demand prior to the taking of the vote on the merger proposal at the special meeting will constitute a waiver of appraisal rights.

        Only a holder of record of shares of Company common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A demand for appraisal in respect of shares of Company common stock should be executed by or on behalf of the holder of record, and must reasonably inform the Company of the identity of the holder and state that the holder intends thereby to demand appraisal of the holder's shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

        Stockholders who hold their shares in bank or brokerage accounts or other nominee forms, and who wish to exercise appraisal rights, should consult with their banks, brokers and other holders of record, as applicable, to determine the appropriate procedures for such record holder to make a demand for appraisal of those shares. A person having a beneficial interest in shares held of record in the name of another person, such as a bank, broker or other holder of record, must act promptly to cause the record holder to follow properly and in a timely manner the steps necessary to perfect appraisal rights. Shares held through banks, brokerage firms and other financial institutions are frequently deposited with and held of record in the name of a nominee of a central security depository, such as Cede & Co., The Depository Trust Company's nominee. Any beneficial holder of shares desiring to exercise appraisal rights with respect to such shares that are held through a bank, brokerage firm or other financial institution is responsible for ensuring that the demand for appraisal is made by the record holder. The stockholder should instruct such bank, brokerage firm or other financial institution that the demand for appraisal must be made by the record holder of the shares, which might be the name of a central security depositary if the shares have been so deposited.

        A record owner, such as a bank or broker, who holds shares of Company common stock as a nominee for others may exercise its, his or her right of appraisal with respect to the shares of Company common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Company common stock as to which appraisal is sought. Where no number of shares of Company common stock is expressly mentioned, the demand will be presumed to cover all shares of Company common stock held in the name of the record owner.

        All written demands for appraisal pursuant to Section 262 of the DGCL should be mailed or delivered to:

Investment Technology Group, Inc.
One Liberty Plaza
165 Broadway, 5th Floor
New York, New York 10006
Telephone: (212) 588-4000
Attn: Corporate Secretary

        Any Company stockholder who has not commenced an appraisal proceeding or joined an appraisal proceeding as a named party may withdraw its, his or her demand for appraisal and accept the merger consideration by delivering to the surviving corporation a written withdrawal of the demand for appraisal within 60 days after the effective time. However, any such attempt to withdraw the demand made more than 60 days after the effective time will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; however, such dismissal will not affect the right of any stockholder who has not commenced an appraisal proceeding, or joined that proceeding as a named party, to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective time.

Notice by the Surviving Corporation

        If the merger is completed, within 10 days after the effective time, the surviving corporation will notify each Company stockholder who has made a written demand for appraisal pursuant to Section 262 of the DGCL, and who has not voted in favor of the proposal to adopt the merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

        Within 120 days after the effective time, but not thereafter, the surviving corporation or any Company stockholder who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of shares of Company common stock. Accordingly, any Company stockholders who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Company common stock within the time and in the manner prescribed by Section 262 of the DGCL. The failure of a Company stockholder to file such a petition within the period specified in Section 262 of the DGCL could nullify the stockholder's previous written demand for appraisal.

        Within 120 days after the effective time, any Company stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger proposal and with respect to which the Company has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

        If a petition for an appraisal is duly filed by a Company stockholder and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated, within 20 days after such service, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Delaware Court of Chancery, the court is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss such stockholder from the proceedings.

Determination of Fair Value

        After determining the Company stockholders entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of the shares of Company common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each Company stockholder entitled to appraisal an amount in cash, in which case interest shall accrue after such payment only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise, and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although the Company believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither the Company nor Virtu anticipates offering more than the merger consideration to any Company stockholder exercising appraisal rights, and each of the Company and Virtu reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the "fair value" of a share of Company common stock is less than the merger consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease.

        The costs of the appraisal proceedings may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro-rata against the value of all the shares entitled to be appraised.

        If any stockholder who demands appraisal of shares of Company common stock under Section 262 of the DGCL fails to perfect, or loses or successfully withdraws, such holder's right to appraisal, the stockholder's shares of Company common stock will be deemed to have been converted at the effective time into the right to receive the merger consideration, less applicable withholding taxes. A stockholder will fail to perfect, or effectively lose or withdraw, the holder's right to appraisal if no petition for appraisal is filed within 120 days after the effective time or if the stockholder delivers to the surviving corporation a written withdrawal of the holder's demand for appraisal and an acceptance of the merger consideration in accordance with Section 262 of the DGCL.

        From and after the effective time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of Company common stock for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder's shares of Company common stock, if any, payable to Company stockholders of record as of a time prior to the effective time; however, if no petition for an appraisal is filed, or if the stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within 60 days after the effective time or thereafter with the written approval of the surviving corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.

        Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder's statutory appraisal rights. Consequently, any Company stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, Section 262 of the DGCL will govern.

PROPOSAL NO. 2—ADVISORY VOTE ON MERGER-RELATED COMPENSATION FOR THE COMPANY'S NAMED EXECUTIVE OFFICERS

        Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, the Company is seeking a non-binding, advisory stockholder approval of the compensation of the Company's named executive officers that is based on or otherwise relates to the merger as disclosed "The Merger—Interests of the Company's Directors and Executive Officers in the Merger—Quantification of Potential Payments to the Company's Named Executive Officers in Connection with the Merger" beginning on page 37. The proposal gives the Company's stockholders the opportunity to express their views on the merger-related compensation of the Company's named executive officers.

        Accordingly, the Company is requesting stockholders to adopt the following resolution, on a non-binding, advisory basis:

        "RESOLVED, that the compensation that will or may be paid or become payable to the Company's named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation will or may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in 'The Merger—Interests of the Company's Directors and Executive Officers in the Merger—Quantification of Potential Payments to the Company's Named Executive Officers in Connection with the Merger,' are hereby APPROVED."

        Approval of this proposal is not a condition to completion of the merger, and the vote with respect to this proposal is advisory only and will not be binding on the Company or Virtu. If the merger is completed, the merger-related compensation may be paid to the Company's named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if Company common stockholders decline to approve the advisory vote regarding merger-related compensation.

        The Company board unanimously recommends that Company common stockholders vote "FOR" the compensation proposal.

PROPOSAL NO. 3—VOTE ON ADJOURNMENT

        The Company is seeking stockholder approval of a proposal that will give the Company board authority to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the merger agreement, if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement or in the absence of a quorum. If this adjournment proposal is approved, the special meeting could be adjourned by the Company board to any date prior to July 6, 2019.

        Under the merger agreement, the Company board must not adjourn, postpone or recess the special meeting without the prior written consent of Virtu (which shall not be unreasonably withheld), and will adjourn, postpone or recess such meeting as directed by Virtu to obtain a quorum or solicit additional votes (in each case, so long as such meeting is not adjourned, postponed or recessed to a date after July 6, 2019). If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time before their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the proposal to approve the merger agreement but do not indicate a choice on the adjournment proposal, your shares of common stock will be voted in favor of the adjournment proposal.

        The Company does not anticipate calling a vote on this proposal if the proposal to approve the merger agreement is approved by the requisite number of shares of Company common stock at the special meeting.

        The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to approve the merger agreement. Accordingly, you may vote to approve the proposal to approve the merger agreement and vote not to approve the adjournment proposal and vice versa.

        Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock present or represented by proxy at the special meeting.

        The Company board unanimously recommends that Company common stockholders vote "FOR" the adjournment proposal, if a vote on the adjournment proposal is called.

MARKET PRICE AND DIVIDENDS

        Company common stock is listed for trading on the NYSE under the symbol "ITG." On December 6, 2018, there were 564 holders of record of Company common stock and approximately 4,489 beneficial owners of Company common stock. The table below shows the high and low sales prices of Company common stock, as reported on the NYSE, and the cash dividends declared per share, for the periods indicated.

	Investment Technology Group, Inc. Common Stock
	High	Low	Dividend
Fiscal Year 2016
First quarter	$22.39	$14.95	$0.07
Second quarter	22.92	15.29	0.07
Third quarter	18.47	15.06	0.07
Fourth quarter	21.11	15.04	0.07
Fiscal Year 2017
First quarter	21.28	19.01	0.07
Second quarter	22.42	18.87	0.07
Third quarter	22.69	19.87	0.07
Fourth quarter	23.96	17.63	0.07
Fiscal Year 2018
First quarter	21.81	19.01	0.07
Second quarter	23.07	19.10	0.07
Third quarter	23.88	19.66	0.07
Fourth quarter (through December 12, 2018)	30.25	21.35	0.07

        In the merger, each share of Company common stock issued and outstanding immediately prior to the effective time, except for specified shares held by the Company or owned by Virtu or Merger Sub and shares of Company common stock held by Company stockholders who properly exercise dissenters' rights, shall be converted into the right to receive $30.30 in cash without interest. The merger consideration represents a premium of approximately 41% over the Company's average closing share price on the NYSE of $21.55 in the 30 calendar days prior to news reports of a potential sale of the Company on October 4, 2018.

        On December 13, 2018, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for Company common stock on the NYSE was $30.06 per share. We urge you to obtain current market quotations for Company common stock in connection with voting your shares.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of December 12, 2018 (unless otherwise indicated), regarding beneficial ownership of Company common stock by (1) each director, (2) each named executive officer, (3) all current directors and executive officers as a group and (4) each person known by the Company to beneficially own 5% or more of Company common stock. For the purpose of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person or group has the right to acquire at December 12, 2018 or within 60 days thereafter, but such shares are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated in a footnote and subject to applicable community property and similar statutes, each stockholder listed as the beneficial owner of the shares possesses sole voting and dispositive power with respect to such shares. The mailing address of the parties listed below is the Company's principal business address unless otherwise indicated.

Name and Address of Beneficial Owner	Shares of ITG Common Stock Beneficially Owned		Percentage of ITG Common Stock Beneficially Owned
Directors
Brian G. Cartwright	14,051	(1,3)	*
Minder Cheng	116,020	(1,2)	*
Timothy L. Jones	70,040	(1,2)	*
R. Jarrett Lilien	56,778	(1,2)	*
Kevin J. Lynch	47,620	(2,4)	*
Lee M. Shavel	14,317	(1)	*
Francis J. Troise	419,611	(1,3,5,6,7)	1.3%
Steven S. Wood	81,129	(1,2)	*
Executive Officers (Other than Mr. Troise)
Robert J. Boardman	120,126	(1,3)
Etienne Phaneuf	51,929	(1,3)	*
Brian Pomraning	7,927	(1,3)	*
Steven R. Vigliotti	139,883	(1,3)	*
All current directors and executive officers as a group (15 persons)	1,257,986	(1,2,3,4,5,6,7)	3.8%
Five Percent Stockholders
BlackRock, Inc.	4,326,982	(8)	13.1%
The Vanguard Group, Inc.	3,021,919	(9)	9.1%
Fuller & Thaler Asset Management, Inc.	1,855,587	(10)	5.6%
The Bank of New York Mellon Corporation	1,776,973	(11)	5.4%

*
Less than 1% of shares beneficially owned.

(1)
Beneficial ownership includes common stock directly owned as follows: Mr. Cartwright: 12,094; Mr. Cheng: 114,993; Mr. Jones: 6,713; Mr. Lilien: 53,381; Mr. Shavel: 14,317; Mr. Troise: 143,521; Mr. Wood: 9,354; Mr. Boardman: 110,608; Mr. Phaneuf: 42,165; Mr. Pomraning: 1,775; Mr. Vigliotti: 131,820; and all current directors and executive officers as a group: 745,485.

(2)
Beneficial ownership includes deferred share units as follows: Mr. Cheng: 1,027; Mr. Jones: 63,327; Mr. Lilien: 3,397; Mr. Lynch: 11,120; Mr. Wood: 71,775; and all current directors as a group: 150,646. Deferred share units represent a right to acquire the underlying shares when a director retires from our Board of Directors. Deferred share units have no voting rights.

(3)
Beneficial ownership includes unvested restricted stock unit awards that vest within 60 days of December 12, 2018 as follows: Mr. Cartwright: 1,957; Mr. Troise: 79,238; Mr. Boardman: 9,518; Mr. Phaneuf: 9,764; Mr. Pomraning: 6,152; Mr. Vigliotti: 8,063; and all current directors and executive officers as a group: 123,120.

(4)
Beneficial ownership includes 36,500 shares of common stock held in an irrevocable trust for the benefit of Mr. Lynch's children.

(5)
Beneficial ownership includes stock options that are exercisable at December 12, 2018 as follows: Mr. Troise: 131,240; and all current directors and executive officers as a group: 131,240.

(6)
Beneficial ownership includes unvested stock options that vest within 60 days of December 12, 2018 as follows: Mr. Troise: 65,611; and all current directors and executive officers as a group: 65,611.

(7)
Beneficial ownership includes shares held under the Company ESPP as follows: Mr. Troise: 1; and all current directors and executive officers as a group: 1,013.

(8)
Information regarding the number of shares beneficially owned is as of December 31, 2017 and was derived from a Schedule 13G, as amended, filed on January 23, 2018 by BlackRock, Inc. ("BlackRock") in its capacity as a parent holding company. BlackRock reported having sole voting power over 4,259,904 shares of our common stock and sole dispositive power over 4,326,982 shares of our common stock. The percentage of the outstanding class is calculated based on outstanding shares at April 1, 2018. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(9)
Information regarding the number of shares beneficially owned is as of December 31, 2017 and was derived from a Schedule 13G, as amended, filed on February 9, 2018 by The Vanguard Group, Inc. ("Vanguard") in its capacity as an investment adviser. Vanguard reported having sole voting power over 40,987 shares of our common stock, shared voting power over 2,000 shares of our common stock, sole dispositive power over 2,982,385 shares of our common stock, and shared dispositive power over 39,534 shares of our common stock. The percentage of the outstanding class is calculated based on outstanding shares at April 1, 2018. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(10)
Information regarding the number of shares beneficially owned is as of December 31, 2017 and was derived from a Schedule 13G, as amended, filed on February 14, 2018 by Fuller & Thaler Asset Management, Inc. ("Fuller & Thaler") in its capacity as an investment adviser. Fuller & Thaler reported having sole voting power over 1,819,707 shares of our common stock and sole dispositive power over 1,855,587 shares of our common stock. The percentage of the outstanding class is calculated based on outstanding shares at April 1, 2018. The address of Fuller & Thaler is 411 Borel Avenue, Suite 300, San Mateo, CA 94402.

(11)
Information regarding the number of shares beneficially owned is as of December 31, 2017 and was derived from a Schedule 13G, as amended, filed on February 7, 2018 by The Bank of New York Mellon Corporation ("BNY Mellon") in its capacity as a parent holding company. BNY Mellon reported having sole voting power over 1,739,411 shares of our common stock, sole dispositive power over 1,703,141 shares of our common stock and shared dispositive power over 73,832 shares of our common stock. The percentage of the outstanding class is calculated based on outstanding shares at April 1, 2018. The address of BNY Mellon is 225 Liberty Street, New York, NY 10286.

 DELISTING AND DEREGISTRATION OF COMPANY COMMON STOCK

        Company common stock is currently listed on the NYSE under the symbol "ITG." If the merger is completed, Company common stock will be delisted from the NYSE and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of Company common stock.

OTHER MATTERS

        The Company does not know of any business to be presented for action at the special meeting other than those items referred to herein. If any other matters properly come before the special meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof by and at the discretion of the persons named as proxies on the proxy card.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

        The SEC's rules regarding the delivery of proxy materials to stockholders permit the Company to deliver a single copy of these documents to an address shared by two or more of the Company's stockholders who do not participate in electronic proxy material delivery. This method of delivery is called "householding," and it can reduce the Company's printing and mailing costs. It also reduces the volume of mail you receive. If you requested to receive proxy materials by mail, the Company will deliver only one set of proxy materials to you if you share an address with another stockholder, unless the Company receives instructions to the contrary from one or more of the stockholders at your address. If you would like to receive proxy materials by mail, the Company will promptly mail you proxy materials upon written request to the Corporate Secretary at Investment Technology Group, Inc., One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006. The same address may be used to notify the Company that you wish to receive a separate set of proxy materials in the future, or to request delivery of a single copy of the Company's proxy materials if you are receiving multiple copies.

STOCKHOLDER PROPOSALS

        If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the merger is not consummated, we expect to resume our annual meetings of stockholders and will provide notice of or otherwise publicly disclose the date on which our first such meeting will be held. If we have public stockholders at the time of our 2019 annual meeting, the following deadlines apply to the submission of stockholder proposals.

        Stockholders who, in accordance with Exchange Act Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by the Company in connection with the 2019 annual meeting of stockholders must submit their proposals to the Company's Corporate Secretary on or before December 26, 2018. Such proposals must also comply with the requirements of Rule 14a-8. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

        Under the Company's By-laws, for director nominations or other business to be properly brought before the 2019 annual meeting, a stockholder's notice of the matter the stockholder wishes to present must be delivered to Investment Technology Group, Inc., One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006, Attention: Corporate Secretary, not less than 90 nor more than 120 days prior to the first anniversary of the date of the 2018 Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the Company's By-laws (and not pursuant to Exchange Act Rule 14a-8) must be received no earlier than February 7, 2019 and no later than March 9, 2019. Such notices must also comply with the other requirements of the By-laws.

 WHERE YOU CAN FIND MORE INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, proxy statements or other information on file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1 (800) SEC-0330 for further information regarding its public facilities. The Company's SEC filings are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at https://www.sec.gov. You may also retrieve the Company's SEC filings at its Internet website at http://www.itg.com under the heading "Investor Relations," and then under the heading "SEC Filings." The information contained on our Internet website, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this proxy statement.

        Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC's rules allow the Company to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement from the date those documents are filed, except for any information superseded by information contained directly in this proxy statement. The Company has filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):

  •
  Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 1, 2018;

  •
  Quarterly Report on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC, respectively, on May 2, 2018, August 8, 2018 and November 9, 2018; and

  •
  Current Reports on Form 8-K, filed with the SEC on November 7, 2018 (disclosing the Company's entry into the merger agreement) and November 8, 2018.

        All documents that the Company files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement to the date on which the special meeting is held, including any adjournments or postponements (other than information in such documents that is furnished and not deemed to be filed), shall also be deemed to be incorporated by reference into this proxy statement from the date of filing of those documents.

        You may obtain any of the documents incorporated by reference from the SEC's Internet website described above. Documents incorporated by reference in this proxy statement are also available from the Company without charge, excluding all exhibits unless specifically incorporated by reference in such documents. Stockholders may obtain electronic copies of documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from the Company at the following address:

Investment Technology Group, Inc.
One Liberty Plaza
165 Broadway, 5th Floor
New York, New York 10006
Telephone: (212) 588-4000
Attn: Corporate Secretary

        If you would like to request documents, please do so by January 10, 2019 to receive them before the special meeting. If you request any incorporated documents, the Company undertakes to mail them to you by first-class mail or another equally prompt means, within one business day of receipt of your request.

        You should rely only on the information contained in this proxy statement, including the annexes attached hereto or the information incorporated by reference herein, to vote your Company common stock at the special meeting. The Company has not authorized anyone to provide you with information that differs from that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. This proxy statement is dated December 14, 2018. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders will not create any implication to the contrary.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING.

 Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

VIRTU FINANCIAL, INC.

IMPALA MERGER SUB, INC.

and

INVESTMENT TECHNOLOGY GROUP, INC.

Dated as of November 6, 2018

A-i

A-ii

A-iii

 AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of November 6, 2018 (this "Agreement"), is by and among Virtu Financial, Inc., a Delaware corporation ("Parent"), Impala Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Merger Sub" and, together with Parent, the "Acquirer Parties"), and Investment Technology Group, Inc., a Delaware corporation (the "Company" and together with Parent and Merger Sub, the "Parties" and each, a "Party").

W I T N E S S E T H:

        WHEREAS, the Board of Directors of the Company (the "Company Board"), the Board of Directors of Parent (or a committee thereof) and the Board of Directors of Merger Sub have each unanimously (i) approved this Agreement and the transactions contemplated by this Agreement, including the Merger (as defined herein), on the terms and subject to the conditions of this Agreement, and (ii) determined that the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions of this Agreement are fair to, advisable to and in the best interests of the Company and the Acquirer Parties, respectively, and their respective equityholders;

        WHEREAS, the Company Board has unanimously resolved to recommend that the holders of shares of Company Common Stock (as defined herein) adopt this Agreement in accordance with Section 251 of the DGCL;

        WHEREAS, Impala Borrower LLC, a wholly-owned subsidiary of Parent and the sole stockholder of Merger Sub, as of the date hereof, shall, immediately after the execution and delivery of this Agreement, deliver a written consent approving this Agreement and the transactions contemplated by this Agreement, including the Merger; and

        WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger, in each case as set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Definitions.     As used in this Agreement the following terms have the meanings indicated:

        "Acceptable Confidentiality Agreement" means a confidentiality agreement between the Company and a Person contemplating making a Company Takeover Proposal that contains terms that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement.

        "Acquirer Disclosure Letter" means the disclosure letter of the Acquirer Parties, dated as of the date of this Agreement, and delivered by Parent to the Company concurrently with the execution of this Agreement.

        "Acquirer SEC Documents" means all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed with the SEC as required by the SEC to be filed by the Acquirer Parties since January 1, 2016, together with any documents filed during such period by the Acquirer Parties to the SEC on a voluntary basis on Current Reports on Form 8-K.

        "Affiliate" means, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.

        "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

        "Anti-Bribery Laws" means (i) the U.S. Foreign Corrupt Practices Act of 1977; (ii) the UK Bribery Act of 2010; and (iii) all other applicable anti-bribery and anti-corruption Laws.

        "Antitrust Laws" means the HSR Act and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

        "Applicable Law" means, as to any Person, any Law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court, any other Governmental Authority, stock exchange or SRO, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

        "Asset" means any asset, property, right, Contract and claim, whether real, personal or mixed, tangible or intangible, of any kind, nature and description, whether accrued, contingent or otherwise, and wheresoever situated and whether or not carried or reflected, or required to be carried or reflected, on the books of any Person.

        "Board of Directors" means the Board of Directors of Parent, Merger Sub, the Company or the Surviving Corporation, as the case may be.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by Law or executive order to close.

        "Capitalization Date" means 5:00 p.m., Eastern time, on November 5, 2018.

        "Claim" means any action, claim, suit, litigation, dispute, complaint, proceeding (including arbitral or other administrative), audit or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or arbitrator.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company Business" means the business of the Company and its Subsidiaries, as conducted as of the date hereof.

        "Company Capital Stock" means, collectively, Company Common Stock and Company Preferred Stock.

        "Company Common Stock" means the common stock, par value $0.01 per share, of the Company.

        "Company Credit Agreement" means the Credit Agreement, dated as of January 26, 2018, among ITG Inc., as borrower, the Company, as guarantor, the several banks and other financial institutions or entities from time to time party thereto, as lenders, Bank of America, N.A. and Bank of Montreal, as syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent, including any such agreement that amends, restates, extends or replaces such agreement or provides for the refinancing of the loans extended thereunder.

        "Company Disclosure Letter" means the disclosure letter of the Company, dated as of the date of this Agreement, and delivered by the Company to Parent concurrently with the execution of this Agreement.

        "Company ESPP" means, the Investment Technology Group, Inc. Amended and Restated Employee Stock Purchase Plan.

        "Company Material Adverse Effect" means any change, effect, event, occurrence, state of facts or development that (1) has a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that in no event shall any of the following be deemed, either alone or in combination, to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Company Material Adverse Effect for purposes of this clause (1): (a) changes in global, national or regional economic or political (including results of elections) conditions (including any outbreak or escalation of hostilities or war or any act of terrorism) or changes in the securities, credit or financial markets in general, (b) changes after the date hereof adversely and generally affecting the industry in which the Company and its Subsidiaries operates, (c) any failure, in and of itself, by the Company and its Subsidiaries to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Company Material Adverse Effect, except to the extent otherwise excluded hereunder), (d) changes after the date hereof in Laws, statutes, rules or regulations of governmental entities, or interpretations thereof by Governmental Authorities, applicable to the Company and its Subsidiaries or any of their respective properties or Assets, or in U.S. GAAP or applicable accounting regulations or principles (including applicable regulatory accounting requirements), (e) changes resulting from the public announcement of the transactions contemplated by this Agreement or the identity of Parent or any of its Affiliates as the acquiring party, (f) any action or omission taken pursuant to the express terms of this Agreement, with the express prior written consent of Parent or Merger Sub or any action taken by Parent or Merger Sub after disclosure to Parent and Merger Sub by the Company of all material and relevant facts and information to the Knowledge of the Company or (g) weather conditions or acts of God (including storms, earthquakes, tsunamis, tornados, hurricanes, pandemics, floods or other natural disasters); provided, further, that the foregoing clauses (a), (b) or (d) will be taken into account for the purposes of determining whether a Company Material Adverse Effect has occurred if and to the extent such change has a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other for-profit participants in the industry in which the Company and its Subsidiaries conduct their businesses after taking into account the collective size of the Company and its Subsidiaries relative to such other for-profit participants, or (2) would prevent or would reasonably be expected to prevent the Company from consummating the transactions contemplated by this Agreement prior to the Outside Date.

        "Company Preferred Stock" means the preferred stock, par value $0.01 per share, of the Company.

        "Company Stock Plan" means the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan and each sub-plan maintained thereunder, including, the Variable Compensation Stock Unit Award Program Subplan, the Amended and Restated Directors' Retainer Fee Subplan and the Amended and Restated Directors' Equity Subplan.

        "Compliant" means, (i) with respect to the Required Information, that the Required Information (other than projections, other forward-looking information and information of a general economic nature, which shall be prepared in good faith based upon assumptions that the Company believes to be reasonable at the time made and are, and continue to be, reasonable at the Closing), when taken as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Information, when taken as a whole, not materially misleading under the circumstances, and (ii) with respect to the financial statements referred to in clause (a) of the definition of Required Information, that (a) the Company's independent accountants shall not have withdrawn or qualified their audit opinions with respect to any year-end audited financial statements set forth in such Required Information (in which case such Required Information shall cease to be Compliant, at the earliest, unless and until, a new unqualified audit opinion is issued with respect to the such financial statements for the applicable periods by the applicable independent public accounting firm or another independent public accounting firm reasonably acceptable to Parent) and (b) the Company or any of its Subsidiaries shall not have publicly announced any intention to, or determined that it must, restate any historical financial statements or other financial information included in such Required Information or that any such restatement is under consideration, in which case such Required Information shall cease to be Compliant, at the earliest, unless and until such restatement has been completed and such Required Information has been amended and updated or the Company has determined that no restatement shall be required.

        "Contract" means any agreement, contract, obligation, promise or undertaking, whether written or oral, but excluding any Plan.

        "Contractual Obligation" means, as to any Person, any provision of any security issued by or to such Person or of any agreement, undertaking, Contract, indenture, mortgage, real property lease, real property sublease, real property license, deed of trust or other instrument to which such Person is a Party or by which it or any of its property is bound.

        "Copyrights" means any foreign or U.S. copyright registrations and applications for registration thereof, and any non-registered copyrights.

        "Debt Financing Parties" shall mean the Debt Financing Sources, together with their respective Affiliates and their and their respective Affiliates' officers, directors, employees, partners, controlling persons, advisors, attorneys, agents and representatives and their respective successors and assigns, in their capacities as such; provided that neither Parent nor any Affiliate of Parent shall be a Financing Party.

        "Debt Financing Sources" shall mean the agents, arrangers, lenders and other entities who are not Affiliates of Parent that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Debt Financing or any other financing in connection with the transactions contemplated hereby, including the parties to any joinder agreements, commitment letters, engagement letters, credit agreements, loan agreements or indentures relating thereto entered into in connection therewith.

        "DGCL" means the Delaware General Corporation Law.

        "Environmental Laws" means all Laws relating to pollution, protection of the environment or exposure to a hazardous or harmful substance.

        "ERISA" means the Employee Retirement Income Security Act of 1974.

        "ERISA Affiliate" means any entity that, together with the Company or any of its Subsidiaries, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934.

        "Exchange Ratio" means a fraction, the numerator of which is the Merger Consideration and the denominator of which is the volume-weighted average price per-share of Parent Common Stock on the NASDAQ Global Market for the last ten (10) full trading days immediately preceding the date on which the Effective Time occurs.

        "FINRA" means the Financial Industry Regulatory Authority.

        "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including FINRA, the SEC, the Financial Conduct Authority and the U.S. Commodity Futures Trading

Commission, all applicable stock exchanges and any other SROs having jurisdiction over the Company or Parent, any of their Subsidiaries and any Person controlled, through stock or capital ownership or otherwise, by any of the foregoing.

        "Government Official" means an employee, officer, or representative of, or any person otherwise acting in an official capacity for or on behalf of a Governmental Authority, whether elected or appointed, including an officer or employee of a state-owned or state-controlled enterprise, a political party, political party official or employee, candidate for public office, or an officer or employee of a public international organization (such as the World Bank, United Nations, International Monetary Fund, or Organization for Economic Cooperation and Development).

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Indebtedness" means, as to any Person, (a) all obligations of such Person for borrowed money (including, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances or similar credit transactions, whether or not matured), (b) all obligations of such Person to pay the deferred purchase price of property or services, except (i) trade accounts payable, (ii) accrued commercial or trade liabilities arising in the ordinary course of business (including repurchase agreements, fails to receive and pending trades, open derivative contracts and other payables to clearing organizations, brokers, dealers and customers), (iii) accrued compensation and (iv) other accrued liabilities (including taxes, legal reserves, asset retirement obligations and property provisions), (c) all capitalized lease obligations of such Person, (d) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person, (e) all obligations of such Person pursuant to securitization or factoring programs or arrangements, (f) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination) or (g) all outstanding reimbursement obligations of such Person or any Subsidiary thereof in respect of any amounts actually drawn under any letter of credit and bankers' acceptance or similar credit transaction; provided, that Indebtedness shall not include Trading Indebtedness.

        "Information" means all information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, Contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys, memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, legal, employee or business information or data.

        "Intellectual Property" means any of the following, and all rights therein, as they exist anywhere in the world, whether registered or unregistered: Copyrights, Patents, Trademarks, Trade Secrets, Internet Assets, Software and other similar proprietary rights.

        "Internet Assets" means any Internet domain names, social media accounts and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

        "IT Assets" means computers, Software, hardware, servers, workstations, routers, hubs, switches, circuits, networks, data communications lines and all other information technology equipment owned, licensed or otherwise used by the Company or its Subsidiaries.

        "Knowledge of the Company" means the actual knowledge of any of the individuals set forth on Schedule 1.1(a) of the Company Disclosure Letter following reasonable inquiry.

        "Knowledge of Parent" means the actual knowledge of any of Douglas Cifu, Joseph Molluso or Justin Waldie following reasonable inquiry.

        "Law" means any federal, state, local, municipal or foreign (including supranational) law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority.

        "Liabilities" means any and all losses, obligations, claims, charges, debts, demands, actions, causes of action, suits, damages, fines, penalties, offsets and other liabilities, including all Contractual Obligations, whether absolute or contingent, inchoate or otherwise, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising.

        "Lien" means, whether arising under any Contract or otherwise, any debts, claims, security interests, liens, encumbrances, easements, covenants, encroachments or other survey defects, pledges, mortgages, retention agreements, hypothecations, rights of others, assessments, restrictions, voting trust agreements, leases, options, rights of first offer, proxies, title defects, and charges or other comparable restrictions or limitations of any kind or nature whatsoever.

        "Merger Sub Common Stock" means the common stock, par value $0.01 per share, of Merger Sub.

        "NYSE" means the New York Stock Exchange.

        "Owned Software" means Software used in the Company Business that is owned by the Company or any of its Subsidiaries.

        "Patents" means any foreign or U.S. patents and patent applications and other patent rights, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

        "Permitted Lien" means, with respect to such Person, any (i) Lien for Taxes not yet due and payable, or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with U.S. GAAP, (ii) non-monetary encumbrance or imperfection of title, if any, that does not, individually or in the aggregate, materially detract from the value, marketability or utility of the properties to which it relates and does not materially interfere with the present or proposed use of such properties or otherwise materially impair the operation or occupancy of such properties, (iii) Lien imposed or promulgated by Laws with respect to real property and improvements, including zoning, planning, entitlement and other land use and environmental regulations promulgated by Governmental Authorities, that does not, individually or in the aggregate, materially interfere with the present or proposed use of such properties, (iv) mechanics', carriers', workmen's, repairmen's and similar statutory or common law Liens incurred in the ordinary course of business for amounts not yet due and payable, or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with U.S. GAAP, (v) title of a lessor under a capital or operating lease, (vi) pledges or deposits by such Person or any of its Subsidiaries under workmen's compensation Laws, unemployment insurance Laws, social security Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts (other than for the payment of indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business; (vii) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business by such Person or any of its Subsidiaries; and (viii) Liens discharged at or prior to the Effective Time.

        "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

        "Plan" means any pension, profit-sharing, savings, retirement, employment, collective bargaining, consulting, severance, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation or sick pay policy, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which the Company or any of its Subsidiaries is the owner, the beneficiary or both), Code Section 125 "cafeteria" or "flexible" benefit, employee loan, educational assistance or fringe benefit plan, program, policy, practice, agreement or arrangement, whether written or oral, formal or informal, including each "employee benefit plan" (within the meaning of Section 3(3) of ERISA) and any other employee benefit plan, program, policy, practice, agreement or arrangement, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise).

        "PSU Share Number" means, with respect to each Company PSU Award, the number of restricted stock units that would vest on the Effective Date, calculated based on the greater of (a) the Company's actual performance level achieved with the respect to the performance goals applicable to such Company PSU Award measured by the Compensation Committee of the Company Board, in consultation with the management of Parent and consistent with Item 2 of Schedule 6.1 of the Company Disclosure Letter, as of the Effective Time (or the latest practicable date prior thereto that the Compensation Committee of the Company Board, in consultation with the Transaction Committee of the Board of Directors of Parent (or its designee), can measure performance), and (b) the target performance level with respect to the performance goals applicable to such Company PSU Award.

        "Required Governmental Approvals" means all consents or approvals listed on Schedule 1.1(b) of the Company Disclosure Letter.

        "Required Information" means (a) the financial information relating to the Company and its Subsidiaries required by paragraph (vi) of Annex II to the Debt Commitment Letter as in effect as of the date hereof and (b) such other pertinent and customary financial and other information regarding the Company and its Subsidiaries as Parent shall reasonably request in writing in order to market, syndicate and consummate the Debt Financing.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Securities Act" means the U.S. Securities Act of 1933.

        "Software" means any computer software programs, source code, object code and documentation, including any computer software programs that incorporate and run any pricing models, formulae or algorithms.

        "SRO" shall mean any domestic or foreign securities, broker-dealer, investment adviser and insurance industry self-regulatory organization.

        "Subsidiary" of any Person means, as of the relevant date of determination, any other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is owned, directly or indirectly, by such first Person.

        "Taxes" means (a) any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever imposed by any Governmental Entity, whether computed on a separate, consolidated, unitary, combined or other basis, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gift, occupation, wealth, environment, accumulated earnings, personal holding company, net worth, net wealth, indebtedness, surplus, sales, goods and services, harmonized sales, use, ad valorem, value-added, excise, special assessment, alternative or add-on, stamp, withholding, business, franchising, real or personal property, health, employee health, payroll, workers' compensation, employment or unemployment, severance, social services, social security, education, utility, surtaxes, escheat, customs, import or export, and including all license and registration fees; and (b) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity on or in respect of amounts of the type described in clause (a) or this clause (b).

        "Tax Return" means any and all returns, reports, claims for refund, disclosures, declarations, elections, notices, forms, designations, filings, and statements (including estimated

Tax returns and reports, withholding Tax returns and reports, and information returns and reports), and amendments thereto, filed or required to be filed in respect of Taxes, including any schedule or attachment thereto or amendment thereof.

        "Trade Secrets" means any trade secrets, research records, business methods, rights in Information, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, algorithms, inventions (whether or not patentable and whether or not reduced to practice), invention disclosures and improvements thereto.

        "Trademarks" means any foreign or U.S. trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof, and all goodwill related thereto.

        "Trading Indebtedness" means, with respect to any Person any margin facility, requirements or other margin-related indebtedness of such Person for borrowed money or any other such indebtedness incurred exclusively to finance the securities, derivatives, commodities or futures trading positions, unsettled trading activity and collateral deposit requirements of clearing organizations and related assets and liabilities of such Person and its Subsidiaries, including collateralized loan, any obligations under any securities lending and/or borrowing facility and any day loans and overnight loans with settlement banks and prime brokers to finance securities, derivatives, commodities or futures trading positions and margin loans, including any unsecured guarantee by such Person or any of its Subsidiaries (excluding a broker dealer Subsidiary guarantee of such indebtedness of a non-broker dealer Subsidiary (other than any of its Subsidiaries that are consolidated with it for regulatory capital purposes)).

        "Transaction Documents" means, collectively, this Agreement and the Debt Commitment Letter.

        "Treasury Regulations" means the Treasury regulations promulgated under the Code.

        "U.S. GAAP" means U.S. generally accepted accounting principles in effect from time to time.

        "Willful Breach" means, with respect to any representation, warranty, agreement or covenant set forth in this Agreement, an intentional action or omission by a party that both (a) causes such party to be in breach of such representation, warranty, agreement or covenant and (b) such party knows at the time of such intentional action or omission is or would constitute a breach, or would reasonably be expected to result in a breach, of such representation, warranty, agreement or covenant.

        Section 1.2    Other Capitalized Terms.     The following terms shall have the meanings specified in the indicated section of this Agreement:

Term	Section
Acquirer Expenses	9.3	(b)

Term	Section
Acquirer Material Adverse Effect	5.1
Acquirer Parties	Preamble
Acquisition Agreement	7.4	(a)
Affero GPL	4.15	(g)
Agreement	Preamble
Associated Person	4.6	(c)
Assumed Shares	3.3	(e)
Certificate of Merger	2.3
Certificates	3.4	(a)
Closing	2.2
Closing Date	2.2
Company	Preamble
Company Adverse Recommendation Change	7.4	(c)
Company Board	Recitals
Company Board Recommendation	7.1	(d)
Company Employees	7.15	(a)
Company Equity Awards	3.3	(c)
Company Indemnified Parties	7.7	(a)
Company Intellectual Property	4.15	(a)
Company Interim Balance Sheet	4.11	(b)
Company Lease	4.22	(b)
Company Leased Facility	4.22	(b)
Company Material Contract	4.9	(a)
Company Material Contracts	4.9	(a)
Company Material Employment Arrangement	4.9	(b)
Company Notice of Recommendation Change	7.4	(d)
Company Plan	4.13	(a)
Company Privacy Policy	4.16
Company PSU Award	3.3	(c)
Company RSU Award	3.3	(b)
Company SEC Documents	4.8
Company Securities	4.7	(b)
Company Stock Option	3.3	(a)
Company Stockholder Approval	4.2
Company Stockholder Meeting	7.1	(a)
Company Stockholders	7.1	(a)
Company Takeover Proposal	7.4	(h)
Company Termination Fee	9.3	(b)
Company Year-End Balance Sheet	4.11	(b)
Confidentiality Agreement	7.3	(b)
Debt Commitment Letter	5.8	(a)
Debt Financing	5.8	(a)
Dissenting Shares	3.7
Effective Time	2.3
Expenses	10.10

Term	Section
FCA	4.3
FLSA	4.12	(c)
GDPR	4.16
GPL	4.15	(g)
Injunction	8.1	(c)
Intervening Event	7.4	(d)
Joint Venture Interests	4.7	(d)
Lenders	5.8	(a)
Losses	7.7	(a)
Maximum Amount	7.7	(c)
Merger	2.1
Merger Consideration	3.1	(a)
Merger Sub	Preamble
Money Laundering Laws	4.6	(m)
Non-Recourse Party	10.11
Non-U.S. Company Plan	4.13	(k)
OFAC	4.6	(l)
Offering Documents	7.11	(c)
Orders	4.2
Outside Date	9.1(b	)(i)
Parent	Preamble
Parent Common Stock	3.3	(a)
Parties	Preamble
Party	Preamble
Paying Agent	3.4	(a)
Permits	4.6	(b)
Personal Information	4.16
Proxy Statement	7.1	(a)
Recommendation Change Notice Period	7.4	(d)
Representatives	7.4	(a)
Residual Shares	3.3	(e)
Sarbanes-Oxley Act	4.8
Security Programs	4.16
Superior Company Proposal	7.4	(h)
Surviving Corporation	2.1
Tax Sharing Agreements	4.11	(i)
Uncertificated Shares	3.4	(a)
Union	4.12	(b)

        Section 1.3    Other Definitions.     Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. When used herein:

          (a)   the word "or" is not exclusive unless the context clearly requires otherwise;

          (b)   the word "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by Contract or otherwise;

          (c)   the words "including," "includes," "included" and "include" are deemed to be followed by the words "without limitation";

          (d)   the terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

          (e)   all section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement; and

          (f)    references to any statute shall be deemed to refer to such statute as amended from time to time and any rules or regulations promulgated thereunder.

        Section 1.4    Absence of Presumption.     This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

        Section 1.5    Headings.     The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections, Articles or Schedules contained herein mean Sections, Articles or Schedules of this Agreement unless otherwise stated.

ARTICLE II

THE MERGER

        Section 2.1    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement at the Effective Time, Merger Sub shall merge with and into the Company (the "Merger"), and the separate existence of Merger Sub shall cease. The Company shall continue as the surviving entity in the Merger (the "Surviving Corporation") and shall continue its existence under the Laws of the State of Delaware, with all its rights, privileges, immunities, powers and franchises. The Merger shall have the effects set forth in the DGCL.

        Section 2.2    Closing.     The closing of the Merger (the "Closing") shall take place in the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, at 10:00 a.m., New York City time (x) on the later of (i) the third (3rd) Business Day following the first day on which there is satisfaction or waiver in writing of all of the conditions to the obligations of the parties set forth in Article VIII (other than those conditions that, by their nature, are to be satisfied only at the Closing, but subject to the waiver or fulfillment of those conditions), and (ii) the earlier of (A) February 4, 2019 and (B) a date specified by Parent on not less than two Business Days' notice to the Company (subject, in the case of this clause (ii), to the satisfaction or waiver in writing of all of the conditions set forth in Article VIII as of such date (other than those conditions that, by their nature, are to be satisfied only at the Closing, but subject to the waiver or fulfillment of those conditions)), or (y) at such other time and date or at such other place as Parent and the Company may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

        Section 2.3    Effective Time.     As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VIII, on the Closing Date, Merger Sub and the Company shall duly execute and file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with, and shall make all other filings or recording and take all such other action required with respect to, the Merger under relevant provisions of the DGCL. The Merger will become effective when the Certificate of Merger is filed in the office of the Secretary of State of the State of Delaware or at such later date or time as Parent and the Company specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

        Section 2.4    Constituent Documents of the Surviving Corporation.

          (a)   At the Effective Time and without any further action on the part of the Company and Merger Sub, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated as of the Effective Time to be in the form of the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time (except that (a) all references to the name, date of incorporation, registered office and registered agent of Merger Sub therein may be changed to refer to the name, date of incorporation, registered office and registered agent, respectively, of the Company and (b) any references naming the incorporator(s), original board of directors or original subscribers for shares of Merger Sub may be omitted) and, as so amended and restated, will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance its terms and Applicable Law (but subject to Section 7.7).

          (b)   As of the Effective Time, the by-laws of the Company shall be amended and restated to be in the form of the by-laws of Merger Sub as in effect immediately prior to the Effective Time and, as so amended and restated, will be the by-laws of the Surviving Corporation until thereafter amended in accordance with its terms, the certificate of incorporation of the Surviving Corporation and applicable Law (but subject to Section 7.7).

        Section 2.5    Directors and Officers.

          (a)   The members of the Board of Directors of Merger Sub immediately prior to the Effective Time shall be the members of the Board of Directors of the Surviving Corporation as of the Effective Time, each to hold office in accordance with the

  Surviving Organizational Documents, until their respective successors are duly appointed, or their earlier death, resignation or removal.

          (b)   The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time, each to hold office in accordance with the Surviving Organizational Documents, until their respective successors are duly appointed, or their earlier death, resignation or removal.

ARTICLE III

MERGER CONSIDERATION; EXCHANGE PROCEDURES

        Section 3.1    Merger Consideration.

          (a)   Except (1) as otherwise provided in Section 3.1(c) or (2) for Dissenting Shares (as hereinafter defined), at the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Merger Sub Common Stock or of any Company Capital Stock, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $30.30 in cash, without interest (the "Merger Consideration").

          (b)   Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. At the Effective Time, all certificates representing common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

          (c)   At the Effective Time, each share of Company Capital Stock held by the Company as treasury stock (other than shares in a Company Plan) or owned by Parent or Merger Sub (other than shares held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties) immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

        Section 3.2    Cancellation of Company Common Stock.     At the Effective Time, all of the outstanding Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist. Certificates representing such shares of Company Common Stock, if any, prior to the Effective Time shall be deemed for all purposes to represent the Merger Consideration into which such shares of Company Common Stock were converted in the Merger pursuant to Section 3.1. Holders of Company Common Stock as of immediately prior to the Effective Time will, as of the Effective Time, cease to be, and will have no rights as, stockholders of the Company, other than rights to receive the Merger Consideration provided under this Article III.

        Section 3.3    Company Equity Awards.

          (a)   Each then-outstanding award of options to purchase Company Common Stock granted under the Company Stock Plan or as an inducement grant (a "Company Stock Option") shall, in accordance with the Company Stock Plan or any applicable award agreement, be converted at the Effective Time into an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option (other than changes necessary to reflect the Merger), the number of shares of Parent Class A common stock, par value $0.00001 per share ("Parent Common Stock") (rounded down to the nearest whole share), determined by multiplying the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (B) the Exchange Ratio.

          (b)   Each then-outstanding award of restricted stock units or deferred stock units (other than any Company PSU Award) with respect to shares of Company Common Stock granted under the Company Stock Plan or as an inducement grant (a "Company RSU Award") that was granted on or after January 23, 2017 and is not held by a non-employee director, former employee or employee whose employment is being terminated involuntarily without "cause" (as defined in the applicable Company Stock Plan) immediately following the Effective Time shall, in accordance with the Company Stock Plan or any applicable award agreement thereunder, be converted at the Effective Time into a restricted stock unit award, subject to the same terms and conditions as were applicable under such Company RSU Award (other than changes necessary to reflect the Merger), with respect to a number of shares of Parent Common Stock determined by multiplying the number of shares of Company Common Stock subject to such Company RSU Award immediately prior to the Effective Time by the Exchange Ratio (rounded to the nearest whole share). With respect to all other Company RSU Awards, each such Company RSU Award shall fully vest and be converted at the Effective Time into the right to receive the Merger Consideration in respect of each share of Company Common Stock subject to such Company RSU Award immediately prior to the Effective Time. Such Merger Consideration and any accrued but unpaid dividend equivalents shall be paid, less withholding for applicable Taxes, as soon as reasonably practicable after the Effective Time and in any event not later than the tenth (10th) Business Day following the Effective Time (or any later date required by Section 409A of the Code).

          (c)   Each then-outstanding award of restricted stock units with respect to shares of Company Common Stock granted under the Company Stock Plan or as an inducement grant with performance-based vesting or delivery requirements (a "Company PSU Award" and together with the Company Stock Options and Company RSU Awards, the "Company Equity Awards") that was granted on or after January 23, 2017 and is not held by a non-employee director, former employee or employee whose employment is being terminated involuntarily without "cause" (as defined in the applicable Company Stock Plan) immediately following the Effective Time shall, in accordance with the Company Stock Plan or any applicable award agreement thereunder, be converted at the Effective Time into a restricted stock unit award, subject to the same terms and conditions as were applicable under such Company PSU Award (other than changes necessary to reflect the Merger and the performance-based vesting schedule, which shall be converted into a service-based vesting schedule in accordance with the applicable award agreement), with respect to a number of shares of Parent Common Stock determined by multiplying the applicable PSU Share Number by the Exchange Ratio (rounded to the nearest whole share). With respect to all other Company PSU Awards, each such Company PSU Award shall fully vest and be converted at the Effective Time into the right to receive the Merger Consideration in respect of each share of Company Common Stock subject to such Company PSU Award immediately prior to the Effective Time (with the total number of shares subject to each Company PSU Award deemed to be equal to the PSU Share Number). Such Merger Consideration and any accrued but unpaid dividend equivalents shall be paid, less withholding for applicable Taxes, as soon as reasonably practicable after the Effective Time and in any event not later than the tenth (10th) Business Day following the Effective Time (or any later date required by Section 409A of the Code).

          (d)   As soon as practicable following the date of this Agreement and in any event prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plan) shall adopt resolutions or take such other actions as may be required to effect the foregoing provisions of this Section 3.3.

          (e)   Any shares of Company Common Stock that remain available for issuance pursuant to the Company Stock Plan as of the Effective Time (the "Residual Shares") shall, in accordance with the Company Stock Plan, be converted at the Effective Time into the number of shares of Parent Common Stock, equal to the product of the number of such Residual Shares and the Exchange Ratio (such shares of Parent Common Stock, the "Assumed Shares"). At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Parent shall assume the Company Stock Plan, with the result that Parent may issue the Assumed Shares after the Effective Time pursuant to the exercise of options or other equity awards granted under the Company Stock Plans or any other plan of Parent or any its Affiliates.

          (f)    Parent shall take all corporate action necessary to issue a sufficient number of shares of Parent Common Stock with respect to the settlement of Company Equity Awards contemplated by this Section 3.3. Effective as of the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to such awards and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such awards remain outstanding.

        Section 3.4    Surrender and Payment.

          (a)   At or promptly after the Effective Time, Parent shall deposit, or shall cause to be deposited, with a paying agent selected by Parent (subject to the consent, not to be unreasonably withheld, of the Company) (the "Paying Agent"), for the benefit of the holders of (i) certificates that immediately prior to the Effective Time evidenced shares of Company Common Stock (the "Certificates") and (ii) uncertificated shares of Company Common Stock (the "Uncertificated Shares"), for exchange in accordance with this Article III, cash in an amount equal to the aggregate amounts payable under Section 3.1(a). As soon as reasonably practicable after the Effective Time and in any event not later than the fifth (5th) Business Day following the Effective Time, Paying Agent shall mail to each holder of shares of Company Common Stock at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Paying Agent) for use in such exchange. Upon proper surrender of a Certificate for exchange and cancellation or transfer of Uncertificated Shares to the Paying Agent, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Uncertificated Shares shall be entitled to receive in exchange therefor the Merger Consideration in respect of the shares of Company Common Stock formerly represented by any such Certificate and such Certificate so surrendered and the shares of Company Common Stock formerly represented by any such Uncertificated Shares shall forthwith be cancelled.

          (b)   Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Paying Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an "agent's message" by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

          (c)   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the reasonable satisfaction of the Paying Agent that such Taxes have been paid or are not payable.

          (d)   At and after the Effective Time, there shall be no further transfers on the stock transfer books of Company Capital Stock. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with, the procedures set forth in this Article III.

          (e)   Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 3.4(a) that remains unclaimed by the holders of shares of Company Common Stock six (6) months after the Effective Time shall be paid, at the request of Parent, to Parent or as otherwise directed by Parent, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 3.4 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration, without any interest thereon. Notwithstanding anything to the contrary contained herein, none of the Acquirer Parties, the Company, the Paying Agent or any other Person shall be liable to any holder or former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

        Section 3.5    Adjustments.     If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Common Stock shall occur, in each case as a result of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, or any other similar change in capitalization, but excluding for the avoidance of doubt any change that results from (a) any exercise of options outstanding as of the date hereof, or permitted to become outstanding hereafter, to purchase shares of Company Common Stock granted under the Company Stock Plan or (b) any vesting of Company Equity Awards outstanding as of the date hereof, or permitted to become outstanding hereafter, the Merger Consideration shall be appropriately adjusted.

        Section 3.6    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect thereof pursuant to this Agreement.

        Section 3.7    Dissenting Shares.     Notwithstanding any provision of this Agreement to the contrary, if required by DGCL (but only to the extent required thereby), shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be cancelled pursuant to Section 3.1(c)) and that are held by holders of such shares who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of DGCL (the "Dissenting Shares") will not be convertible into the right to receive the Merger Consideration, and holders of such Dissenting Shares will be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of such Section 262 unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Shares will thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon, and the Surviving Corporation shall remain liable for payment of the Merger Consideration for such shares. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of DGCL and as provided in the previous sentence. The Company will give Parent (i) prompt notice (and in any event within one (1) Business Day) of any demands received by the Company for appraisals, withdrawals or attempted withdrawals of such demands and any other instruments served pursuant to DGCL and received by the Company in respect of Dissenting Shares, and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to such notices and demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle, compromise, offer to settle or compromise, or otherwise negotiate any such demands.

        Section 3.8    Withholding.     Merger Sub, Parent, the Surviving Corporation or any of their respective Subsidiaries, the Paying Agent and any of their respective Affiliates shall be entitled to deduct and withhold from any payment otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to such payment under all applicable Tax Laws. To the extent that amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the recipient of the payment in respect of which such deduction and withholding was made.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as disclosed (i) in the Company Disclosure Letter (with specific reference to the Section or subsection of this Agreement to which the information stated in such Company Disclosure Letter relates; provided, that any item on the Company Disclosure Letter in any one or more sections of the Company Disclosure Letter shall be deemed disclosed with respect to other sections of this Agreement and all other sections or subsections of the Company Disclosure Letter solely to the extent that the relevance of such disclosure is reasonably apparent on its face notwithstanding the absence of a specific cross-reference) or (ii) in the Company SEC Documents filed prior to the date hereof solely to the extent that the relevance of such disclosure is reasonably apparent on its face (but excluding, in each case, any disclosures set forth in any risk factor section, in any section relating to forward-looking statements and any other disclosures included in the Company SEC Documents solely to the extent that they are generic, cautionary, predictive or forward-looking in nature, whether or not appearing in such sections), the Company hereby represents and warrants to Parent as follows:

        Section 4.1    Corporate Existence and Power.     Each of the Company and its Subsidiaries (a) is duly organized or formed and validly existing and, except as would not reasonably be expected to have a material impact on the Company and its Subsidiaries and their respective operations, taken as a whole, is in good standing (in jurisdictions where applicable) under the Laws of the jurisdiction of its incorporation or formation, (b) has all requisite power (corporate, company or limited partnership, as the case may be) and authority to own and operate its property, assets or rights, to lease the property, assets or rights it operates as lessee and to conduct the business in which it is currently engaged, except as would not reasonably be expected to have a material impact on the Company and its Subsidiaries and their respective operations, taken as a whole, and (c) is duly qualified to do business and in good standing (in jurisdictions where applicable) under the Laws of each jurisdiction in which its ownership, lease or operation of property, assets or rights or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Company Material Adverse Effect. No jurisdiction, other than those in which such Person is duly qualified, has claimed in writing that the Company or any of its Subsidiaries is required to qualify as a foreign corporation or other entity therein, except with respect to jurisdictions where the failure to be so qualified would not reasonably be expected to have a material impact on the Company and its Subsidiaries and their respective operations, taken as a whole.

        Section 4.2    Authorization; No Contravention.     The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the Merger. The execution, delivery and performance by the Company of this Agreement has been duly authorized and approved by the Company, and no corporate, company, limited partnership, stockholder or other action on the part of the Company is necessary to approve or consummate the Merger other than the receipt of the affirmative vote of a majority of the outstanding votes entitled to be cast by the holders of Company Common Stock, voting together as a single class (the "Company Stockholder Approval"). Assuming the accuracy of the representations and warranties of Parent and Merger Sub in Article V of this Agreement, the execution, delivery and performance by the Company of this Agreement, assuming that the consents, approvals and filings referred to in Section 4.3 and the Company Stockholder Approval are duly obtained and/or made, do not (i) violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), require any consent, notice, filing or other action by any Person under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien under, any Contractual Obligation of the Company or its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (ii) violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of) any organizational document, instrument or certificate of the Company or any of its Subsidiaries, (iii) violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of) any material Applicable Law applicable to the Company or its Subsidiaries, or (iv) except for expiration or early termination, as the case may be, of all applicable waiting periods under the HSR Act, violate any orders, injunctions, judgments, decrees, determinations or regulatory restrictions of any Governmental Authority (or determinations of an arbitrator) against, or binding upon, the Company or its Subsidiaries (collectively, "Orders").

        Section 4.3    Governmental Approvals.     Except for (a) such filings and notifications as may be required by the HSR Act or other Antitrust Laws set forth in Schedule 4.3 of the Company Disclosure Letter, (b) for any required consent, approval, order or authorization of, or registration, declaration or filing with, the FINRA, the U.K. Financial Conduct Authority (the "FCA"), the NYSE or any SRO, other Governmental Authority set forth in Schedule 4.3 of the Company Disclosure Letter, (c) the filing of the Proxy Statement with the SEC, (d) receipt of the Company Stockholder Approval, (e) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (f) such filings of reports under the Exchange Act and as contemplated by the rules of the NYSE, and (g) any approval, consent, authorization or filing that if not obtained would not be reasonably expected to be material to the Company and its Subsidiaries, taken as a whole, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any applicable Governmental Authority with jurisdiction or supervision over the Company or any of its Subsidiaries, and no lapse of a waiting period under any Applicable Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement (including effectiveness of the Merger).

        Section 4.4    Binding Effect.     This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes, when duly executed and delivered by Company, shall constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar Laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at Law or in equity).

        Section 4.5    Litigation.     Except as set forth on Schedule 4.5 of the Company Disclosure Letter, there are no Claims pending, or, to the Knowledge of the Company, threatened, at Law, in equity, in arbitration or by or before any Governmental Authority against the Company or any of its Subsidiaries, in each case, that would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. No material outstanding Order has been issued by any court or other Governmental Authority against the Company or any of its Subsidiaries or to which any of their respective assets or properties is subject or bound. Schedule 4.5 of the Company Disclosure Letter sets forth, as of the date hereof, a true, correct and complete list of each Claim or Order that (i) resulted in any criminal sanctions to the Company or any of its Subsidiaries, (ii) within the last three years resulted in an Order requiring payments in excess of $250,000, in each case by or against the Company or any of its Subsidiaries or, in their capacity as such, any of their respective officers or directors, or (iii) within the last three years, imposed any injunctive relief with respect to, or that has required the Company or any of its Subsidiaries to alter, its business practices.

        Section 4.6    Compliance with Laws.

          (a)   Except as set forth on Schedule 4.6(a) of the Company Disclosure Letter, each of the Company and its Subsidiaries is and has been since December 31, 2015 in compliance with all Applicable Laws and all Orders of any Governmental Authority applicable to the Company or its Subsidiaries except as would not be reasonably expected to be material to the Company and its Subsidiaries, taken as a whole.

          (b)   The Company and each of its Subsidiaries hold all material authorizations, licenses, permits, certificates, easements, exemptions, orders, consents, registrations, clearances and approvals of any Governmental Authority (collectively, "Permits") that are necessary for ownership, leasing, and operation of each of their properties and other assets and the conduct of each of their businesses as each such business is being conducted as of the date hereof and all such Permits are valid and in full force and effect. Section 4.6(b) of the Company Disclosure Letter sets forth the true, complete and correct list of all material Permits currently in effect. Other than as set forth in Section 4.6(b) of the Company Disclosure Letter, none of the Company or its Subsidiaries is required under Applicable Law, to be (i) registered or licensed with a Governmental Authority or (ii) a member of an SRO.

          (c)   Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each individual associated with the Company or any of its Subsidiaries in any capacity that requires such individual, under Applicable Law, to have and maintain a Permit in respect to such individual's activities for the Company or its Subsidiaries (each such individual, an "Associated Person") (i) has such Permit, (ii) such Permit is in full force and effect and (iii) such Associated Person is not subject to a "statutory disqualification" (as such term is defined in the Exchange Act) or any other disqualification that would be a basis for censure, limitations on the activities, functions or operations of the individual or suspension or revocation of any such Permit, by any Governmental Authority or SRO.

          (d)   Since December 31, 2015, (i) none of the Company or any of its Subsidiaries has received (and there is no Knowledge of the Company of) any written notice from any Governmental Authority that (x) alleges any noncompliance (or that the Company or any of its Subsidiaries or its or their Associated Persons is under investigation or the subject of an inquiry by any such Governmental Authority for such alleged noncompliance) with any Applicable Law, (y) asserts any deficiency in required legal capital or (z) would be reasonably likely to result in a material fine, assessment or cease and desist order, or the suspension, revocation or material limitation or restriction of any Permit, in each of cases (x), (y) and (z), that is material to the Company and its Subsidiaries, taken as a whole, and (ii) none of the Company or any of its Subsidiaries has entered into any agreement or settlement with any Governmental Authority with respect to its non-compliance with, or violation of, any Applicable Law.

          (e)   Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) each Subsidiary of the Company that is a U.S. broker-dealer is duly registered under the Exchange Act as a broker-dealer with the SEC, is, and has been since December 31, 2015, in compliance with the applicable provisions of the Exchange Act, including the net capital requirements and customer protection requirements thereof and FINRA rules, and (ii) each Subsidiary of the Company that is a foreign broker-dealer that is required to register with any Governmental Authority under any Applicable Law is duly registered under such Applicable Law as a broker-dealer with the applicable Governmental Authority, is, and has been since December 31, 2015, in compliance with Applicable Law governing broker-dealers in the applicable foreign jurisdiction.

          (f)    The Company and its Subsidiaries have timely filed all material reports, registrations, forms and statements, together with any amendments required under Applicable Law to be made with respect thereto, that they were required to file with each applicable Governmental Authority and SRO, and have paid all fees and assessments due and payable in connection therewith.

          (g)   There have been no formal inquires since December 31, 2015 by any Governmental Authority or SRO with respect to the business, operations, policies or procedures of the Company or any its Subsidiaries or any of its or their Associated Persons (other than those that did not result in any material adverse findings with respect to the Company or any its Subsidiaries or any of its or their Associated Persons).

          (h)   The Company has made available to Parent prior to the date hereof copies of all written reports of examinations of the Company or its Subsidiaries by any Governmental Authority or SRO, and, to the Knowledge of the Company, copies of all written correspondence between any of the Company or its Subsidiaries and any Governmental Authority or SRO that is, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, since December 31, 2015.

          (i)    No Governmental Authority or SRO has, prior to the date hereof, expressly communicated to the Company or its Subsidiaries in writing that any facts and circumstances exist that would cause any such Governmental Authority or SRO (i) not to approve the transactions contemplated by this Agreement or (ii) to revoke or restrict any of the Company or its Subsidiaries' Permits after the transactions contemplated by this Agreement.

          (j)    Since December 31, 2014, neither the Company nor any of its Subsidiaries nor any of their respective Affiliates, directors, officers, employees, agents, representatives, nor anyone working on their behalf has offered, given, paid, promised, or authorized the giving of anything of value to any Government Official or any other Person in order to obtain, retain, or direct business or to secure an improper advantage, or otherwise violated any Anti-Bribery Law. Each of the Company and its Subsidiaries has instituted and maintains policies and procedures reasonably designed to ensure compliance with the Anti-Bribery Laws, including maintaining accurate books and records as required under applicable Anti-Bribery Laws. To the Knowledge of the Company, since December 31, 2014, there has not been any internal investigation, third party investigation (including by any Governmental Authority or any state owned or controlled entity), internal or external audit, or internal or external report that involves any allegation or information concerning possible violations of the Anti-Bribery Laws related to the Company or any of its Subsidiaries, or any of their respective Affiliates, directors, officers, employees, agents or representatives, or anyone working on behalf of the Company or any of its Subsidiaries.

          (k)   Neither the Company nor any of its Subsidiaries sells, exports or possesses any equipment, products, software, systems, or technical data that are controlled under the International Traffic in Arms Regulations (22 CFR §§ 120-130). Except for items properly classified under EAR99, neither the Company nor any of its Subsidiaries sells, exports or possesses any equipment, products, software, systems, or technical data that are controlled under the Export Administration Regulations (15 CFR §§ 730-774).

          (l)    Neither the Company nor any of its Subsidiaries nor any director or officer of the Company or any of its Subsidiaries nor, to the Company's Knowledge, any employee or agent acting for or on behalf of the Company or any of its Subsidiaries is designated on, or is owned or controlled by any party that is designated on, any list of sanctioned parties maintained by the United States, the United Kingdom, or the European Union, including the list of Specially Designated Nationals and Blocked Persons maintained by the U.S. Department of the Treasury's Office of Foreign Assets Control ("OFAC"). Since December 31, 2014, neither the Company nor any of its Subsidiaries has participated in or facilitated any transaction involving such a person or entity, or any country or territory subject to comprehensive sanctions imposed by the United States, European Union or United Kingdom.

          (m)  The operations of the Company and of each of its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and money laundering Laws and the rules and regulations thereunder and any related or similar Laws, rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority relating to money laundering (collectively, the "Money Laundering Laws") and, to the Knowledge of the Company, no action, suit or proceeding by or before any court or Governmental Authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or threatened.

        Section 4.7    Capitalization.

          (a)   As of the Capitalization Date, the authorized capital stock of the Company consists solely of (i) 100,000,000 shares of Company Common Stock, of which 52,778,945 are issued and 33,071,135 are outstanding, and (ii) 1,000,000 shares of Company Preferred Stock, none of which are issued and outstanding. As of the Capitalization Date, (i) an aggregate of 196,851 shares of Company Common Stock were subject to or otherwise deliverable in connection with the exercise of outstanding Company Stock Options, (ii) an aggregate of 2,626,897.53 were subject to or otherwise deliverable in connection with Company RSU Awards and (iii) an aggregate of 620,592 were subject to or otherwise deliverable in connection with Company PSU Awards (assuming full satisfaction of any applicable performance goals). Schedule 4.7(a) of the Company Disclosure Letter sets forth, as of the Capitalization Date, (A) the number of shares of Company Common Stock underlying each Company Equity Award, (B) the date on which the Company Equity Award was granted, (C) the number of shares of Company Common Stock underlying each Company Equity Award that are vested and unvested as of such date, (D) the exercise price of each Company Equity Award, if applicable, and (E) the expiration date of each Company Equity Award, if applicable. From the Capitalization Date until the date of this Agreement, no options to purchase shares of Company Common Stock or awards that may be settled in shares of Company Common Stock have been granted and no shares of Company Common Stock have been issued, except for shares of Company Common Stock issued pursuant to the exercise or vesting of Company Stock Options, Company RSU Awards or Company PSU Awards, in each case in accordance with the terms of the Company Stock Plan or applicable award agreement. All of the issued and outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable.

          (b)   Except as set forth in Section 4.7(a), as of the date hereof, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, or other obligations of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. To the Knowledge of the Company, no shares of Company Capital Stock are held by any Subsidiary of the Company. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any Company Securities.

          (c)   Schedule 4.7(c)(i) of the Company Disclosure Letter sets forth each of the Company's Subsidiaries and the jurisdiction of organization and direct owner of the equity interests of such Subsidiary. All of the outstanding interests in such Subsidiaries are duly authorized, validly issued, fully paid and non-assessable (if applicable), and are owned by the Company, directly or indirectly, free and clear of all Liens, except for immaterial Liens. Except as set forth on Schedule 4.7(c)(ii) of the Company Disclosure Letter, there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding issued or granted by the Company or any of its Subsidiaries to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock or other securities of, or any proprietary interest in, any of the Subsidiaries of the Company, and there is no outstanding security of any kind issued or granted by the Company or any of its Subsidiaries convertible into or exchangeable for such shares or proprietary interest in any such Subsidiary.

          (d)   Schedule 4.7(d) of the Company Disclosure Letter sets forth a true and complete list of all interests in any corporation or other entity (including any partnership, limited liability company and other business association) that is not a Subsidiary of the Company and in which the Company or one or more of its Subsidiaries owns, directly or indirectly, an equity interest (the "Joint Venture Interests"). All of the Joint Venture Interests are duly authorized, validly issued, fully paid and non-assessable (if applicable), and are owned by the Company, directly or indirectly, free and clear of all Liens, except for immaterial Liens. Except for any interests held in a Subsidiary by the Company or any of its Subsidiaries and except for the Joint Venture Interests, neither the Company nor any of its Subsidiaries, directly or indirectly, owns or has the right or obligation to acquire any equity interest in any other Person.

          (e)   Schedule 4.7(e) of the Company Disclosure Letter sets forth a true and complete summary, as of November 2, 2018, of all Indebtedness for borrowed money of the Company and its Subsidiaries, including the identity of each lender, any obligor and/or any guarantor, the principal amount, accrued interest and any other obligations thereunder, and the maturity and current redemption price of each such instrument. No material default or event of default (or similar event) has occurred and is continuing with respect to any such instrument.

        Section 4.8    Company SEC Documents.     The Company has timely filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by the Company since January 1, 2016 (such documents, together with any documents filed during such period by the Company to the SEC on a voluntary basis on Current Reports on Form 8-K, the "Company SEC Documents"). As of their respective filing dates, the Company SEC Documents complied in all material respects with, to the extent in effect at the time of filing, the requirements of the Securities Act, the Exchange Act and the Sarbanes Oxley Act of 2002 (the "Sarbanes-Oxley Act") (including the rules and regulations promulgated thereunder) applicable to such Company SEC Documents. Except to the extent that information contained in any Company SEC Document has been revised, amended, supplemented or superseded by a later-filed Company SEC Document that has been filed prior to the date of this Agreement, as of their respective filing dates, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, which individually or in the aggregate would require an amendment, supplement or correction to such Company SEC Documents. Each of the financial statements (including the related notes thereto) of the Company included in the Company SEC Documents complied at the time it was filed as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing, had been prepared in accordance with U.S. GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). None of the Subsidiaries of the Company are, or have at any time since January 1, 2015 been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with U.S. GAAP and other applicable legal and accounting requirements.

        Section 4.9    Material Contracts.

          (a)   Schedule 4.9(a) of the Company Disclosure Letter sets forth a list as of the date of this Agreement of all Contracts, in any case, of the following types, which have not been fully performed and pursuant to which the Company or any of its Subsidiaries has any continuing rights, obligations or liabilities (to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective Assets is bound) (each such Contract, together with any such Contract entered into after the date hereof that would be a Company Material Contract if entered into as of the date hereof, a "Company Material Contract" and collectively, the "Company Material Contracts"):

              (i)  any Contract containing a covenant restricting in any material respect the ability of the Company or any of its Subsidiaries (or that, following the Closing, would restrict the ability of the Surviving Corporation or its Subsidiaries) to compete in any business or with any Person or in any geographic area, or to hire any individual or group of individuals;

             (ii)  any joint venture, partnership, strategic alliance or other similar Contract (including any franchising agreement but in any event excluding introducing broker agreements);

            (iii)  any Contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets or otherwise), which acquisition or disposition is not yet complete or where such Contract contains continuing material obligations of the Company or any of its Subsidiaries;

            (iv)  any Contract with any Governmental Authority (other than Contracts with any Governmental Authority as a client or customer entered into in the ordinary course of business) that imposes any material obligation or restriction on the Company or any of its Subsidiaries;

             (v)  any Contract relating to Indebtedness for borrowed money, Trading Indebtedness, letters of credit, capital lease obligations, obligations secured by a Lien or interest rate or currency hedging agreements (including guarantees in respect of any of the foregoing but in any event excluding trade payables, securities transactions, brokerage agreements and other Contracts arising in the ordinary course of business consistent with past practice, indebtedness between the Company and its wholly-owned Subsidiaries and immaterial leases for telephones, copy machines, facsimile machines and other office equipment) in excess of $1,000,000;

            (vi)  any Contract relating to the disposition or acquisition by the Company or any of its Subsidiaries, with material obligations remaining to be performed or liabilities continuing after the date of this Agreement, of any material business or any material amount of assets other than in the ordinary course of business;

           (vii)  any Contracts containing any of the following terms or provisions: (x) so-called "most-favored nation" provisions or any similar provision requiring the Company or any of its Subsidiaries to offer a third party terms or concessions at least as favorable as those offered to one or more other parties or (y) settlement, non-prosecution or similar agreements involving payments in excess of $250,000 or involving future performance or restraints on action by the Company or any of its Subsidiaries, in each of clauses (x) and (y), except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole;

          (viii)  any other Contract required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

            (ix)  any Contract under which a claim for indemnification has been made by any Person prior to the date hereof that remains unresolved; and

             (x)  any material Intellectual Property licenses, sublicenses, distributor agreements and other agreements under which the Company or its Subsidiaries is either a licensor, licensee or distributor of Intellectual Property, except such licenses, sublicenses and other agreements relating to off-the-shelf software which is commercially available on a retail basis and other than customer (buy-side and sell-side) licenses for workflow technology and analytics entered into by the Company or its Subsidiaries in the ordinary course of business (collectively, the "Company IP Licenses").

          (b)   Except as has not materially impaired or would not reasonably be expected to materially impair, either individually or in the aggregate, the business of the Company and its Subsidiaries, taken as a whole, each Company Material Contract is a valid and binding obligation of the Company or its Subsidiary that is a party thereto and, to the Knowledge of the Company, the other parties thereto, and is in full force and effect and enforceable against the Company or its Subsidiary that is a party thereto and, to the Knowledge of the Company, the other parties thereto, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at Law), (ii) none of the Company or any of its Subsidiaries is in violation or breach of or in default under (or, to the Knowledge of the Company, is alleged to be in any material respect in breach of or in default under) any Company Material Contract or under any Contract with any employee of the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole (each, a "Company Material Employment Arrangement"), nor, to the Knowledge of the Company, is any other party to any such Company Material Contract or such Company Material Employment Arrangement in violation or breach of or default under such Company Material Contract or Company Material Employment Arrangement, and (iii) except as set forth on Schedule 4.9(b) of the Company Disclosure Letter, to the Knowledge of the Company, no event or circumstances has occurred that, with notice or lapse of time or both, would constitute an event of default under any such Company Material Contract or Company Material Employment Arrangement or result in the termination thereof or would cause or permit the acceleration of any right or obligation or the loss of any benefit to the Company or its Subsidiaries.

        Section 4.10    No Material Adverse Change.

          (a)   Since December 31, 2017, there has not been any change, event or occurrence that, individually or in the aggregate, has resulted in or would reasonably be expected to have a Company Material Adverse Effect.

          (b)   From December 31, 2017 until the date hereof, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practice and there has not been any action taken or omitted to be taken by the Company or any Subsidiary thereof that, if taken during the period from the date of this Agreement through the Effective Time without Parent's consent, would constitute a breach of Section 6.1(a), (f), (k), (l) or (n).

        Section 4.11    Taxes.     Except as set forth on Schedule 4.11 of the Company Disclosure Letter or as would not reasonably be expected to have a Company Material Adverse Effect, as of the Closing:

          (a)   Each of the Company and its Subsidiaries have timely filed (giving effect to any extensions of time within which to file) or caused to be filed all Tax Returns that they are required to file on and through the date of this Agreement (including all applicable extensions). All such Tax Returns are true, correct and complete in all respects and all amounts shown thereon as due were timely paid. All Taxes with respect to the Company and each of its Subsidiaries whether or not shown to be due on such Tax Returns have been paid or will be fully and timely paid by the due date thereof;

          (b)   (i) Each of the Company and its Subsidiaries have paid in full, or made adequate provision on the audited consolidated statement of financial condition of the Company and its Subsidiaries as of December 31, 2017 for the year then ended (the "Company Year-End Balance Sheet") or the consolidated statement of financial condition of the Company and its Subsidiaries as of June 30, 2018 (the "Company Interim Balance Sheet") (in each case, in accordance with U.S. GAAP) for, all Taxes with respect to periods ending on or before the date of the Company Year-End Balance Sheet or the Company Interim Balance Sheet, except, in each case, with respect to Taxes contested in good faith; and (ii) each of the Company and its

  Subsidiaries have paid in full or made adequate provision on their books and records for all Taxes with respect to periods on or ending after the date of the Company Interim Balance Sheet and prior to the Closing Date;

          (c)   No deficiencies, litigation, audit, proposed adjustments or matters in controversy exist or have been asserted in writing with respect to Taxes of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries is a party to any audit, action, investigation or proceeding for assessment or collection of Taxes and no such event has been asserted or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets;

          (d)   No claim has been made in writing by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Tax by that jurisdiction, and there are no Liens (other than Permitted Liens) with respect to Taxes upon any of the assets of the Company or any of its Subsidiaries;

          (e)   The Company and each of its Subsidiaries has withheld or collected from their respective employees, independent contractors, creditors, stockholders and third parties all amounts required to be withheld or collected by it on account of Taxes and has remitted all such amounts to the appropriate Governmental Authority when required by Law to do so;

          (f)    The Company has made available to Parent true, correct and complete copies of all material income Tax Returns for the taxable periods 2015 through 2017;

          (g)   There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes due from the Company or any of its Subsidiaries for any taxable period and no request for any such waiver or extension is currently pending;

          (h)   Neither the Company nor any of its Subsidiaries has participated in any reportable transaction within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of state, local or non-U.S. Tax law);

          (i)    Neither the Company nor any of its Subsidiaries is a party to any agreement relating to the sharing, allocation or indemnification of Taxes, or any similar agreement, contract or arrangement, in each case, other than (x) commercial agreements entered into in the ordinary course of business the principal purpose of which does not relate to Taxes or (y) any such agreement solely between or among the Company and/or its Subsidiaries (collectively, "Tax Sharing Agreements") or has any liability for Taxes of any Person (other than members of the affiliated group, within the meaning of Section 1504(a) of the Code, filing consolidated federal income Tax returns of which the Company is the common parent) under Treasury Regulations Section 1.1502-6, Treasury Regulations Section 1.1502-78 or similar provision of state, local or non-U.S. Tax law, as a transferee or successor, by contract, or otherwise;

          (j)    Neither the Company nor any of its Subsidiaries has constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise reasonably constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this acquisition;

          (k)   Neither the Company nor any of the Subsidiaries will be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a taxable period prior to the Closing Date but was not recognized for Tax purposes in such prior taxable period (or to exclude from taxable income in a taxable period ending after the Closing Date any deduction the recognition of which was accelerated from such taxable period to a taxable period prior to the Closing Date) as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting, Section 481 of the Code, Section 965 of the Code or Section 108(i) of the Code or comparable provisions of state, local or foreign Tax Law, or for any other reason;

          (l)    Neither the Company nor any of its Subsidiaries has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Tax law, and neither the Company nor any of its Subsidiaries is subject to any private letter ruling of the IRS or comparable ruling of any other Governmental Entity;

          (m)  Section 4.11(m) of the Company Disclosure Letter sets forth a list of the U.S. federal Tax classification of the Company and each of its Subsidiaries.

        Section 4.12    Labor Relations.

          (a)   Except as set forth in Schedule 4.12(a) of the Company Disclosure Letter, except for matters that, individually or in the aggregate, have not resulted or would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, (i) none of the Company or any of its Subsidiaries has engaged in any unfair labor practices since December 31, 2015; (ii) no unfair labor practice or labor charge or complaint is pending or, to the Knowledge of the Company, threatened with respect to the Company or any of its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority, (iii) there is no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries.

          (b)   Except as set forth in Schedule 4.12(b) of the Company Disclosure Letter (i) no material labor dispute, strike, slowdown, lockout or work stoppage is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries and there has been no material labor dispute, strike, work stoppage or lockout in the previous three years; (ii) none of the Company or any of its Subsidiaries is a party to any collective bargaining agreement, Contract or similar agreement or understanding with any labor organization, labor union, works council, employee association, or other representative of any employees of the Company or any of its Subsidiaries (collectively, "Union"), nor is any such agreement presently being negotiated by the Company nor any of its Subsidiaries and neither the Company nor any of its Subsidiaries has a duty or obligation pursuant to any Contract or applicable Law, as the case may be, to bargain with any Union; (iii) to the Knowledge of the Company, there is no union representation question existing with respect to the employees of the Company or any of its Subsidiaries; and (iv) to the Knowledge of the Company, (A) no organizational efforts with respect to the formation of a collective bargaining unit are presently being made or threatened, involving employees of the Company or any of its Subsidiaries, and (B) there have been no such organizational efforts in the previous three (3) years.

          (c)   Except for matters that, individually or in the aggregate, have not resulted or would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, (i) the Company and each of its Subsidiaries are in compliance with all Applicable Laws relating to the hiring, promotion, assignment, and termination of employees, including the Worker Adjustment and Retraining Notification Act; discrimination; harassment; retaliation; equal employment opportunities; disability; labor relations; wages and hours; profit sharing obligations, social security and housing contributions; the Fair Labor Standards Act, and applicable state and local wage and hour Laws (collectively, the "FLSA"); immigration; workers' compensation; employee benefits; classification of employees under the FLSA; background and credit checks; occupational safety and health; family and medical leave; data privacy and data protection; and any bargaining or other obligations under the National Labor Relations Act and the Labor-Management Relations Act, and (ii) none of the Company or any of its Subsidiaries has classified an individual as an "independent contractor" or of similar status who, according to a Company Plan or Applicable Law, should have been classified as an employee or of similar status.

          (d)   Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices. Except for matters that, individually or in the aggregate, have not resulted or would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, none of the Company, any of its Subsidiaries or any of its or their executive officers has received within the past three (3) years any notice of intent by any Governmental Authority responsible for the enforcement of labor or employment Laws to conduct an investigation relating to the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such investigation is in progress.

          (e)   As of the date hereof, (i) no member of the Company's Executive Committee, the members of which are set forth on Schedule 4.12(e) of the Company Disclosure Letter, has given written notice to the Company that such employee intends to terminate his or her employment, and (ii) the Company does not have any plans or intentions to terminate any such person.

          (f)    The Company and each of its Subsidiaries has promptly, thoroughly and impartially investigated all sexual harassment allegations of which it is or was made aware. With respect to each such allegation with potential merit, the Company or its Subsidiary has taken prompt corrective action that is reasonably calculated to prevent further harassment. The Company does not reasonably expect any material liability with respect to any such allegations.

        Section 4.13    Employee Benefit Plans.

          (a)   Schedule 4.13(a) of the Company Disclosure Letter contains a true and complete list of each material Company Plan specifying which Company Plans are applicable to non-U.S. employees of the Company and its Subsidiaries. For purposes of this Agreement, a "Company Plan" is any Plan (i) under which any employee or former employee of the Company or any of its Subsidiaries or individual or sole proprietorship serving as a consultant or independent contractor to the Company or any of its Subsidiaries has any present or future right to benefits and that the Company or any of its Subsidiaries sponsors, maintains or contributes or is obligated to contribute, or (ii) with respect to which the Company or any of its Subsidiaries has any actual or contingent Liability. For purposes of this Agreement, in no event shall the term Company Plans include any Plan that is sponsored or maintained by any of Parent or any of its Subsidiaries prior to the Effective Time.

          (b)   Except for matters that, individually or in the aggregate, have not resulted or would not reasonably be expected to result in any material liability to the Company and its Subsidiaries, taken as a whole, (i) each Company Plan has been established, registered, amended, funded, invested, maintained and administered in all respects in accordance with its terms, and complies in all respects in form and in operation with the applicable requirements of ERISA and the Code and other Applicable Laws, (ii) all employer or employee contributions, premiums and expenses to or in respect of each Company Plan have been paid in full or, to the extent not yet due, have been accrued on the applicable financial statements of the Company included in the Company SEC Documents in accordance with U.S. GAAP, (iii) neither the Company, any Company Plan nor any trustee, administrator or other third-party fiduciary and/or party-in-interest thereof, has, with respect to any Company Plan, engaged in any breach of fiduciary responsibility or any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) to which Section 406 of ERISA or Section 4975 of the Code applies and which would subject, or impose an indemnification obligation on, the Company or any of its Subsidiaries with respect to the Tax or penalty on prohibited transactions imposed by Section 4975 of the Code, and (iv) neither the Company nor any of its Subsidiaries has engaged in a transaction that would reasonably be expected to result in a civil penalty under Sections 409 or 502(i) of ERISA.

          (c)   The Company has made available to Parent true, complete and correct copies of (to the extent applicable) (i) all such Company Plans and any amendments thereto; (ii) each trust, funding, insurance or administrative agreement relating to each such Company Plan; (iii) the most recent summary plan description or other written explanation (or a description of any oral communications) of each such Company Plan provided to participants and any amendments thereto concerning the extent of the benefits provided under a Company Plan; (iv) the two (2) most recent Forms 5500 required to have been filed with the Internal Revenue Service (or any similar reports filed in any comparable non-U.S. Governmental Authority) and any schedule thereto; (v) the most recent determination letter or opinion letter issued by the Internal Revenue Service (or comparable qualification document issued by a comparable non-U.S. Governmental Authority); (vi) to the extent applicable, for the two (2) most recent years, financial or actuarial reports; and (vii) all material written communications to any Governmental Authority relating to such Company Plan.

          (d)   Neither the Company nor any of its Subsidiaries has made any binding commitment (i) to create any additional benefit plans which would be considered to be Company Plans once created or (ii) to materially increase the benefits provided under any Company Plan.

          (e)   Except for matters that, individually or in the aggregate, have not resulted or would not reasonably be expected to result in any material liability to the Company and its Subsidiaries, taken as a whole, no Claim with respect to any Company Plan (other than routine claims for benefits) by the Department of Labor, the IRS or any other Governmental Authority or by any plan participant or beneficiary is pending or to the Knowledge of the Company, threatened, relating to the Company Plans, any fiduciaries thereof with respect to their duties to the Company Plans or the assets of any of the trusts under any of the Company Plans nor, to the Knowledge of the Company, are there facts or circumstances that exist that would reasonably be expected to give rise to any such Claims.

          (f)    Each Company Plan which is intended to be qualified under Section 401(a) of the Code has received a determination letter to that effect from the Internal Revenue Service or is entitled to rely upon a favorable opinion issued by the Internal Revenue Service and, to the Knowledge of the Company, no circumstances exist which would reasonably be expected to adversely affect such qualification or exemption.

          (g)   Neither the Company nor any of its Subsidiaries has any material liability or obligation under any Company Plan to provide welfare benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code or other Applicable Law.

          (h)   Neither the Company nor any ERISA Affiliate maintains, sponsors, participates in, contributes to or is obligated to contribute to, or has within the last six (6) years maintained, sponsored, participated in, contributed to was obligated to contribute to, or otherwise has incurred any obligation or liability (including any contingent liability) under, any "multiemployer plan" (as defined in Section 3(37) of ERISA), "multiple employer welfare arrangement" (as defined in Section 3(40) of ERISA) or any other employee pension benefit plan (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code. No Company Plan is a "multiple employer plan" (within the meaning of Section 4063 or 4064 of ERISA or the equivalent thereof under applicable non-U.S. Laws). Except for matters that, individually or in the aggregate, have not resulted or would not reasonably be expected to result in any material liability to the Company and its Subsidiaries, taken as a whole, no event has occurred and no condition exists that would, either directly or by reason of the Company's or any of its Subsidiaries' affiliation with any of their ERISA Affiliates, subject the Company or any of its Subsidiaries to any Tax, fine, Lien, penalty or other liability imposed by ERISA, the Code or other Applicable Law, in each case, as related to the Company Plans.

          (i)    Each Company Plan subject to Section 409A of the Code is in compliance, in all material respects, in form and operation with Section 409A of the Code and the applicable guidance and regulations thereunder.

          (j)    Except as set forth in Schedule 4.13(j) of the Company Disclosure Letter, neither the execution nor delivery of this Agreement, nor the consummation of the Merger, will cause or result in (either alone or in combination with another event): (i) any of the following with respect to any current or former officer, employee, manager, director, or consultant of the Company or any of its Subsidiaries: (A) any material payment, compensation, or benefit (whether of severance pay or otherwise) becoming due, or material increase in the amount of any payment, compensation, or benefit becoming due, or (B) the acceleration of the time of payment or vesting of any material payment, compensation, or benefit, or (ii) the payment or deemed payment of any amount (whether in cash, property, the vesting of property, or otherwise) that would reasonably be expected, individually or in combination with any other such payment, to constitute an "excess parachute payment," as defined in Section 280G(b)(1) of the Code, or (iii) any material funding obligation under any Company Plan or an imposition of any material restrictions or limitations on the Company's or any of its Subsidiaries' right to administer, amend, or terminate any Company Plan. No person is entitled to receive any Tax gross-up payment from the Company or any of its Subsidiaries as a result of the imposition of any excise taxes required by Section 4999 of the Code.

          (k)   Except for matters that, individually or in the aggregate, have not resulted or would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, each Company Plan maintained exclusively for the benefit of employees of the Company or any of its Subsidiaries residing outside of the United States (each, a "Non-U.S. Company Plan") has been maintained in compliance with its terms and with the requirements prescribed by any and all Applicable Law (including any special provisions relating to qualified plans where such Non-U.S. Company Plan was intended to so qualify) and all such plans that are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions. There is no pending or, to the Knowledge of the Company, threatened litigation relating to any Non-U.S. Company Plan. Except as required by Applicable Law, neither the Company nor any of its Subsidiaries offers employees of the Company or any of its Subsidiaries participation in any Non-U.S. Company Plans that provide defined benefit pension benefits.

        Section 4.14    No Undisclosed Liabilities.     Except as set forth on Schedule 4.14 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any direct or indirect Liabilities, other than (a) Liabilities fully and adequately reflected in or reserved against on the consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2018 included in Company SEC Documents filed before the date of this Agreement, (b) Liabilities incurred since December 31, 2017 in the ordinary course of business, (c) Liabilities that are permitted by this Agreement in accordance with the terms hereof, (d) Liabilities that have been discharged or paid off, (e) Liabilities that would not reasonably be expected to have a Company Material Adverse Effect, and (f) Liabilities with respect to any Contractual Obligation entered into by the Company or any of its Subsidiaries (other than (x) any Liabilities for breach of any Contractual Obligation, breach of warranty, tort or infringement by the Company, or (y) any Contractual Obligation that the Company failed to disclose to Parent in breach of any representation or warranty under this Article IV).

        Section 4.15    Intellectual Property.

          (a)   Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries own or have the right to use all Intellectual Property that is used in the conduct of the Company Business (collectively, the "Company Intellectual Property"), in each case free and clear of all Liens other than Permitted Liens. Upon the Closing, except as would not reasonably be expected to have a material effect on the Company and its Subsidiaries, taken together, the Surviving Corporation will own or continue to have the right to use, as applicable, all Company Intellectual Property on substantially identical terms and conditions as the Company and its Subsidiaries enjoyed immediately prior to the Closing.

          (b)   Schedule 4.15(b) of the Company Disclosure Letter sets forth all of the registrations and applications for any material Company Intellectual Property owned by the Company or any of its Subsidiaries. Except as would not be reasonably expected to have a Company Material Adverse Effect, (i) none of the Company Intellectual Property owned by the Company or any of its Subsidiaries is subject to any outstanding Order and there are no Claims pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries with respect to any such Company Intellectual Property, and (ii) all of the registrations and applications set forth on Schedule 4.15(b) of the Company Disclosure Letter are valid and in full force and effect. The Company has taken all actions within its power or authority reasonably necessary to ensure protection of the Intellectual Property listed on Schedule 4.15(b) of the Company Disclosure Letter under Applicable Law (including making and maintaining in full force and effect all necessary filings, registrations and issuances) and to protect the secrecy, confidentiality and value of its Trade Secrets, except for actions which, if not taken, would not reasonably be expected to have a Company Material Adverse Effect.

          (c)   Except as would not be reasonably expected to have a Company Material Adverse Effect, (i) neither the conduct of the Company Business nor the use of any Company Intellectual Property nor any products or services currently or previously sold, provided or licensed by the Company or any of its Subsidiaries to any Person infringes upon or otherwise violates any Intellectual Property or other proprietary right of any other Person, and (ii) no litigation is pending and no Claim has been made against the Company or any of its Subsidiaries or, to the Knowledge of the Company, is threatened, alleging any such infringement or violation or challenging the rights of the Company or any of its Subsidiaries in or with respect to any Company Intellectual Property.

          (d)   Except as would not reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, no Person is infringing upon or otherwise violating any Company Intellectual Property or any rights of the Company or any of its Subsidiaries therein.

          (e)   Except as would not reasonably be expected to have a material effect on the Company and its Subsidiaries, taken together, each present or past employee, consultant and any other Person who developed any Company Intellectual Property owned or purported to be owned by the Company or its Subsidiaries (including any Owned Software) has executed a valid and enforceable Contract with the Company or a Subsidiary that (i) conveys to the Company or such Subsidiary any and all right, title and interest in and to all Intellectual Property developed by such Person in connection with such Person's employment or engagement by the Company or such Subsidiary, (ii) requires such Person, during and after the term of employment or engagement, to cooperate with the Company or such Subsidiary in the prosecution of any patent applications filed in connection with such Intellectual Property, (iii) establishes, in all material respects, a representation and covenant by such Person that no process, technique, innovation or other work product provided to the Company or such Subsidiary is or will be derived from or otherwise constitute the proprietary information of a prior employer or contractor, in contravention of any prior confidentiality agreement, and (iv) obligates such Person to keep any confidential Information, including Trade Secrets, of the Company and its Subsidiaries confidential both during and after the term of employment or engagement.

          (f)    Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) all Software and other IT Assets material to the Company Business (x) perform in material conformance with their documentation and as necessary for the conduct of the Company Business, (y) are free from any material Software defect and (z) do not contain any virus, Software routine or hardware component designed to permit unauthorized access or to disable or otherwise harm any IT Assets, and (ii) there has been no material failure of IT Assets in the past two (2) years which has not been fully resolved and no Person has gained unauthorized access to or made any unauthorized use of the IT Assets or any Information contained therein, including any Personal Information.

          (g)   Except as would not reasonably be expected to have a material effect on the Company and its Subsidiaries, taken together, (i) no Owned Software used in the Company Business uses any "open source" code, shareware or other Software that is made generally available to the public without requiring payment of fees in such a way as would require disclosure or licensing of, or waiver of any rights with respect to, any Owned Software or any other Intellectual Property owned by the Company or any of its Subsidiaries, and (ii) none of the Company Software is covered by or subject to the requirements of any version of the GNU General Public License (the "GPL") or the GNU Affero General Public License (the "Affero GPL") and, for the avoidance of doubt, the Company has replaced any jPOS code licensed under the GPL or the Affero GPL used in the Company Software with code that is not subject to the GPL or Affero GPL, and the distribution, sale or licensing of the Company Software, including such replacement code, does not infringe the copyright of any other Person, including jPOS.org. With respect to all material Owned Software, the Company or a Subsidiary is in actual possession and control of the applicable source code, object code, code writes, notes, documentation, and know-how to the extent required for use, distribution, development, enhancement, maintenance and support of such Owned Software. Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has disclosed or otherwise granted, in the ordinary course of business, a right to use source code for Owned Software to a third party outside of the scope of a written agreement that reasonably protects the Company's or its Subsidiary's rights in such source code. To the Knowledge of the Company, no Person other than the Company and its Subsidiaries is in possession of, or has rights in, any source code for Owned Software.

        Section 4.16    Privacy and Data Security.     The Company and its Subsidiaries have a privacy policy regarding the collection and use of personally identifiable information (the "Company Privacy Policy"). Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and each of its Subsidiaries is in compliance with the Company Privacy Policy and all Applicable Laws regarding the collection, use and protection of any personally identifiable or non-public financial Information (collectively, "Personal Information"). The Company and its Subsidiaries have customary security measures in place to protect Personal Information stored in their computer systems from unlawful use by any third party or any other use by a third party that would violate the Company Privacy Policy (the "Security Programs"). Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries are fully compliant with all applicable requirements of EU General Data Protection Regulation EU/2016/679 and any Laws implementing or supplementing such regulation (collectively, "GDPR"), including that: (i) all processor agreements affecting Personal Information will be in compliance with Article 28 of the GDPR; (ii) all IT systems and Security Programs will meet the requirements of Chapter IV, Section 2 of the GDPR; (iii) the Company and its Subsidiaries will be able to fully respond to and fulfil the data subject rights under Chapter III of the GDPR; (iv) the Company and its Subsidiaries will have implemented data protection by design and by default for all of their products in accordance with Article 25 of the GDPR; (v) the Company Privacy Policy will be in compliance with Chapter III, Section 2 of the GDPR; and (vi) all new and prior consents from data subjects will be in compliance with Article 7 of the GPDR. The execution, delivery and performance of this Agreement and the consummation of the Merger do not violate any Company Privacy Policy as it currently exists or as it existed at any time during which any Personal Information was collected or obtained by the Company or any of its Subsidiaries and, upon the Closing, the Surviving Corporation will own and continue to have the right to use all such Personal Information on identical terms and conditions as the Company and its Subsidiaries enjoyed immediately prior to the Closing. No Claims are pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to the collection or use of Personal Information.

        Section 4.17    Environmental Matters.     Except as would not reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries, taken as a whole, (i) the Company and each of its Subsidiaries are in compliance with all applicable Environmental Laws, (ii) there is no civil, criminal or administrative Claim, notice or demand letter pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries pursuant to Environmental Laws and (iii) to the Knowledge of the Company, there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which would reasonably be expected to prevent compliance in all material respects with, or which have given rise to or shall give rise to liability under, the Environmental Laws.

        Section 4.18    Insurance.     The Company and each of its Subsidiaries maintain those insurance policies or binders of insurance identified on Schedule 4.18 of the Company Disclosure Letter. Such policies and binders are valid and enforceable in accordance with their terms and are in full force and effect and no written notice of cancellation, suspension, denial, limitation of coverage or termination has been received or threatened with respect to any such policy, in each case, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

        Section 4.19    Controls.     The Company has established and maintains disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, designed (i) to ensure that material information required to be disclosed in the Company's periodic reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents, and (ii) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. As of the date hereof, neither the Company nor, to the Company's Knowledge, the Company's independent registered public accounting firm, has identified or been made aware of (A) "significant deficiencies" or "material weaknesses" (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company's internal controls over financial reporting which would, individually or in the aggregate, adversely affect or reasonably be expected to adversely affect the Company's ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated or (B) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of the NYSE.

        Section 4.20    Investment Company.     None of the Company or any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940.

        Section 4.21    Title to Property.     Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have valid title to, or a valid leasehold interest in, all of the material personal property that is reflected on the Company Year-End Balance Sheet or that has been acquired or leased since the date of the Company Year-End Balance Sheet, free and clear of all Liens on such personal property other than Permitted Liens, except for assets disposed of, accounts receivable collected, prepaid expenses realized and Contracts fully performed, expired or terminated in the ordinary course of business since the date of the Company Year-End Balance Sheet.

        Section 4.22    Real Property.

          (a)   None of the Company or any of its Subsidiaries own any real property.

          (b)   Schedule 4.22(b) of the Company Disclosure Letter sets forth each material lease, sublease, license or any other occupancy agreement pursuant to which the Company or any of its Subsidiaries occupies real property as of the date of this Agreement, including any amendments, modifications, renewals, or guaranties thereof (each, a "Company Lease" and the real property covered by each such Company Lease, a "Company Leased Facility"). The Company has made available to Parent true, correct and complete copies of all

  Company Leases. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Company Lease is valid, binding and enforceable against the Company or its applicable Subsidiary in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles) and is in full force and effect with respect to the Company or its applicable Subsidiary and, to the Knowledge of the Company, with respect to the other parties thereto; (ii) none of the Company or its Subsidiaries is in breach or violation of, or in default under, any Company Lease and no event has occurred that with notice or lapse of time or both would constitute such a breach, violation, or default; (iii) none of the Company or its Subsidiaries has received or given any written notice of default under any Company Lease or of any intention of any party to terminate or not renew the Company Lease; and (iv) the Company and its Subsidiaries have a valid leasehold interest in all of the Company Leased Facilities free and clear of all Liens other than Permitted Liens. The Company Leased Facilities collectively constitute all of the material real property used in the conduct of the business of the Company and its Subsidiaries as currently conducted. The Company or its applicable Subsidiary has not subleased, licensed or given any other Person the right to use or occupy any of the Company Leased Facilities.

        Section 4.23    Broker's, Finder's or Similar Fees.     Except as set forth on Schedule 4.23 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any brokerage commissions, finder's fees or similar fees or commissions payable by the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

        Section 4.24    Information Supplied.     None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement or any amendment or supplement thereto is first mailed to the Company's stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by any Acquirer Party for inclusion or incorporation by reference therein.

        Section 4.25    Required Stockholder Vote.     The Company Stockholder Approval will be the only vote of the holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement, the Merger and the transactions contemplated by this Agreement. No other vote of the holders of any class or series of Company Capital Stock is necessary to approve and adopt this Agreement, the Merger or the transactions contemplated by this Agreement.

        Section 4.26    Anti-Takeover Provisions.     The Company Board has adopted such resolutions as are necessary to render inapplicable to this Agreement and the

Merger the restrictions on "business combinations" (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL. The Company Board has taken all necessary action so that any takeover, anti-takeover, moratorium, "fair price", "control share" or other similar Law enacted under any Law applicable to the Company does not, and will not, apply to the Merger, this Agreement or the transactions contemplated hereby. There is no stockholder rights plan, "poison pill" antitakeover plan or similar device in effect to which the Company or any of its Subsidiaries is subject, party to or otherwise bound.

        Section 4.27    Opinion of Financial Advisor.     Prior to the execution of this Agreement, the Company has received the opinion of J.P. Morgan Securities LLC to the effect that, as of the date of such opinion and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be provided to the stockholders of the Company is fair, from a financial point of view, to such stockholders.

        Section 4.28    Related Party Transactions.     Except as set forth on Schedule 4.28 of the Company Disclosure Letter, and except for compensation, benefits and advances received in the ordinary course of business by employees, directors or consultants of the Company or any of its Subsidiaries, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between the Company or any of its Subsidiaries, on the one hand, and any current director or "executive officer" (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries (or any of such person's immediate family members or affiliates), on the other hand, of the type required to be reported in any report by the Company to the SEC pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

        Section 4.29    No Other Representations or Warranties.     The Company agrees that, except for the representations or warranties expressly set forth in Article V, no Acquirer Party nor any of their Affiliates nor any other person on behalf of any Acquirer Party has made any representation or warranty, expressed or implied, with respect to any Acquirer Party, their respective businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any information regarding any Acquirer Party or any of their Affiliates, and neither the Company nor any of its Affiliates nor any other person on behalf of the Company has relied on any representation or warranty except for those expressly set forth in Article V.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER PARTIES

        Except as disclosed (i) in the Acquirer Disclosure Letter (with specific reference to the Section or subsection of this Agreement to which the information stated in such Acquirer Disclosure Letter relates; provided, that any item on the Acquirer Disclosure Letter in any one or more sections of the Acquirer Disclosure Letter shall be deemed disclosed with respect to other sections of this Agreement and all other sections or subsections of the Acquirer Disclosure Letter solely to the extent that the relevance of such disclosure is reasonably apparent on its face notwithstanding the absence of a specific cross-reference) or (ii) in the Acquirer SEC Documents filed prior to the date hereof solely to the extent that the relevance of such disclosure is reasonably apparent on its face (but excluding, in each case, any disclosures set forth in any risk factor section, in any section relating to forward-looking statements and any other disclosures included in the Acquirer SEC Documents solely to the extent that they are generic, cautionary, predictive or forward-looking in nature, whether or not appearing in such sections), the Acquirer Parties hereby represent and warrant to the Company as follows:

        Section 5.1    Organizational Existence and Power.     Each of the Acquirer Parties (a) is duly organized or formed, validly existing and in good standing under the Laws of the State of Delaware, (b) has all requisite power (corporate, company, or limited partnership, as the case may be) and authority to own and operate its property, assets or rights, to lease the property, assets or rights it operates as lessee and to conduct the business in which it is currently engaged, except as would not reasonably be expected to have a material impact on the Company and its Subsidiaries and their respective operations, taken as a whole, and (c) is duly qualified to do business and in good standing (in jurisdictions where applicable) under the Laws of each jurisdiction in which its ownership, lease or operation of property, assets or rights or the conduct of its business requires such qualification, except where the failure to be so qualified would not, or would not reasonably be expected to, prevent or materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement (an "Acquirer Material Adverse Effect"). Parent has made available to the Company complete and correct copies of the certificate of formation (or comparable organizational documents) of Parent and Merger Sub, in each case as amended to the date of this Agreement.

        Section 5.2    Authorization; No Contravention.     Each Acquirer Party has all requisite organizational power and authority to enter into this Agreement and each of the other Transaction Documents and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by each Acquirer Party of this Agreement and each of the other Transaction Documents to which it will be a party and the transactions contemplated hereby and thereby have been duly authorized and approved by such Party, and no corporate, company, limited partnership or other action on its part is necessary. Except as set forth on Schedule 5.2 of the Acquirer Disclosure Letter, and assuming the accuracy of the representations and warranties of the Company in Article IV, the execution, delivery and performance by each Acquirer Party of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, assuming that the consents, approvals and filings referred to in Section 5.3 are duly obtained and/or made, do not (i) violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or the creation of any material Lien under, any Contractual Obligation of any Acquirer Party, (ii) violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of) any organizational document, instrument or certificate of any Acquirer Party or (iii) violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of) any Applicable Law, other than, in the case of clauses (i) and (iii), any such violation, conflict, breach, default, contravention, termination, cancellation or acceleration that would not reasonably be expected to have, individually or in the aggregate, an Acquirer Material Adverse Effect.

        Section 5.3    Governmental Approvals; Third-Party Consents.

          (a)   Except (a) for such filings and notifications as may be required by the HSR Act or other Antitrust Laws set forth in Schedule 4.3 of the Company Disclosure Letter, (b) for any required consent, approval, order or authorization of, or registration, declaration or filing with, the FINRA, (c) for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (d) for any approval, consent, authorization or filing that if not obtained would not be material to the Acquirer Parties, taken as a whole, and (e) as set forth in Schedule 5.3 of the Acquirer Disclosure Letter, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any applicable Governmental Authority having jurisdiction or supervision over any Acquirer Party, no consent or approval of any third parties and no lapse of a waiting period under an Applicable Law, is necessary or required in connection with the execution, delivery or performance by the Acquirer Parties of this Agreement and each of the other Transaction Documents to which it will be party or the transactions contemplated hereby and thereby.

          (b)   No Governmental Authority or SRO has, prior to the date hereof, expressly communicated to Parent or its Subsidiaries in writing that any facts and circumstances exist that would cause any such Governmental Authority or SRO (i) not to approve the transactions contemplated by this Agreement or (ii) to revoke or restrict any of Parent's or its Subsidiaries' Permits after the transactions contemplated by this Agreement.

        Section 5.4    Binding Effect.     This Agreement has been duly executed by the Acquirer Parties and, this Agreement constitutes, and each of the other Transaction Documents to which each such Acquirer Party will be a party, when duly executed by the applicable Acquirer Party, shall constitute, the legal, valid and binding obligations of such Acquirer Party, enforceable against such Acquirer Party in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar Laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at Law or in equity).

        Section 5.5    Litigation.     As of the date hereof, there are no Claims pending, or to the Knowledge of Parent, threatened, at Law, in equity, in arbitration or by or before any Governmental Authority against any Acquirer Party, and no Order has been issued by any court or other Governmental Authority against any Acquirer Party or to which any of their respective assets or properties is subject or bound, in each case that would reasonably be expected to have, individually or in the aggregate, an Acquirer Material Adverse Effect.

        Section 5.6    Capitalization.     As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has not conducted or engaged in any business activities prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than the Debt Financing and those assets, liabilities and obligations incident to its formation and those assets, liabilities and obligations pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

        Section 5.7    Broker's, Finder's or Similar Fees.     Except for Jefferies LLC and Sandler O'Neill & Partners, L.P., Parent nor any of its Subsidiaries or Affiliates has employed any broker or finder or incurred any liability for any brokerage commissions, finder's fees or similar fees or commissions payable by any Acquirer Party in connection with the transactions contemplated by this Agreement.

        Section 5.8    Financing; Solvency

          (a)   Parent has delivered to the Company true, accurate and complete copies of executed debt commitment letter, dated as of the date hereof (the "Debt Commitment Letter") pursuant to which the lenders named therein (the "Lenders"), subject to the terms and conditions set forth therein, have committed to lend to VFH Parent LLC and Impala Borrower LLC, each a direct or indirect wholly-owned subsidiary of Parent (each, a "Borrower"), the amounts set forth therein, and such amounts are sufficient for Parent to fund the transactions contemplated by this Agreement, including the refinancing of the Company Credit Agreement and the refinancing of the Fourth Amended and Restated Credit Agreement dated as of June 30, 2017 among VFH Parent LLC, as borrower, Virtu Financial LLC, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended (such committed debt financing, the "Debt Financing", and the amount of financing required for the foregoing purposes, the "Required Amounts"). Parent has delivered to the Company a true, complete and correct copy of all fee letters (the "Fee Letters") related to the Debt Commitment Letter, subject to redaction solely of fee, flex and other economic provisions that are customarily redacted in connection with transactions of this type and that could not in any event affect the conditionality, enforceability, availability or amount of the Debt Financing.

          (b)   As of the date hereof, (i) the Debt Commitment Letter is in full force and effect and has not been withdrawn or terminated, or amended or modified or waived in any respect, and (ii) the Debt Commitment Letter, in the form so delivered, is a legal, valid and binding obligation of Parent and/or Merger Sub (as applicable) and, to the Knowledge of Parent, the other parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and subject, as to enforceability, to general equity principles. Except for the Fee Letters, there are no other agreements, side letters, or arrangements of any kind relating to the Debt Commitment Letter that would affect the amount, availability, enforceability or conditionality of the Debt Financing. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or its Subsidiaries under any term or condition of the Debt

  Commitment Letter or, to the Knowledge of Parent, would (i) make any of the assumptions or any of the statements set forth in the Debt Commitment Letter inaccurate in any material respect, (ii) result in any of the conditions in the Debt Commitment Letter not being satisfied or (iii) otherwise result in the Debt Financing not being available on the date of the Closing. As of the date hereof, no Debt Financing Source has notified Parent, Merger Sub or any Borrower of its intention to terminate any of the Debt Commitment Letter or not to provide the Debt Financing. Assuming satisfaction of the conditions in Section 8.1 and Section 8.3, as of the date hereof, none of Parent, Merger Sub or any Borrower has any reason to believe that it will be unable to satisfy, on a timely basis, any term or condition of closing to be satisfied by it contained in the Debt Commitment Letter or that the full amounts committed pursuant to the Debt Commitment Letter will not be available as of the Closing. There are no conditions precedent (including any "flex" provisions) to the funding of the full amount of the Debt Financing and there are no contingencies that would permit the Lenders to reduce the total amount of the Financing other than as set forth in the Debt Commitment Letter. Parent, Merger Sub and the Borrowers have fully paid (or caused to be paid) any and all commitment fees or other fees required by the Debt Commitment Letter to be paid on or before the date of this Agreement. As of the date hereof, Debt Commitment Letter has not been modified, amended or altered and none of the commitments thereunder has been withdrawn or rescinded in any respect and, to the Knowledge of Parent, no withdrawal or rescission thereof is contemplated. As of the date hereof, no amendment or modification to the Debt Commitment Letter is contemplated other than as set forth in the Debt Commitment Letter.

          (c)   Assuming the funding of the Debt Financing in accordance with the terms and conditions of the Debt Commitment Letter, Parent will have available at Closing sufficient cash in immediately available funds to pay the Required Amounts. The Parent Common Stock to be issued or become issuable pursuant to Section 3.3 has been duly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free and clear of all Encumbrances.

          (d)   In no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Debt Financing) by Parent, Merger Sub or any of their respective affiliates or any other financing or other transactions be a condition to any of Parent's or Merger Sub's obligations under this Agreement.

          (e)   Assuming that the conditions to the obligation of Parent and Merger Sub to consummate the Merger have been satisfied or waived, then immediately after giving effect to the transactions contemplated by this Agreement (including consummation of the Debt Financing), (i) the Surviving Corporation and its Subsidiaries, on a consolidated basis, will be able to pay their Indebtedness and Liabilities, as such Indebtedness and Liabilities become absolute and matured, (ii) the then present fair saleable value of the assets of the Surviving Corporation and its Subsidiaries, on a consolidated basis, will exceed or equal the amount that will be required to pay their probable Liabilities (including the probable amount of all contingent Liabilities) and Indebtedness as such Liabilities and Indebtedness become absolute or matured, (iii) the assets of the Surviving Corporation and its Subsidiaries, on a consolidated basis, at a fair valuation, will exceed their probable Liabilities (including the probable amount of all contingent Liabilities) and Indebtedness and (iv) the Surviving Corporation and its Subsidiaries, on a

  consolidated basis, will not have unreasonably small capital to carry on their businesses as presently conducted or as proposed to be conducted.

        Section 5.9    No Other Representations or Warranties.     The Acquirer Parties agree that, except for the representations or warranties expressly set forth in Article IV, neither the Company nor any of its Affiliates nor any other person on behalf of the Company has made any representation or warranty, expressed or implied, with respect to the Company, its respective businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any information regarding the Company, and neither the Acquirer Parties nor any of their Affiliates nor any other person on behalf of the Acquirer Parties has relied on any representation or warranty except for those expressly set forth in Article IV.

ARTICLE VI

COVENANTS

        Section 6.1    Conduct of Business of the Company.

        Except as contemplated by this Agreement, with the prior written consent of Parent or as set forth on Schedule 6.1 of the Company Disclosure Letter, during the period from the date of this Agreement to the earlier of the Effective Time or termination of this Agreement in accordance with its terms, the Company shall (and shall cause each of its Subsidiaries to) conduct its and its Subsidiaries' operations only in the ordinary course of business consistent with past practice and shall (and shall cause each of its Subsidiaries to) use its reasonable best efforts to preserve intact the business organization of the Company and its Subsidiaries and to preserve the goodwill of customers, suppliers and all other Persons having business relationships with the Company and its Subsidiaries. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement and the Merger or as set forth on Schedule 6.1 of the Company Disclosure Letter, prior to the Closing Date, the Company shall not (and shall cause each of its Subsidiaries not to) do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld):

          (a)   adopt or propose any change in its organizational documents;

          (b)   engage in any material transaction (including capital expenditures) outside of the ordinary course of business that would require expenditures by the Surviving Corporation, Parent or any of Parent's Subsidiaries in excess of $2,500,000 per annum or $5,000,000 in the aggregate;

          (c)   issue, reissue, sell, grant, pledge or otherwise encumber, or authorize the issuance, reissuance, sale, grant, pledge or other encumbrance of shares of Company Capital Stock, or securities convertible into capital stock of any class of the Company, or any rights, warrants or options to acquire any convertible securities or capital stock of the Company, other than (i) the issuance of Company Common Stock upon the vesting, settlement, exercise or lapse of restrictions on any Company Equity Awards outstanding on the date hereof and (ii) the grant of Company Equity Awards in accordance with the terms of the Company Disclosure Letter;

          (d)   except as required or contemplated by Applicable Law or the terms of any Company Plan or Contract as in effect on the date hereof, (i) pay or provide any incentive compensation or bonuses, or increase the compensation or benefits payable or provided to any current or former director, officer, employee or independent contractor, other than any such increases made in the ordinary course of business and consistent with past practice for employees whose total annual compensation does not exceed $300,000, (ii) grant or pay to any current or former director, officer, employee or independent contractor any severance, change in control or termination pay, or modifications thereto or increases therein, (iii) pay any benefit or grant or amend any award (including in respect of stock options, stock appreciation rights, performance units, restricted stock or other stock-based or stock-related awards or the removal or modification of any restrictions in any Company Plan or awards made thereunder), (iv) adopt, enter into, amend, modify or terminate any collective bargaining agreement or other labor union contract, (v) take any action to accelerate the vesting or payment of any compensation or benefit (including in respect of Company Equity Awards) under any Company Plan or awards made thereunder or other Contract with any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries, other than as required pursuant to this Agreement, (vi) amend or terminate any, or enter into or adopt any new, Company Plan for the benefit of any current or former directors, officers, employees or independent contractors of the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice and as would not have a material cost to the Company or its Subsidiaries, (vii) hire or terminate the employment of any employee whose total annual compensation exceeds $300,000 (other than for "cause"), or (viii) waive or materially amend any restrictive covenant entered into by any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries.

          (e)   except in the ordinary course of business consistent with past practice, sell, lease, encumber or otherwise surrender, relinquish, dispose of, transfer, exclusively license, mortgage, pledge or grant any Lien on any material Assets, properties or rights (including the capital stock of its Subsidiaries) except (i) to the extent they are used, retired or replaced in the ordinary course of business or (ii) to the Company or any Subsidiary of the Company;

          (f)    (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than (A) regular quarterly cash dividends by the Company with customary record and payment dates consistent with past practice at a rate not in excess of $0.07 per share of Company Common Stock and (B) dividends or distributions declared, set aside, paid or made by a direct or indirect Subsidiary of the Company to the Company or a Subsidiary of the Company, (ii) adjust, split, combine or reclassify any of its capital stock or issue or propose or authorize the issuance of any other securities (including options, warrants, or any similar security exercisable for or convertible into, such other security) in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or the capital stock of any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except for purchases, redemptions or other acquisitions of capital stock or other securities (A) pursuant to an existing restricted stock purchase agreement with current or former employees or (B) as contemplated by the terms of any Company Plan (including the terms governing any Company Equity Award outstanding on the date hereof);

          (g)   make, change or revoke any material Tax election, file any material amended Tax Return, settle or compromise any material claim, action, proceeding or assessment for Taxes, change any method of Tax accounting, enter into any closing agreement with respect to Taxes or make or surrender any material claim for a refund of Taxes, except as required by applicable Tax Law;

          (h)   take any action or enter into any transaction which, to the Knowledge of the Company prior to taking such action, has, or would reasonably be expected to have, the effect of materially delaying or otherwise materially impeding or preventing the consummation of the transactions contemplated by this Agreement and each of the other Transaction Documents;

          (i)    except in the ordinary course of business consistent with past practice, (i) modify, amend or terminate any Company Material Contract or any Company Lease, (ii) enter into any successor agreement to an expiring Company Material Contract or Company Lease that changes the terms of the expiring Company Material Contract or Company Lease or (iii) enter into any new agreement that would have been considered a Company Material Contract or Company Lease if it were entered into at or prior to the date hereof, in each of cases (i), (ii) and (iii) if the effect of such action would be materially adverse to the Company and its Subsidiaries, taken as a whole;

          (j)    incur any Indebtedness in excess of $1,000,000 in the aggregate or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for or cancel, the Indebtedness of any Person (other than the Company or any of the Company's Subsidiaries), or make or authorize any material loan to any Person (in each case other than loans or advances made to the Company or by the Company or any of its Subsidiaries);

          (k)   acquire or agree to acquire by merging or consolidating with, or by purchasing all or substantially all the assets of or all or substantially all the outstanding equity interests in, any business or any corporation, partnership, joint venture, limited liability company or other company, association or other business organization;

          (l)    change any significant method of accounting or accounting principles or practices by the Company or any of its Subsidiaries, except for such changes required by U.S. GAAP or, in the case of its applicable Subsidiaries, required by regulatory accounting requirements;

          (m)  terminate, cancel, or materially amend or modify any material insurance policies maintained by it covering the Company or any of its Subsidiaries or their respective properties which is not replaced by a comparable amount of insurance coverage;

          (n)   adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

          (o)   abandon, allow to lapse, encumber, transfer to any third party, exclusively license or grant any right or other licenses to material Company Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries, or enter into licenses or agreements that impose material restrictions upon the Company or any of its Subsidiaries with respect to material Company Intellectual Property owned by any third party, in each case other than in the ordinary course of business consistent with past practice;

          (p)   materially change any of the architecture or infrastructure of the Company's or any of its Subsidiaries' network or information technology infrastructure systems or any material component thereof or any other material IT Assets currently used in the Company Business, other than maintenance or upgrades to any product provided by any existing vendor of the Company or such Subsidiary or otherwise in the ordinary course of business consistent with past practice;

          (q)   institute, compromise, settle or agree to settle any Claims (a) involving amounts in excess of $750,000 individually or (b) that would impose any material non-monetary obligation on the Company or its Subsidiaries that would continue after the Effective Time; or

          (r)   authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

        Nothing contained in this Agreement gives, or is intended to give the Acquirer Parties, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement and applicable Law, complete control and supervision over its and its Subsidiaries' operations.

        Section 6.2    Conduct of Business of Parent.     Except as otherwise contemplated by this Agreement and the Merger, prior to the Closing Date, subject to the limitations set forth herein (including Section 7.2), Parent shall not (and shall cause each of its Subsidiaries not to) take any action or enter into any transaction on or before the Outside Date which, to the Knowledge of Parent prior to taking such action, has, or would reasonably be expected to have, the effect of materially delaying, or otherwise materially impeding or preventing, the consummation of the transactions contemplated by this Agreement and each of the other Transaction Documents.

ARTICLE VII

ADDITIONAL AGREEMENTS

        Section 7.1    Preparation of the Proxy Statement; Stockholders Meeting.

          (a)   As promptly as reasonably practicable, and in any event within twenty-four (24) calendar days following the date of this Agreement, the Company shall prepare and cause to be filed with the SEC a preliminary proxy statement (together with any amendments or supplements thereto, the "Proxy Statement") to be sent to holders of shares of Company Common Stock (the "Company Stockholders") relating to the meeting of Company Stockholders (the "Company Stockholder Meeting") to be held to consider adoption of this Agreement and approval of the Merger. The Acquirer Parties shall furnish all information concerning the Acquirer Parties and its Affiliates to the Company, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement, and the Proxy Statement shall include all information reasonably requested by the Company to be included therein. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence with respect to the Proxy Statement between it and its representatives, on the one hand, and the SEC, on the other hand. The Company shall use its reasonable best efforts to resolve as promptly as reasonably practicable any comments from the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent with an opportunity to review and comment on the Proxy Statement or response (including the proposed final version of the Proxy Statement or response), (ii) shall consider in good faith all comments reasonably proposed by Parent, and (iii) shall not file or mail such document or respond to the SEC prior to receiving the consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed.

          (b)   If prior to the Effective Time, any event occurs with respect to Parent, or any change occurs with respect to other information supplied by the Acquirer Parties for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Parent shall promptly notify the Company of such event, and the Company and the Acquirer Parties shall cooperate in the prompt filing by the Company with the SEC of any necessary amendment or supplement to the Proxy Statement and, if required by Law, in disseminating the information contained in such amendment or supplement to the Company's stockholders.

          (c)   If prior to the Effective Time, any event occurs with respect to the Company, or any change occurs with respect to other information supplied by the Company for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall promptly notify Parent of such event, and the Company and the Acquirer Parties shall cooperate in the prompt filing by the Company with the SEC of any necessary amendment or supplement to the Proxy Statement and, if required by Law, in disseminating the information contained in such amendment or supplement to the Company's stockholders.

          (d)   The Company shall, as soon as reasonably practicable following the date the Proxy Statement is initially filed with the SEC, duly call, give notice of, convene and hold the Company Stockholder Meeting for the purpose of seeking the Company Stockholder Approval. The Company shall use its reasonable best efforts to (i) cause the Proxy Statement to be mailed to the Company Stockholders and to hold the Company Stockholder Meeting as promptly as reasonably practicable following the date the Proxy Statement is cleared by the SEC and (ii) subject to Section 7.4, solicit the Company Stockholder Approval. The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval (the "Company Board Recommendation") and shall include such Company Board Recommendation in the Proxy Statement, except to the extent that the Company Board shall have made a Company Adverse Recommendation Change as permitted by Section 7.4. The Company agrees that its obligations to hold the Company Stockholder Meeting pursuant to this Section 7.1 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal or by the making of any Company Adverse Recommendation Change by the Company Board and nothing contained herein shall be deemed to relieve the Company of such obligation. Without limiting the foregoing, if the Company Board shall have effected a Company Adverse Recommendation Change, then the Company Board shall submit this Agreement to the Company's stockholders without recommendation (although the resolutions adopting this Agreement as of the date hereof may not be rescinded or amended), in which event the Company Board may communicate the basis for its lack of a recommendation to the Company's stockholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by Applicable Law. The Company shall not adjourn, postpone or recess the Company Stockholder Meeting without the prior written consent of Parent which shall not be unreasonably withheld and shall adjourn, postpone or recess such meeting as directed by Parent in order to obtain a quorum or solicit additional votes (in each case, so long as such meeting is not adjourned, postponed or recessed to a date after the Outside Date). In addition to the foregoing, the Company shall not submit to the vote of its stockholders any Company Takeover Proposal other than the Merger.

          (e)   The Company shall provide written notice to Parent of the record date in respect of the Company Stockholder Meeting no fewer than twelve (12) days prior to such date.

        Section 7.2    Regulatory Actions; Reasonable Best Efforts.

          (a)   Subject to the terms and conditions of this Agreement, each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby, including the Merger, and to cooperate with the other in connection with the foregoing, including using its reasonable best efforts, in each case in connection with the consummation of the transactions contemplated by this Agreement, (i) to obtain all expirations of any waiting period, consents, approvals, rulings or authorizations that are required to be obtained under any Applicable Law (including any Required Governmental Approvals), (ii) to obtain any consents required from third parties and to deliver any negative consent letters, (iii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties hereto to consummate the transactions contemplated hereby, including the Merger, (iv) to prepare and file as promptly as practicable (and with respect to filings made pursuant to the HSR Act and filings made with FINRA or the FCA, in no event later than (x) in the case of Form 1017, November 14, 2018, and (y) in the case of all other such filings, twenty-four (24) calendar days after the date of this Agreement) all applications, notices, registrations and filings with any Governmental Authority to the extent necessary in connection with the transactions contemplated hereby, including the Merger, and (v)

  to respond as promptly as practicable to any requests for additional information or documentary material from a Governmental Authority, if any. For purposes of this Section 7.2, "reasonable best efforts" shall include taking any and all actions necessary to obtain the expirations of any waiting period, consents, approvals, rulings, or authorizations required under applicable Antitrust Laws to consummate the transactions contemplated by this Agreement, including the Merger, as soon as practicable and in any event prior to the Outside Date, including but not limited to, proposing, negotiating, committing to, effecting and agreeing to, by consent decree, hold separate order, or otherwise, to (A) sell, license, divest or dispose of or hold separate any entities, assets or businesses of Parent, the Company or any of their respective Subsidiaries or Affiliates, (B) terminate, amend or assign existing relationships or contractual rights or obligations of Parent, the Company or any of their respective Subsidiaries or Affiliates, (C) change or modify any course of conduct regarding future operations of Parent, the Company or any of their respective Subsidiaries or Affiliates (including, after the Effective Time, the Surviving Corporation or any of its Subsidiaries), and (D) otherwise take actions that would limit the respective freedom of action of Parent, the Company or any of their respective Subsidiaries or Affiliates (including, after the Effective Time, the Surviving Corporation or any of its Subsidiaries) with respect to, or their ability to retain, one or more of their respective businesses, assets or rights or interests therein (any of such actions in clauses (A)-(D), a "Divestiture Action"). Notwithstanding anything in this Agreement to the contrary, (1) Parent shall not be required to take any Divestiture Action(s) that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent and its Subsidiaries, taken as a whole, and (2) neither Parent nor the Company shall be required to take or agree to take any Divestiture Action in connection with obtaining the approval of any Governmental Authority in connection with the transactions contemplated hereby, including the Merger, unless the effectiveness of such action or agreement is conditioned upon the occurrence of the Closing.

          (b)   Further, and without limiting the generality of the rest of this Section 7.2, each of the Parties shall promptly (i) furnish to the other such necessary information and reasonable assistance as the other Party may request in connection with the foregoing, (ii) promptly inform the other of any communication from any Governmental Authority regarding any of the transactions contemplated hereby, and (iii) subject to Applicable Laws relating to the exchange of information, promptly provide counsel for the other Party with copies of all filings made by such Party, and all correspondence between such Party (and its advisors) with any Governmental Authority and any other information supplied by such Party and such Party's Subsidiaries to a Governmental Authority or received from such a Governmental Authority in connection with the transactions contemplated hereby and as necessary to comply with contractual arrangements. In furtherance of the foregoing, (A) each party shall notify the other of any filing, communication or inquiry it or any of its Subsidiaries intends to make with any Governmental Authority relating to the matters that are the subject of this Section 7.2, (B) prior to submitting any such filing or making any such communication or inquiry, such party shall provide the other party and its counsel a reasonable opportunity to review, and shall consider in good faith the comments of the other party in connection with, any such proposed filing, communication of inquiry, and (C) no party or its counsel shall independently participate in any material meeting or discussion relating to the Antitrust Laws with any Governmental Authority without giving the other party or its other counsel prior notice, and to the extent permitted by such Governmental Authority, the opportunity to attend and participate thereat; provided, however, that Parent shall have the principal responsibility for devising, leading and implementing the strategy for obtaining any necessary antitrust consents or approvals, including litigation matters with respect to any Antitrust Law.

          (c)   At Parent's request and expense, the Company agrees to take all actions Parent reasonably deems prudent in order to obtain or assist Parent in obtaining any actions, consents, undertakings, approvals or waivers by or from any Person for or in connection with, and to reasonably assist Parent in litigating or otherwise contesting any objections to or proceedings or other actions challenging, the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that nothing in this Section 7.2(c) shall obligate the Company to take any action that is not either (i) conditioned on the consummation of the Merger and the other transactions contemplated by this Agreement or (ii) at the expense of Parent.

          (d)   Notwithstanding anything to the contrary set forth in this Agreement, all obligations of Parent or Merger Sub to obtain the Debt Financing shall be governed exclusively by Section 7.11 and not this Section 7.2.

        Section 7.3    Access to Information; Confidentiality.

          (a)   Upon reasonable notice and subject to Applicable Laws relating to the exchange of information, the Company shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Acquirer Parties access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel and other representatives, in each case in a manner not unreasonably disruptive to the operation of the business of the Company and its Subsidiaries, and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to the Acquirer Parties (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal securities Laws or federal or state banking, mortgage lending, real estate or consumer finance or protection Laws (other than reports or documents which the Company is not permitted to disclose under Applicable Law) and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize any attorney-client privilege, violate any contract or agreement or contravene any Law; and in any such event, the parties hereto will use reasonable best efforts to make appropriate substitute disclosure arrangements.

          (b)   All information and materials provided pursuant to this Agreement shall be subject to the confidentiality provisions of the Confidentiality Agreement entered into between the Company and Parent, dated as of April 11, 2018 and amended as of September 28, 2018 (the "Confidentiality Agreement").

          (c)   No investigation by any of the Parties or their respective representatives shall constitute a waiver of or otherwise affect the representations, warranties, covenants or agreements of the others set forth herein.

        Section 7.4    No Solicitation by the Company; the Company Board Recommendation.

          (a)   Except as otherwise contemplated by this Section 7.4, the Company shall not, and shall use reasonable best efforts to cause its Affiliates or any of its or their respective officers, directors or employees, agents, affiliates and representatives (including any investment bankers, attorneys or accountants retained by it or any of its Affiliates) (collectively, "Representatives") not to, directly or indirectly, (i) solicit or initiate, or knowingly encourage, induce or facilitate (including by way of providing information) any Company Takeover Proposal or any inquiry or proposal that constitutes or may reasonably be expected to result in a Company Takeover Proposal, (ii) participate in any discussions or negotiations with any Person regarding, or furnish to any Person any information with respect to, or cooperate in any way with any Person (whether or not a Person making a Company Takeover Proposal) with respect to any Company Takeover Proposal or any inquiry or proposal that may reasonably be expected to result in a Company Takeover Proposal, (iii) approve or recommend, or propose to approve or recommend, any Company Takeover Proposal, (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, memorandum of understanding, merger agreement, asset or share purchase or share exchange agreement, option agreement or other similar agreement related to any Company Takeover Proposal (an "Acquisition Agreement"), (v) enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, or (vi) propose or agree to do any of the foregoing. The Company shall, and shall cause its Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Company Takeover Proposal, or any inquiry or proposal that may reasonably be expected to result in a Company Takeover Proposal, request the prompt return or destruction of all confidential information previously furnished and immediately terminate all physical and electronic data room access previously granted to any such Person or its Representatives.

          (b)   Notwithstanding the foregoing, in response to an unsolicited bona fide written Company Takeover Proposal, which was not preceded by, or resulting from, any breach of this Section 7.4, that the Company Board determines in good faith (after consultation with its outside legal and financial advisors) constitutes or is reasonably likely to result in a Superior Company Proposal, the Company may, subject to compliance with Section 7.4(f), prior to (but not after) the adoption of this Agreement by the holders of shares of Company Common Stock in accordance with Section 251 of the DGCL, take any action described in clauses (x) and (y) below, to the extent that the Company Board concludes in good faith (and following consultation with its outside counsel) that failure to take such actions would be reasonably likely to result in a violation of its fiduciary duties to the stockholders of the Company under Applicable Law: (x) furnish information with respect to the Company and any of its Subsidiaries to the Person making such Company Takeover Proposal (and its Representatives and any financing sources) pursuant to an Acceptable Confidentiality Agreement, so long as any material non-public information provided under this clause has previously been provided to the Acquirer Parties or is provided to the Acquirer Parties substantially concurrently with the time it is provided to such Person, and (y) participate in discussions regarding the terms of such Company Takeover Proposal and the negotiation of such terms with the Person making such Company

  Takeover Proposal (and such Person's Representatives and any financing sources); provided, that the Company shall within 24 hours provide Parent with any information with respect to the Company and any of its Subsidiaries provided to such Person which was not previously provided to Parent (or its Representatives). The Company agrees that neither it nor any of its Subsidiaries shall terminate, waive, amend, modify or fail to enforce any existing standstill or confidentiality obligations owed by any Person to the Company or any of its Subsidiaries, in each case except to the extent necessary to permit the Company to take an action it is otherwise permitted to take under this Section 7.4(b) in full compliance with such provision; provided, that the Company (on behalf of itself and any of its Subsidiaries) hereby waives any such standstill obligation to the extent necessary to permit a Person otherwise covered by such standstill to submit a confidential unsolicited bona fide written Company Takeover Proposal to the Company Board. For purposes of clarification, the taking of any of the actions contemplated by clause (x) or (y) of this Section 7.4(b) shall not be deemed to be a Company Adverse Recommendation Change.

          (c)   Except as set forth in Section 7.4(d), neither the Company Board nor any committee thereof shall (i) (A) withdraw (or modify in any manner adverse to Parent), or propose to withdraw (or modify in any manner adverse to Parent), the Company Board Recommendation, (B) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Company Takeover Proposal, (C) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Company or any of its Subsidiaries to execute or enter into, any Acquisition Agreement (other than an Acceptable Confidentiality Agreement), (D) enter into any agreement, letter of intent, or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, (E) subject to Section 7.4(g), fail to recommend against any Company Takeover Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement of such Company Takeover Proposal, (F) fail to include the Company Board Recommendation in the Proxy Statement or re-affirm such Company Board Recommendation at the request of Parent within ten (10) Business Days or (vii) resolve or agree to do any of the foregoing (each being referred to as a "Company Adverse Recommendation Change").

          (d)   Notwithstanding the foregoing provisions, the Company Board may, prior to (but not after) the adoption of this Agreement by the holders of shares of Company Common Stock in accordance with Section 251 of the DGCL, make a Company Adverse Recommendation Change if (x) in response to an unsolicited bona fide written Company Takeover Proposal, the Company Board determines (after consultation with its outside legal and financial advisors) that such unsolicited bona fide written Company Takeover Proposal constitutes a Superior Company Proposal and following consultation with outside legal counsel, that failure to make a Company Adverse Recommendation Change is reasonably likely to violate its fiduciary duties to the stockholders of the Company under Applicable Law, or (y) other than in connection with a Company Takeover Proposal, an event, fact, circumstance, development or occurrence that affects the business, assets or operations of the Company that is unknown to the Company Board as of the date of this Agreement and becomes known to the Company Board (an "Intervening Event") prior to the adoption of this Agreement by the holders of shares of Company Common Stock in accordance with Section 251 of the DGCL and the Company Board has concluded in good faith, following consultation with its outside legal counsel, that failure to make a Company Adverse Recommendation Change is reasonably likely to violate its fiduciary duties to the stockholders of the Company under Applicable Law; provided, however, that the Company shall not be entitled to exercise its right to make a Company Adverse Recommendation Change until after the fifth (5th) Business Day (the "Recommendation Change Notice Period") following Parent's receipt of written notice (a "Company Notice of Recommendation Change") from the Company advising Parent that the Company Board intends to take such action, including the details of the Intervening Event or, in the case of a Superior Company Proposal, the terms and conditions of any Superior Company Proposal that is the basis of the proposed action by the Company Board and the identity of the party making such Superior Company Proposal, and, if applicable, shall have contemporaneously provided a copy of all of the relevant proposed transaction agreements and any other documents provided by, or correspondence with, the party making such Superior Company Proposal, including the then-current form of the definitive agreements with respect to such Superior Company Proposal (it being understood and agreed that any amendment to any material term of such Superior Company Proposal or change to the material facts and circumstances relating to such Intervening Event shall require a new Company Notice of Recommendation Change and trigger a new Recommendation Change Notice Period). The Company Board may not make a Company Adverse Recommendation Change in respect of a Superior Company Proposal if any such Superior Company Proposal resulted from a breach by the Company of this Section 7.4.

          (e)   Notwithstanding the foregoing, in determining whether to make a Company Adverse Recommendation Change, the Company Board shall take into account any changes to the terms of this Agreement committed to in writing by Parent in response to a Company Notice of Recommendation Change or otherwise; provided, that the Company shall, and shall use its reasonable best efforts to cause its financial and legal advisors to, during the Recommendation Change Notice Period and prior to any Company Adverse Recommendation Change, negotiate with Parent in good faith (to the extent Parent also seeks to negotiate) to make such adjustments in the terms and conditions of this Agreement so that (i) in the event of a Company Notice of Recommendation Change in respect of a Superior Company Proposal, this Agreement results in a transaction that is no less favorable to the stockholders of the Company than any Company Takeover Proposal that would be deemed to constitute a Superior Company Proposal in the absence of such adjustments or (ii) in the event of a Company Notice of Recommendation change in respect of an Intervening Event, the Company Board would no longer be required to make a Company Adverse Recommendation Change in order not to be reasonably likely to violate its fiduciary duties to the stockholders of the Company under Applicable Law, and, in the event Parent agrees to make such adjustments to this Agreement in either case of clause (i) or (ii) above, as applicable, no Company Adverse Recommendation Change shall be made.

          (f)    In addition to the foregoing obligations of the Company set forth in this Section 7.4, the Company shall within 24 hours of the receipt thereof, advise Parent orally of any Company Takeover Proposal, the material terms and conditions of any such Company Takeover Proposal (including any changes thereto) and the identity of the Person making any such Company Takeover Proposal. The Company shall (x) keep Parent informed in all material respects and on a reasonably current basis (and in no event later than 24 hours from the occurrence or existence of any material event, fact or circumstance) of the status and details (including any material change to the terms thereof) of any Company Takeover Proposal, and

  (y) provide to Parent as soon as practicable after receipt or delivery thereof copies of all correspondence and other written material exchanged between the Company or any of its Subsidiaries and any Person that describes any of the terms or conditions of any Takeover Proposal.

          (g)   Nothing contained in this Agreement shall prohibit the Company from complying with Rules 14a-9, 14d-9, 14e-2 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or from issuing a "stop, look and listen" statement pending disclosure of its position thereunder or making any required disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with its outside legal counsel, the failure to do so would be reasonably likely to result in a violation of its fiduciary duties under Applicable Law or such disclosure is otherwise required under Applicable Law; provided, that any such statement that would be a Company Adverse Recommendation Change shall be in accordance with Section 7.4(d) and Section 7.4(e).

          (h)   For purposes of this Agreement:

            "Company Takeover Proposal" means any proposal or offer (whether or not in writing), with respect to any (i) merger, consolidation, share exchange, other business combination or similar transaction involving the Company or any of its Subsidiaries representing 15% or more of the assets or equity interests, as applicable, of the Company and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition of more than 15% of the outstanding shares of Company Common Stock or voting power of the Company, (iii) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in the Company or any of its Subsidiaries or otherwise) of any business or assets of the Company or any of its Subsidiaries representing 15% or more of the consolidated revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iv) issuance, sale or other disposition, directly or indirectly, to any Person (or the stockholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 15% or more of the voting power of the Company, (v) any tender offer or exchange offer as a result of which any Person or group shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, of 15% or more of the voting power of the Company or (vi) any combination of the foregoing (in each case, other than the Merger).

            "Superior Company Proposal" means any bona fide written Company Takeover Proposal made by a third party or group pursuant to which such third party (or, in a parent-to-parent merger involving such third party, the stockholders of such third party) or group would acquire, directly or indirectly, more than 50% of the voting power of the Company or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, on terms which the Company Board determines in good faith (after consultation with its legal and financial advisors) (i) to be superior to the holders of Company Common Stock from a financial point of view than (x) the Merger (including the Merger Consideration), taking into account all the terms and conditions of such proposal and the Person making the proposal (including all financial, regulatory, legal conditions to consummation and other aspects of such proposal), and (y) this Agreement (including any changes proposed by Parent to the terms of this Agreement), and (ii) is reasonably capable of being consummated on the terms proposed and (iii) for which financing, if a cash transaction (whether in whole or in part), is not a condition to closing.

        Section 7.5    Public Announcements.     Except with respect to any Company Adverse Recommendation Change made in accordance with the terms of this Agreement, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by Applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. Parent and the Company agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the Parties.

        Section 7.6    Notification of Certain Matters.     Parent shall give prompt notice to the Company and the Company shall give prompt notice to Parent of the occurrence, or failure to occur, of any event which occurrence or failure to occur would cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (b) a material failure of Parent or Merger Sub, on the one hand, or the Company, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations and warranties of any of the Parties or the conditions to the performance by the Parties hereunder; provided, further, that the failure to comply with this covenant shall not be deemed to constitute a violation of this Section 7.6 or the failure of any condition set forth in Article VIII to be satisfied, or, without limiting any remedies with respect to any breach identified in such notice, otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying inaccuracy or material failure would independently result in a failure of the conditions set forth in Article VIII to be satisfied.

        Section 7.7    Indemnification; Directors' and Officers' Insurance.

          (a)   Each of the Surviving Corporation and Parent agrees that all rights, existing as of the date hereof, to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time in favor of the current or former directors, officers or employees of the Company or any of its Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) or in any indemnification, employment or other similar agreements of the Company or any of its Subsidiaries set forth in Schedule 7.7 of the Company Disclosure Letter, in each case as in effect on the date of this Agreement, shall continue in full force and effect in accordance with their terms. From and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless each individual who is as of the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries or who is as of the date of this Agreement, or who thereafter commences prior to the

  Effective Time, serving at the request of the Company of any of its Subsidiaries as a director or officer of another Person (all of the foregoing, collectively, the "Company Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements ("Losses"), incurred or arising in connection with any claim, action, investigation, suit or proceeding, whether civil, criminal, regulatory, administrative or investigative (including with respect to matters existing or occurring or alleged to have existed or occurred at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby)), arising out of or pertaining to the fact that the Company Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director or officer of another Person or any act or omission by such Company Indemnified Party while serving in such capacity, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Applicable Law. In the event of any such claim, action, investigation, suit or proceeding, (x) each Company Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, investigation, suit or proceeding from the Surviving Corporation within ten (10) Business Days of receipt by the Surviving Corporation from the Company Indemnified Party of a request therefor; provided, that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification and (y) the Surviving Corporation shall cooperate in the defense of any such matter. Any Company Indemnified Party wishing to claim indemnification under this Section 7.7, upon learning of any threatened or actual claim, action, suit, demand, proceeding or investigation, shall promptly notify the Company and, after the Effective Time, the Surviving Corporation thereof in writing; provided, that the failure promptly to so notify in writing shall not affect the obligations of the Surviving Corporation except to the extent, if any, that it is materially prejudiced by such failure or delay.

          (b)   In the event that Parent or the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or Surviving Corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Surviving Corporation shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 7.7.

          (c)   For a period of six years from and after the Effective Time, the Surviving Corporation shall (i) cause to be maintained in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company or its Subsidiaries or (ii) provide substitute polices for the Company and its current and former directors and officers (and any individual who becomes an officer or director prior to the Effective Time) who are currently (or prior to the Effective Time become) covered by the directors' and officers' and fiduciary liability insurance coverage currently maintained by the Company in either case, of not less than the amount of existing coverage and have other terms and from carriers not less favorable to the insured persons than the directors' and officers' liability insurance and fiduciary liability insurance coverage currently maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time, except that in no event shall the Surviving Corporation be required to pay with respect to such insurance policies in respect of any one policy year more than 250% of the annual premium payable by the Company for such insurance for the twelve-month period ending June 30, 2019 (such 250% amount, the "Maximum Amount"), and if the Surviving Corporation is unable to obtain the insurance required by this Section 7.7 it shall obtain as much comparable insurance as possible for the years within such six-year period for an annual premium equal to the Maximum Amount, in respect of each policy year within such period. In lieu of such insurance, prior to the Closing Date, the Company may in consultation with Parent, and shall if Parent so directs, purchase a "tail" directors' and officers' liability insurance policy and fiduciary liability insurance policy for the Company and its current and former directors and officers (and any individual who becomes an officer or director prior to the Effective Time) who are currently (or prior to the Effective Time become) covered by the directors' and officers' and fiduciary liability insurance coverage currently maintained by the Company, if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed, on an annual basis, the Maximum Amount. In the event the Company purchases such tail coverage, the Surviving Corporation shall cease to have any obligations under the first sentence of this Section 7.7(c).

          (d)   The provisions of this Section 7.7, (i) shall survive consummation of the Merger, (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party (including the Company Indemnified Parties), his or her heirs and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

        Section 7.8    Takeover Laws.     The Parties hereto and their respective boards of directors or other governing bodies shall (i) use reasonable best efforts to ensure that no state takeover Law or similar Law is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, including the transactions contemplated by the Transaction Documents, and (ii) if any state takeover Law or similar Law becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, including the transactions contemplated by the Transaction Documents, use reasonable best efforts to ensure that the Merger and the other transactions contemplated by this Agreement, including the transactions contemplated by the Transaction Documents, may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on this Agreement, the Merger and the other transactions contemplated by this Agreement, including the transactions contemplated by the Transaction Documents.

        Section 7.9    Exemption from Liability Under Section 16(b).     Prior to the Effective Time, the Company shall take all such steps as may be necessary or appropriate to cause any disposition or acquisition by the Company's directors and officers of shares of Company Capital Stock or conversion of any derivative securities in respect of such shares of Company Capital Stock in connection with the consummation of the transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act, including any such actions specified in the applicable SEC No-Action Letter dated January 12, 1999.

        Section 7.10    Litigation.     The Company and Parent shall each give the other Party the opportunity to participate at its own expense, to the extent practicable and subject to Applicable Laws relating to the exchange of information and in a manner that does not result in any waiver or loss of attorney-client privilege, in the defense or settlement of any litigation relating to the transactions contemplated by this Agreement and the Transaction Documents, including any stockholder litigation against the Company and/or its directors or any litigation by or against any lender under the Company Credit Agreement, and no such settlement shall be agreed to without Parent's prior written consent in its sole discretion.

        Section 7.11    Financing.

          (a)   Subject to the terms and conditions of this Agreement, Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate, on or prior to the Closing Date, the Debt Financing contemplated by the Debt Commitment Letter on the terms set forth therein (subject to any "flex" provisions applicable thereto), including by (i) maintaining in effect the Debt Commitment Letter, (ii) negotiating and entering into definitive agreements with respect to the Debt Financing (the "Definitive Agreements") consistent with the terms and conditions contained therein (including, as necessary, the "flex" provisions contained in any related fee letter) and (iii) satisfying on a timely basis, or obtaining waivers of, the conditions in the Debt Commitment Letter and the Definitive Agreements. Parent shall comply with its obligations under the Debt Commitment Letter and Definitive Agreements in a timely and diligent manner. Parent shall keep the Company reasonably informed of material developments in respect of Parent's efforts to arrange the Debt Financing. Prior to the Closing, without the prior written consent of the Company, Parent shall not (A) agree to, or permit, any amendment, modification or supplement of, or waiver under, the Debt Commitment Letter or any Definitive Agreement to the extent such amendment, modification, supplement or waiver would (i) reduce the aggregate amount to be funded under the Debt Financing (including by changing the amount of fees to be paid or original issue discount of the Debt Financing or similar fees unless the aggregate amount to be funded under the Debt Financing is increased by an equivalent amount) unless Parent has sufficient cash on hand available), (ii) adds new (or adversely modifies any existing) any conditions to the consummation of all or any portion of the Debt Financing, (iii) adversely affects the ability of Parent to enforce its rights against other parties to the Debt Commitment Letter or the Definitive Agreements as so amended, replaced, supplemented or otherwise modified, relative to the ability of Parent to enforce its rights against the other parties to the Debt Commitment Letter as in effect on the date hereof; or (iv) could otherwise reasonably be expected to prevent, impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement or (B) terminate any Debt Commitment Letter or any Definitive Agreement. Parent shall promptly deliver to the Company copies of any such amendment, modification or waiver of any Debt Commitment Letter. Notwithstanding the foregoing, (x) Parent may amend the Debt Commitment Letter solely to add investors, lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Letter as of the date hereof and, in connection therewith, amend the allocation of economics with respect to the existing and additional investors, lenders, lead arrangers, bookrunners, syndication agents or similar entities, if the addition of such additional parties and amendment of additional terms do not impact the aggregate amount of the Debt Financing to be funded at the Closing and (y) in the event that Parent is required pursuant to this Section 7.11 to provide any information that is subject to attorney-client or similar privilege, Parent may withhold disclosure of such information so long as Parent gives notice to the Company of the fact that it is withholding such information and thereafter Parent shall use its reasonable best efforts to cause such information to be provided in a manner that would not reasonably be expected to waive the applicable privilege or protection.

          (b)   In the event any portion of the Debt Financing becomes unavailable on the terms and conditions (including any "flex" provisions applicable thereto) contemplated in the Debt Commitment Letter and such portion is necessary to fund the transactions contemplated by this Agreement, Parent shall promptly notify the Company and shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange to obtain alternative debt financing from alternative sources for such portion in an amount equal to the amount of the Debt Financing. If obtained, Parent shall promptly deliver to the Company true and complete copies of a new debt financing commitment pursuant to which any such alternative source shall have committed to provide Parent with any portion of the Debt Financing. References in this Agreement to (i) the "Debt Financing" shall include the debt financing contemplated by the Debt Commitment Letter as amended, modified or replaced, (ii) the "Debt Commitment Letter" shall include such documents as amended, modified or replaced and (iii) "Debt Financing Sources" shall include the providers of debt financing under such documents as amended, modified or replaced (in the case of each of clauses (i), (ii) and (iii), including replacement with alternative financing and alternative debt financing commitments pursuant to this Section 7.11 from and after such amendment, modification or replacement); provided, that fee letters or side letters which do not contain "flex" or other provisions which affect the terms or amount, availability or conditions of the Debt Financing shall not be required to be provided.

          (c)   The Company shall use its reasonable best efforts to provide, and to cause its Subsidiaries and its and their Representatives to provide, such cooperation in connection with the arrangement of the Debt Financing as may be reasonably requested by Parent, including (i) participating in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions and sessions with prospective Debt Financing Sources and prospective lenders and buyers of the Debt Financing (including direct contact between senior management and representatives of the Company and its Subsidiaries, on the one hand, and the Debt Financing Sources and potential lenders for the Debt Financing, on the other hand) and ratings agencies (in each case at mutually agreed times and places), and reasonably cooperating with the marketing efforts of Parent and its Debt Financing Sources, in each case in connection with the Debt Financing, (ii) as promptly as reasonably practicable, furnishing Parent and its Debt Financing Sources and their respective Representatives with the Required Information, (iii) assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda (including public side versions thereof), prospectuses and similar documents required in connection with the Debt Financing (the "Offering Documents"), (iv) providing customary authorization letters to the Debt Financing Sources (including with respect to the absence of material non-public information concerning the Company and its Subsidiaries in the public side version of documents delivered to prospective lenders) and, to the extent necessary and using reasonable best efforts to obtain consents of accountants of the Company and its Subsidiaries for use of their audit reports with respect to the Required Information in any materials relating to the Debt Financing (v) using reasonable best efforts to provide Parent such information regarding the Company and its Subsidiaries as is necessary in order for Parent to prepare pro forma financial information to the extent required for the Debt Financing (or reasonably requested by the Debt

  Financing Sources) to be included in the Offering Documents (provided that, the Company will have no obligation to prepare pro forma financial information or post-closing financial information), (vi) assisting in the preparation of and facilitating the execution and delivery of one or more pledge and security documents, mortgages, guarantees and other definitive collateral documents or other certificates or documents as may reasonably be requested by Parent so long as such documents do not become effective against the Company and its Subsidiaries prior to the Closing and (vii) providing all documentation and other information relating to the Company and its Subsidiaries as is required by applicable "know your customer" and anti-money laundering rules and regulations including without limitation the USA PATRIOT Act to the extent reasonably requested in writing by Parent at least seven (7) Business Days prior to the anticipated Closing Date. In addition, if requested by Parent in writing and subject to the immediately following sentence, the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to deliver all notices and to take all other reasonable actions to facilitate (i) the repayment (using funds provided by Parent in accordance with the following sentence) in full on the Closing Date (or in the case of any letters of credit, cash collateralization, to the extent that Parent shall not have entered into an alternative arrangement with the issuing bank) of all amounts and other obligations then outstanding under and (ii) the termination (to the extent provided therein and pursuant to the terms thereof) on the Closing Date of (such repayment and termination, the "Company Credit Agreement Termination") of the Company Credit Agreement, including obtaining a payoff letter in customary form as well as related customary lien release documentation from the agent under the Company Credit Agreement. Parent shall provide all funds required to effect the Company Credit Agreement Termination. The foregoing notwithstanding, neither the Company nor any of its Subsidiaries nor any of their Representatives shall be required to take or permit the taking of any action pursuant to this Section 7.11(c) that: (i) would require the Company, its Subsidiaries or any Persons who are officers or directors of the Company or its Subsidiaries to pass resolutions or consents to approve or authorize the execution of the Debt Financing or enter into, execute or deliver any certificate, document, instrument or agreement or agree to any change or modification of any existing certificate, document, instrument or agreement, (ii) cause any representation or warranty in this Agreement to be breached by the Company or any of its Subsidiaries, (iii) require the Company or any of its Subsidiaries to pay any commitment or other similar fee or incur any other expense, liability or obligation in connection with the Debt Financing prior to the Closing or have any obligation of the Company or any of its Subsidiaries under any agreement, certificate, document or instrument be effective until the Closing, (iv) cause any director, officer, employee, stockholder or Representative of the Company or any of its Subsidiaries to incur any personal liability, (v) conflict with the organizational documents of the Company or its Subsidiaries or any Laws, (vi) reasonably be expected to result in a material violation or breach of, or a default (with or without notice, lapse of time, or both) under, any contract to which the Company or any of its Subsidiaries is a party, (vii) provide access to or disclose information that the Company or any of its Subsidiaries determines would jeopardize any attorney-client privilege of the Company or any of its Subsidiaries or (viii) provide or prepare any financial statements or any other information that are not readily available to the Company and prepared in the ordinary course of the Company's financial reporting practice The Company hereby consents to the use of its and its Subsidiaries' logos in connection with the Debt Financing; provided, however, that such logos are used solely in a customary manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries. Nothing contained in this Section 7.11(c) or otherwise shall require the Company or any of the its Subsidiaries, prior to the Closing, to be an issuer or other obligor with respect to the Debt Financing. If the Closing does not occur for any reason other than the failure to satisfy any condition in Section 8.1(a) or Section 8.3, Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company or its Subsidiaries or their respective Representatives in connection with such cooperation and shall indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the Debt Financing, any action taken by them at the request of Parent pursuant to this Section 7.11(c) and any information used in connection therewith (other than information provided in writing by the Company or its Subsidiaries specifically in connection with its obligations pursuant to this Section 7.11(c)).

          (d)   The Company and its Subsidiaries shall use their reasonable best efforts to periodically update any Required Information provided to Parent as may be necessary so that such Required Information (i) is Compliant and (ii) meets the applicable requirements set forth in the definition of "Required Information."

          (e)   All non-public or otherwise confidential information regarding the Company obtained by the Acquirer Parties or their Representatives pursuant to Section 7.11(c) shall be kept confidential in accordance with the Confidentiality Agreement; provided, that notwithstanding the terms of the Confidentiality Agreement, upon notice to the Company, Parent may provide such information to potential sources of capital and to rating agencies and prospective lenders during syndication of the Debt Financing subject to customary confidentiality arrangements with such Persons regarding such information.

        Section 7.12    Risk Controls.     Following the expiration of the waiting period and any extension thereof applicable to the transactions contemplated by this Agreement under the HSR Act, the Company and its Representatives shall assist and cooperate with Parent in integration planning, including with respect to implementing risk controls across the businesses of the Company and Parent to be combined following the Merger.

        Section 7.13    Post-Closing Reorganization.     The Company agrees that, upon the reasonable request of Parent, the Company shall assist Parent with Parent's preparations for the reorganization of Parent's and the Surviving Corporation's corporate structure, capital structure, business, operations or assets or any other corporate transaction in connection with a reorganization contemplated by the Parent to occur following the Closing as set forth in Annex A.

        Section 7.14    Company ESPP.     As soon as practicable following the execution and delivery of this Agreement, the Company shall take such actions as are necessary to suspend the Company ESPP and all amounts then credited to the accounts of participants in the Company ESPP which have not been used to purchase Company Common Stock prior to the date of this Agreement shall be returned to such participants (without interest thereon, except as otherwise required by applicable Law) as soon as practicable and in accordance with Section 9(e) of the Company ESPP and, prior to the Closing, the Company shall take such actions as are necessary to terminate the Company ESPP effective as of no later than immediately prior to the Closing.

        Section 7.15    Employee Matters.

          (a)   Parent shall or shall cause the Surviving Corporation to provide employees of the Company and its Subsidiaries ("Company Employees") whose employment terminates during the one (1)-year period following the Effective Time with severance benefits at the levels and pursuant to the terms of the severance plan or policy set forth or described on Schedule 7.15 of the Company Disclosure Letter, and during such one (1)-year period following the Effective Time, severance benefits offered to Company Employees shall be determined without taking into account any reduction after the Effective Time in compensation paid to Company Employees or adverse change in title or position. Parent shall or shall cause the Surviving Corporation to provide to each Company Employee (i) during the one (1)-year period following the Effective Time, base salary or base wages that are no less favorable than those provided by the Company and its Subsidiaries to such Company Employee immediately prior to the Effective Time, (ii) with respect to the calendar year in which the Closing Date occurs, annual incentive opportunities, in each case, that are no less favorable than those provided by the Company and its Subsidiaries to such Company Employee immediately prior to the Effective Time, and payable on substantially similar terms as such annual incentive compensation was paid immediately prior to the Effective Time (provided that, for the avoidance of doubt, Parent or the Surviving Corporation shall be permitted to modify the respective proportions of such annual incentive compensation payable in cash and equity), and (iii) during the calendar year in which the Closing Date occurs, other compensation and employee benefits in the aggregate that are no less favorable than those provided by the Company and its Subsidiaries to such Company Employee immediately prior to the Effective Time.

          (b)   Parent shall (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health or welfare plans of Parent to be waived with respect to the Company Employees and their eligible dependents, (ii) give each Company Employee and his or her eligible dependents credit for the plan year in which the Effective Time occurs (or, if later, the plan year in which the Company Employee commences participation in such Plan) towards applicable deductibles, co-payments and annual out-of-pocket limits for expenses incurred prior to the Effective Time (or, if later, the time the Company Employee commences participation in such Plan) for which payment has been made and (iii) give each Company Employee service credit for such Company Employee's employment with the Company and its Subsidiaries for all purposes under each Plan of Parent and its Subsidiaries, to the same extent as if such service had been performed with Parent and its Subsidiaries, except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits for the same period of service.

          (c)   Nothing contained in this Agreement is intended to (i) be treated as an amendment of any particular Company Plan or the establishment of any Plan, (ii) prevent Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any of their benefit plans or, after the Effective Time, any Company Plan in accordance with their terms, (iii) prevent Parent, the Surviving Corporation or any of their Affiliates, after the Effective

  Time, from terminating the employment of any Company Employee, or (iv) create any third-party beneficiary rights in any Company Employee, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Company Employee by Parent, the Surviving Corporation or any of their Affiliates or under any benefit plan which Parent, the Surviving Corporation or any of their Affiliates may maintain.

ARTICLE VIII

CONDITIONS TO THE MERGER

        Section 8.1    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligations of Parent and the Company to consummate the Merger are subject to the fulfillment or, to the extent permitted by Applicable Law, waiver by Parent and the Company of each of the following:

          (a)    Company Stockholder Approval.    The Company shall have duly obtained the Company Stockholder Approval.

          (b)    Required Governmental Approvals.    All of the Required Governmental Approvals shall have been obtained and shall remain in full force and effect. The waiting period and any extension thereof applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired.

          (c)    No Injunctions or Restraints; Illegality.    No order, injunction, ruling, decree or judgment issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") restraining, enjoining or otherwise preventing the consummation of the Merger shall be in effect. No Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal consummation of the Merger.

        Section 8.2    Conditions to the Company's Obligation to Effect the Merger.     The obligation of the Company to consummate the Merger is subject to the fulfillment or, to the extent permitted by Applicable Law, waiver by the Company of each of the following:

          (a)    Representations and Warranties.    The representations and warranties of the Acquirer Parties set forth in this Agreement shall be true and correct, except where the failure of any such representation or warranty to be so true and correct would not, individually or in the aggregate, constitute an Acquirer Material Adverse Effect, in each case made as if none of such representations or warranties contained any qualification or limitation as to materiality or Acquirer Material Adverse Effect, and in each case, as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case, as of such specific date).

          (b)    Covenants and Agreements.    The covenants and agreements of each of Parent and Merger Sub to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

          (c)    Officer's Certificate.    The Company shall have received a certificate from Parent, dated as of the Closing Date and signed on behalf of Parent by an executive officer of Parent, stating that the conditions specified in Section 8.2(a) and Section 8.2(b), have been satisfied.

        Section 8.3    Conditions to the Acquirer Parties' Obligation to Effect the Merger.     The obligation of the Acquirer Parties to consummate the Merger is subject to the fulfillment or, to the extent permitted by Applicable Law, waiver by Parent of each of the following:

          (a)    Representations and Warranties.    (i) Each of the representations and warranties of the Company set forth in this Agreement other than those addressed in clause (ii) below (disregarding all materiality and Material Adverse Effect qualifications contained therein) shall be true and correct, except where the failure of any such representation or warranty to be so true and correct would not, individually or in the aggregate, constitute a Company Material Adverse Effect, and (ii) notwithstanding anything to the contrary set forth in clause (i) of this Section 8.3(a), (w) the representations and warranties of the Company set forth in Section 4.1 (Corporate Existence and Power), the first sentence of Section 4.2 (Authorization; No Contravention), and Section 4.4 (Binding Effect) shall be true and correct in all material respects, (x) the representations and warranties of the Company set forth in Sections 4.7(a) (other than the third sentence thereof) and 4.7(b)(first sentence only) (Capitalization) shall be true and correct in all respects (except for any de minimis inaccuracy), (y) the representations and warranties of the Company set forth in Section 4.10(a) (No Material Adverse Change) shall be true and correct in all respects, and (z) the representations and warranties of the Company set forth in Section 4.23 (Broker's, Finder's or Similar Fees) and Section 4.25 (Required Stockholder Vote) shall be true and correct in all material respects, in each case of clauses (w) (other than with respect to the representations and warranties of the Company set forth in Section 4.1 (Corporate Existence and Power)), (x) and (z) made as if none of such representations or warranties contained any qualification or limitation as to materiality or Company Material Adverse Effect, and in each case of clauses (i) and (ii), as of the date of the Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case, as of such specific date).

          (b)    Covenants and Agreements.    The covenants and agreements of the Company to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

          (c)    Officer's Certificate.    Parent shall have received a certificate from the Company, dated as of the Closing Date and signed on behalf of the Company by an executive officer of the Company, stating that the conditions specified in Section 8.3(a) and Section 8.3(b) have been satisfied.

        Section 8.4    Frustration of Closing Conditions.     Neither the Company, on the one hand, nor the Acquirer Parties, on the other hand, may rely, either as a basis for not consummating the Merger or for terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 8.1, Section 8.2 or Section 8.3, as the case may be, to be satisfied if such Party's breach of any provision of this Agreement, failure to perform any of its obligations under this Agreement or failure to consummate the Merger, as required by and subject to the terms of this Agreement, including Section 7.2, has been the primary cause of or resulted in the failure of such condition to be satisfied.

ARTICLE IX

TERMINATION

        Section 9.1    Termination.     This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after receipt of the Company Stockholder Approval as follows:

          (a)   by mutual written consent of Parent and the Company;

          (b)   by either Parent or the Company, if:

              (i)  the Closing shall not have occurred on or before July 6, 2019 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any Party to this Agreement whose breach of any representation, warranty, covenant or agreement contained in this Agreement has been the primary cause of or resulted in the failure of the transactions contemplated by this Agreement to occur on or before such date;

             (ii)  if any Injunction permanently restrains, enjoins or prohibits or makes illegal the consummation the Merger, and such Injunction becomes effective (and final and nonappealable) or any Law becomes enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal consummation of the Merger; provided, that the terminating party shall have complied in all material respects with its obligations under this Agreement, including Section 7.2.

            (iii)  if the Company Stockholder Approval is not obtained at the Company Stockholder Meeting duly convened (unless such Company Stockholders Meeting has been postponed or adjourned pursuant to and subject to the limitations set forth in Section 7.1(d), in which case at the final postponement or adjournment thereof);

          (c)   by the Company, (i) if there has been a material breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement, which breach (x) would give rise to the failure of a condition set forth in Section 8.2(a) or Section 8.2(b) and (y) by its nature is not curable or has not been cured within the earlier of (A) thirty (30) days of written notice to Parent or Merger Sub, as applicable, of such breach and (B) the Outside Date and (ii) the Company is not then in breach of any representation, warranty, covenant or agreement contained in this Agreement such that it would give rise to the failure of a condition set forth in Section 8.3(a) or Section 8.3(b).

          (d)   by Parent, (i) if there has been a material breach of any representation, warranty, covenant or agreement (including Section 10.11 hereof) on the part of the Company contained in this Agreement, which breach (x) would give rise to the failure of a condition set forth in Section 8.3(a) or Section 8.3(b) and (y) by its nature is not curable or has not been cured within the earlier of (A) thirty (30) days of written notice to the Company of such breach and (B) the Outside Date and (ii) Parent is not then in breach of any representation, warranty, covenant or agreement contained in this Agreement such that it would give rise to the failure of a condition set forth in Section 8.2(a) or Section 8.2(b);

          (e)   prior to obtaining the Company Stockholder Approval, by Parent, if the Company Board shall have failed to recommend to its stockholders that they give the Company Stockholder Approval in accordance with Section 7.1 or shall have effected a Company Adverse Recommendation Change; or

          (f)    prior to obtaining the Company Stockholder Approval, by Parent, if the Company shall have materially breached the terms of Section 7.4 in any respect adverse to Parent or the Company shall have materially breached its obligations under Section 7.1(d) by failing to call, give notice of, convene and hold the Company Stockholder Meeting in accordance with Section 7.1(d).

        Section 9.2    Notice of Termination.     In the event of termination of this Agreement by either or both of Parent and the Company pursuant to Section 9.1, written notice of such termination shall be given by the terminating party to the other party to this Agreement.

        Section 9.3    Effect of Termination.

          (a)   In the event of termination of this Agreement by either or both of Parent and the Company pursuant to Section 9.1, this Agreement shall terminate and become void and have no effect, there shall be no liability or obligation arising under this Agreement on the part of the Acquirer Parties, the Company or any of their respective direct or indirect, former, future, current or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates, employees, agents, other Representatives or assignees, in each case except as set forth in Section 9.3(b), and the transactions contemplated by this Agreement shall be abandoned without further action by the parties to this Agreement, other than Section 7.3(b) (Confidentiality), this Section 9.3 and Article X, which provisions shall survive any termination of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, neither the Acquirer Parties nor the Company shall be relieved or released from any liabilities or damages arising out of its fraud or material and Willful Breach of any provision of this Agreement.

          (b)   The Company shall pay to Parent (x) in the cases of clauses (i) or (ii) below, an amount equal to $33,760,000 (the "Company Termination Fee"), and (y) in the case of clause (iii) below, an amount equal to that required to reimburse Parent and its Affiliates for all of their reasonable documented Expenses up to a maximum of $15,000,000 (the "Acquirer Expenses"), if:

              (i)  Parent terminates this Agreement pursuant to Section 9.1(e) or Section 9.1(f);

             (ii)  (A) prior to the Company Stockholder Meeting, a Company Takeover Proposal shall have been publicly made to the Company or otherwise communicated or made known to the Company's senior management or the Company Board and not withdrawn (and withdrawn publicly if made publicly), (B) this Agreement is terminated pursuant to (I) Section 9.1(b)(iii), (II) Section 9.1(d) or (III) Section 9.1(b)(i) and at the time of termination pursuant to Section 9.1(d) or 9.1(b)(i) the Company Stockholder Approval has not been obtained, and (C) within 12 months of such termination, the Company enters into a definitive Contract to consummate a Company Takeover Proposal or a Company Takeover Proposal is consummated; provided, however, that for purposes of this Section 9.3(b)(ii) only, each reference to "15%" in the definition of Company Takeover Proposal shall be deemed to be a reference to "50%", and provided, further, that in the case of (B)(I), in the event that the Company reimburses Parent and its Affiliates for any Acquirer Expenses pursuant to Section 9.3(b)(y), the Company shall pay to Parent only an amount equal to the difference between the Company Termination Fee and any Acquirer Expenses paid by the Company to Parent; or

            (iii)  this Agreement is terminated pursuant to Section 9.1(b)(iii), except to the extent Parent would have been permitted to terminate this Agreement pursuant to a provision that would give rise to a Company Termination Fee in accordance with Section 9.3(b)(i) or Section 9.3(b)(ii), in which case this Agreement shall be deemed terminated pursuant to such provision.

        Any Company Termination Fee or other amounts due under this Section 9.3(b) shall be paid by wire transfer of same-day funds (x) in the case of clause (i) above, on the Business Day immediately following the date of termination of this Agreement and (y) in the case of clause (ii) above, on the date of the first to occur of the events referred to in clause (ii)(C) above. In no event shall the Company be obligated to pay more than one Company Termination Fee.

        The Company acknowledges and agrees that the agreements contained in this Section 9.3(b) are an integral part of the transactions contemplated by this Agreement, that, without these agreements, Parent would not enter into this Agreement, and that, any amount payable pursuant to this Section 9.3(b) does not constitute a penalty. Accordingly, if the Company fails promptly to pay the amount due pursuant to Section 9.3(b), and, in order to obtain such payment, Parent commences a suit, action or other proceeding that results in a judgment in its favor for such payment, the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, action or other proceeding.

ARTICLE X

MISCELLANEOUS

        Section 10.1    Nonsurvival of Representations and Warranties and Agreements.     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the

Effective Time. This Section 10.1 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

        Section 10.2    Amendment and Waiver.

          (a)   This Agreement may not be modified or amended and no waiver, consent or approval by or on behalf of the Company, Parent or Merger Sub may be granted except by an instrument or instruments in writing signed by, in the case of any modification or amendment, each Party to this Agreement or, in the case of any waiver, consent or approval, such Party, except that following satisfaction of the condition set forth in Section 8.1(a), there shall be no amendment or change to the provisions hereof which by Applicable Law or in accordance with the rules of the NYSE or this Agreement requires further approval by such stockholders without such further approval, nor shall there be any amendment or change not permitted under Applicable Law. No failure or delay on the part of Parent, Merger Sub or the Company in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

          (b)   Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by Parent, Merger Sub or the Company from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by, in the case of any modification or amendment, each Party to this Agreement or, in the case of any waiver, consent or approval, such Party and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on Parent, Merger Sub or the Company in any case shall entitle Parent, Merger Sub or the Company, respectively, to any other or further notice or demand in similar or other circumstances.

          (c)   Waiver by any Party of any default by any other Party of any provision hereof or of any Transaction Documents shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of such other Party.

        Section 10.3    Notices.     All notices and other communications to be given to any Party hereunder shall be sufficiently given for all purposes hereunder if in writing (a) when delivered by hand, courier or overnight delivery service, (b) three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or (c) when sent by e-mail or facsimile (provided that the transmission of the e-mail or facsimile is promptly confirmed) and shall be directed to the address, e-mail address or facsimile number set forth below (or at such other address, e-mail address or facsimile number as such Party shall designate by like notice):

if to Parent or Merger Sub:
Virtu Financial, Inc. 300 Vesey Street New York, NY 10282
Attention:	Joseph Molluso Justin Waldie
E-mail:	jmolluso@virtu.com jwaldie@virtu.com
with a copy (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064
Attention:	Ellen N. Ching Jeffrey D. Marell
Fax No:	(212) 757-3990
E-mail:	eching@paulweiss.com jmarell@paulweiss.com
if to the Company:
Investment Technology Group, Inc. One Liberty Plaza, 165 Broadway New York, New York 10006
Attention:	Angélique DeSanto
E-mail:	angelique.desanto@itg.com
with a copy (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019
Attention:	Nicholas G. Demmo
Fax No.:	(212) 403-2000
E-mail:	NGDemmo@wlrk.com

        Section 10.4    Successors and Assigns; Third-Party Beneficiaries.

          (a)   This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns, but neither this Agreement nor any rights, interests and obligations hereunder shall be assigned by any Party, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of each of the other Parties and any attempt to make any such assignment without such consent shall be null and void.

          (b)   Except (i) as provided in Section 7.7, (ii) for the provisions of Article III (which, from and after the Effective Time, shall be for the benefit of holders of Company Common Stock and holders of Company Equity Awards as of the Effective Time) and (iii) for the provisions of the last sentence of Section 7.11(c) which shall be for the benefit of the Company, its Subsidiaries and their respective Representatives, the Acquirer Parties and the Company hereby agree that their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, except that the Non-Recourse Parties are made third party beneficiaries of Section 10.7 and Section 10.11.

        Section 10.5    Counterparts.     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or portable document format (PDF) signatures shall be treated as original signatures for all purposes hereunder.

        Section 10.6    Specific Performance.

          (a)   The Parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed (including failing to take such actions as are required of it hereunder in order to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the valid termination of this Agreement pursuant to Section 9.1, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 10.7 below, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at Law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

        Section 10.7    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

          (a)   This Agreement and all disputes or controversies arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without regard to the conflicts-of-law principles of such State.

          (b)   Each of the Parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any Delaware State court and the Federal court of the United States of America sitting in the State of Delaware) for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby, whether in law or in equity, whether in contract or in tort or otherwise (and agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its subsidiaries except in such courts). Each of the Parties further agrees that, to the fullest extent permitted by Applicable Law, service of any process, summons, notice or document by U.S. registered mail to such Person's respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the Parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, whether in law or in equity, whether in contract or in tort or otherwise, in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware) or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING, BUT NOT LIMITED TO, ANY DISPUTE ARISING OUT OF OR IN ANY WAY RELATING TO ANY DEBT COMMITMENT LETTER OR THE PERFORMANCE THEREOF OR ANY FINANCING CONTEMPLATED THEREBY.

        Section 10.8    Severability.     If any term, provision, covenant or restriction of this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible. The Parties intend that the remedies and limitations thereon contained in this Agreement (including in Section 10.11) be construed as integral provisions of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a Party's liability or obligations hereunder.

        Section 10.9    Entire Agreement.     This Agreement, together with the exhibits and schedules hereto and the Transaction Documents are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the Transaction Documents supersede all prior agreements and understandings between the Parties with respect to such subject matter.

No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the Parties.

        Section 10.10    Expenses.     Except as expressly provided otherwise in this Agreement, including in Section 7.2, Section 7.11(c) or Section 9.3 hereof, all costs and expenses incurred by any Party to this Agreement or on its behalf in connection with this Agreement, the Merger and the other transactions contemplated hereby ("Expenses") shall be paid by the Party incurring such expense whether or not the Merger is consummated, except that Expenses incurred in connection with printing and mailing of the Proxy Statement and in connection with notices or other filings with any Governmental Authorities under any Laws shall be shared equally by Parent and the Company.

        Section 10.11    Non-Recourse.     This Agreement may only be enforced against, and all claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement) may be made only against (and are those solely of) the entities that are expressly identified as Parties to this Agreement in the Preamble to this Agreement. No other Person, including any director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, attorney or representative of, or any financial advisor to, any Party to this Agreement or any director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, attorney or representative of, or any financial advisor to any of the foregoing (each, a "Non-Recourse Party") shall have any liabilities or obligations (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach. In no event shall any Party or any of their respective Affiliates, and each Party agrees not to and to cause their Affiliates not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. This Section 10.11 shall not restrict actions by the Company against the Acquirer Parties to specifically enforce the obligations of the Acquirer Parties in this Agreement, including Section 7.11.

        Section 10.12    Representations and Warranties.     The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with the terms of this Agreement without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 10.13    Debt Financing Parties.     Notwithstanding anything in this Agreement to the contrary, the Company and Parent, on behalf of themselves, their respective Subsidiaries and each of their respective controlled Affiliates hereby: (a) agrees that any suit, action, claim, complaint, formal investigation or other proceeding (a "Proceeding"), whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Parties, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements (including the Debt Commitment Letter) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and irrevocably submits itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such court, (b) agrees that any such Proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in the Debt Commitment Letter or other applicable definitive document relating to the Debt Financing, (c) agrees not to bring or support or permit any of its Affiliates to bring or support any Proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Party in any way arising out of or relating to, this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (d) agrees that service of process upon the Company, its Subsidiaries or its controlled Affiliates in any such Proceeding or proceeding shall be effective if notice is given in accordance with Section 10.3, (e) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court, (f) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any Proceeding brought against the Debt Financing Parties in any way arising out of or relating to, this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (g) agrees that none of the Debt Financing Parties will have any liability to the Company or any of its Subsidiaries or any of their respective Affiliates or Representatives (in each case, other than Parent, Holdco or their respective Subsidiaries (including the Surviving Corporation following consummation of the Merger)) relating to or arising out of this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise and (h) agrees that the Debt Financing Parties are express third party beneficiaries of, and may enforce, any of the provisions of this Section 10.13, and that such provisions and the definition of "Debt Financing Parties" shall not be amended in any way adverse to the Debt Financing Parties without the prior written consent of the Debt Financing Sources).

[Remainder of page left intentionally blank]

        IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement and Plan of Merger on the date first written above.

VIRTU FINANCIAL, INC.
By:	/s/ DOUGLAS A. CIFU
	Name:	Douglas A. Cifu
	Title:	Chief Executive Officer
IMPALA MERGER SUB, INC.
By:	/s/ DOUGLAS A. CIFU
	Name:	Douglas A. Cifu
	Title:	President
INVESTMENT TECHNOLOGY GROUP, INC.
By:	/s/ FRANCIS J. TROISE
	Name:	Francis J. Troise
	Title:	Chief Executive Officer and President

 Annex A

        Parent anticipates undertaking the following reorganization immediately following the Closing on the Closing Date:

          1.     Each wholly-owned subsidiary of the Company that is a Delaware corporation shall be converted to a Delaware limited liability company and shall be treated as a disregarded entity for U.S. federal, and state and local to the extent applicable, income tax purposes; and

          2.     The Company shall be converted to a Delaware limited liability company and shall be treated as a disregarded entity for U.S. federal, and state and local to the extent applicable, income tax purposes.

 Annex B

November 6, 2018

The Board of Directors
Investment Technology Group, Inc.
One Liberty Plaza
165 Broadway
New York, NY
10006

Members of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the "Company Common Stock"), of Investment Technology Group, Inc. (the "Company") of the consideration to be paid to such holders in the proposed merger (the "Transaction") of the Company with a wholly-owned subsidiary of Virtu Financial, Inc. (the "Acquiror"). Pursuant to the Agreement and Plan of Merger, dated as of November 6, 2018, (the "Agreement"), among the Company, the Acquiror and its subsidiary, Impala Merger Sub, Inc. ("Merger Sub"), the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Acquiror or Merger Sub and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $30.30 per share in cash (the "Consideration").

        In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

        In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

        In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Acquiror or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the

Agreement will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company, the Acquiror and the Merger Sub in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

        Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

        We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company and the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period for the Company have included acting as joint lead arranger and bookrunner on credit facilities of a Company subsidiary in January 2018, and such services during such period for the Acquiror have included acting as sole lead arranger and bookrunner on credit facilities of an Acquiror subsidiary in October 2016, June 2017, January 2018 and September 2018, acting as joint lead arranger and joint bookrunner on credit facilities of an Acquiror subsidiary in November 2017, acting as sole bookrunner on the Acquiror's offering of debt securities in June 2017, and acting as financial advisor to the Acquiror on its acquisition of KCG Holdings, Inc. in July 2017. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and the Acquiror. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

        On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

        The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

J.P. Morgan Securities LLC

 Annex C

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. APPRAISAL RIGHTS

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of

Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, on the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ITG2019SM You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ONE LIBERTY PLAZA 165 BROADWAY NEW YORK, NEW YORK 10006 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E54408-S78416 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. INVESTMENT TECHNOLOGY GROUP, INC. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! 1. Proposal to adopt the Agreement and Plan of Merger (the "merger agreement"), dated as of November 6, 2018, by and among Investment Technology Group, Inc. ( the "Company"), Virtu Financial, Inc. ("Virtu") and Impala Merger Sub, Inc., an indirect wholly owned subsidiary of Virtu ("Merger Sub"), pursuant to which, subject to the conditions of the merger agreement, Merger Sub will merge with and into the Company (the "merger"), with the Company surviving the merger as an indirect wholly owned subsidiary of Virtu (the "merger proposal"). 2. Proposal to approve, on a non-binding, advisory basis, the compensation that certain executive officers of the Company may receive in connection with the merger pursuant to agreements or arrangements with the Company. ! ! ! ! ! ! 3. Proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. E54409-S78416 INVESTMENT TECHNOLOGY GROUP, INC. Special Meeting of Stockholders January 24, 2019 1:00 PM This proxy is solicited by the Board of Directors This proxy is solicited by the Board of Directors of the Company. The stockholder signing on the reverse of this proxy card appoints each of Francis J. Troise, Steven R. Vigliotti and Angélique F. M. DeSanto as proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock of Investment Technology Group, Inc. held of record by the undersigned on December 6, 2018 or which the undersigned would otherwise be entitled to vote at the Special Meeting of Stockholders to be held on January 24, 2019, and any adjournment or postponement thereof, upon all matters that may properly come before the meeting. All shares votable by the undersigned will be voted by the proxies named above in the manner specified on the reverse side of this card, and such proxies are authorized to vote in their discretion on such other matters as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner specified on the reverse side of this card. If no such direction is made, this proxy will be voted FOR Proposal Nos. 1, 2 and 3. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be voted on reverse side Address Changes/Comments: